                                                                    EXHIBIT 10.1

================================================================================

                                  $100,000,000

                                CREDIT AGREEMENT

***Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

                           dated as of March 31, 2005,

                                  by and among

                                COTT CORPORATION,
                              COTT BEVERAGES INC.,
                           COTT BEVERAGES LIMITED, and
                  COTT EMBOTELLADORES DE MEXICO, S.A. DE C.V.,
                                  as Borrowers,

                         the Lenders referred to herein,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                  as Administrative Agent and Security Trustee,

                                BANK OF MONTREAL,
                              as Syndication Agent,

                                       and

                                HSBC BANK CANADA,
              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                   "RABOBANK INTERNATIONAL", NEW YORK BRANCH,
                          each as a Documentation Agent

                         WACHOVIA CAPITAL MARKETS, LLC,
                  as a Lead Arranger and the Sole Book Manager

                               BMO NESBITT BURNS,
                               as a Lead Arranger

================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.....................................................     1

SECTION 1.1    Definitions................................................     1
SECTION 1.2    Other Definitions and Provisions...........................    39
SECTION 1.3    Accounting Terms...........................................    40
SECTION 1.4    UCC Terms..................................................    40
SECTION 1.5    Rounding...................................................    40
SECTION 1.6    References to Agreement and Laws...........................    40
SECTION 1.7    Times of Day...............................................    40
SECTION 1.8    Letter of Credit Amounts...................................    40
SECTION 1.9    Effectiveness of Euro Provisions...........................    41
SECTION 1.10   Amount of Obligations......................................    41

ARTICLE II MULTICURRENCY REVOLVING CREDIT FACILITY........................    41

SECTION 2.1    Revolving Loans............................................    41
SECTION 2.2    Swingline Loans............................................    42
SECTION 2.3    Procedure for Advances of Revolving Loans and Non-Cash
                  Management Swingline Loans..............................    46
SECTION 2.4    Repayment of Revolving Loans and Swingline Loans...........    50
SECTION 2.5    Permanent Reduction of the Aggregate Commitment............    55
SECTION 2.6    Termination of Multicurrency Credit Facility...............    56
SECTION 2.7    Nature of Obligations; Bankruptcy Limitations; Agreement
                  for Contribution........................................    56
SECTION 2.8    Reallocation of the Cash Management Swingline Commitment
                  and the Non-Cash Management Swingline Commitment........    58
SECTION 2.9    Optional Increase in the Revolving Commitment..............    58
SECTION 2.10   Terms Applicable to BA Loans...............................    60

ARTICLE III LETTER OF CREDIT FACILITY.....................................    65

SECTION 3.1    L/C Commitment.............................................    65
SECTION 3.2    Procedure for Issuance of Letters of Credit................    66
SECTION 3.3    Commissions and Other Charges..............................    66
SECTION 3.4    L/C Participations.........................................    67
SECTION 3.5    Reimbursement Obligation of the Multicurrency Borrowers....    68
SECTION 3.6    Obligations Absolute.......................................    69
SECTION 3.7    Effect of Letter of Credit Application.....................    70

ARTICLE IV GENERAL LOAN PROVISIONS........................................    70

SECTION 4.1    Interest...................................................    70
SECTION 4.2    Notice and Manner of Conversion or Continuation of
                  Revolving Loans.........................................    74
SECTION 4.3    Fees.......................................................    76
SECTION 4.4    Manner of Payment..........................................    76
SECTION 4.5    Evidence of Indebtedness...................................    78

SECTION 4.6     Adjustments...............................................    79
SECTION 4.7     Nature of Obligations of Revolving Lenders Regarding
                   Revolving Extensions of Credit; Assumption by the
                   Administrative Agent...................................    79
SECTION 4.8     Redenomination of Revolving Loans.........................    80
SECTION 4.9.    Regulatory Limitation.....................................    81
SECTION 4.10    Changed Circumstances.....................................    81
SECTION 4.11    Indemnity.................................................    82
SECTION 4.12    Increased Costs...........................................    83
SECTION 4.13    Taxes.....................................................    85
SECTION 4.14    Mitigation Obligations; Replacement of Revolving Lenders..    89
SECTION 4.15    The Canadian Borrower as Agent for the Multicurrency
                   Borrowers..............................................    90
SECTION 4.16.   Rounding and Other Changes................................    90

ARTICLE V ADDITIONAL FOREIGN CURRENCY REVOLVING CREDIT FACILITIES.........    91

SECTION 5.1     Mexican Facility..........................................    91
SECTION 5.2     Optional Increase in Mexican Facility.....................    93
SECTION 5.3     Reallocation of the Mexican Facility Swingline
                   Commitment.............................................    94
SECTION 5.4     Additional Facilities.....................................    95
SECTION 5.5     General Terms of Additional Facilities; Rules of
                   Interpretation.........................................    96

ARTICLE VI CLOSING; CONDITIONS OF CLOSING AND BORROWING...................    97

SECTION 6.1     Closing...................................................    97
SECTION 6.2     Conditions to Closing and Initial Extensions of Credit....    97
SECTION 6.3     Conditions to All Revolving Extensions of Credit..........   102

ARTICLE VII REPRESENTATIONS AND WARRANTIES................................   103

SECTION 7.1     Representations and Warranties............................   103
SECTION 7.2     Survival of Representations and Warranties, Etc...........   112

ARTICLE VIII FINANCIAL INFORMATION AND NOTICES............................   112

SECTION 8.1     Financial Statements and Projections......................   112
SECTION 8.2     Officer's Compliance Certificate..........................   114
SECTION 8.3     Accountants' Certificate..................................   114
SECTION 8.4     Other Reports.............................................   114
SECTION 8.5     Notice of Litigation and Other Matters....................   115
SECTION 8.6     Accuracy of Information...................................   116

ARTICLE IX AFFIRMATIVE COVENANTS..........................................   116

SECTION 9.1     Preservation of Corporate Existence and Related Matters...   116
SECTION 9.2     Maintenance of Property...................................   116
SECTION 9.3     Insurance.................................................   117
SECTION 9.4     Accounting Methods and Financial Records..................   117
SECTION 9.5     Payment and Performance of Obligations....................   117

SECTION 9.6     Compliance With Laws and Approvals........................   117
SECTION 9.7     Environmental Laws........................................   117
SECTION 9.8     Compliance with ERISA.....................................   118
SECTION 9.9     Compliance With Agreements................................   118
SECTION 9.10    Visits and Inspections....................................   118
SECTION 9.11    Additional Subsidiaries...................................   118
SECTION 9.12    Use of Proceeds...........................................   121
SECTION 9.13    Further Assurances........................................   121

ARTICLE X FINANCIAL COVENANTS.............................................   121

SECTION 10.1    Maximum Total Leverage Ratio..............................   121
SECTION 10.2    Minimum Fixed Charge Coverage Ratio.......................   122

ARTICLE XI      NEGATIVE COVENANTS........................................   122

SECTION 11.1    Limitations on Indebtedness...............................   122
SECTION 11.2    Limitations on Liens......................................   124
SECTION 11.3    Limitations on Loans, Advances, Investments and
                   Acquisitions...........................................   126
SECTION 11.4    Limitations on Mergers and Liquidation....................   129
SECTION 11.5    Limitations on Sale of Assets.............................   130
SECTION 11.6    Limitations on Dividends and Distributions................   131
SECTION 11.7    Limitations on Exchange and Issuance of Capital Stock.....   132
SECTION 11.8    Transactions with Affiliates..............................   132
SECTION 11.9    Certain Accounting Changes; Organizational Documents......   132
SECTION 11.10   Amendments; Payments and Prepayments of Subordinated
                   Indebtedness...........................................   133
SECTION 11.11   Restrictive Agreements....................................   133
SECTION 11.12   Nature of Business........................................   134

ARTICLE XII DEFAULT AND REMEDIES..........................................   135

SECTION 12.1    Events of Default.........................................   135
SECTION 12.2    Remedies..................................................   138
SECTION 12.3    Rights and Remedies Cumulative; Non-Waiver; etc...........   139
SECTION 12.4    Crediting of Payments and Proceeds........................   140
SECTION 12.5    Administrative Agent May File Proofs of Claim.............   141
SECTION 12.6    Judgment Currency.........................................   142

ARTICLE XIII THE ADMINISTRATIVE AGENT.....................................   143

SECTION 13.1    Appointment and Authority.................................   143
SECTION 13.2    Delegation of Duties......................................   144
SECTION 13.3    Exculpatory Provisions....................................   144
SECTION 13.4    Reliance by the Agents....................................   144
SECTION 13.5    Notice of Default.........................................   145
SECTION 13.6    Non-Reliance on the Agents and Other Lenders..............   145
SECTION 13.7    Indemnification...........................................   146
SECTION 13.8    Agent in Its Individual Capacity..........................   146

SECTION 13.9    Resignation of Agent; Successor Agent.....................   146
SECTION 13.10   No Liability for Failure to Make Filings..................   148
SECTION 13.11   Acceptance of Title.......................................   148
SECTION 13.12   No Obligation to Hold Title Deeds.........................   148
SECTION 13.13   Trustee Powers............................................   149
SECTION 13.14   Declaration of Trust......................................   149
SECTION 13.15   Hedging Counterparties....................................   149
SECTION 13.16   Other Agents, Arrangers and Managers......................   149
SECTION 13.17   Mandatory Cost Information................................   150
SECTION 13.18   Collateral, Guaranty and Intercreditor Matters............   150
SECTION 13.19   Resignation of Swingline Lenders; Issuing Lender..........   151

ARTICLE XIV MISCELLANEOUS.................................................   152

SECTION 14.1    Notices...................................................   152
SECTION 14.2    Amendments, Waivers and Consents..........................   154
SECTION 14.3    Expenses; Indemnity.......................................   155
SECTION 14.4    Right of Set-off..........................................   157
SECTION 14.5    Governing Law.............................................   158
SECTION 14.6    Waiver of Jury Trial......................................   159
SECTION 14.7    Reversal of Payments......................................   159
SECTION 14.8    Injunctive Relief; Punitive Damages.......................   160
SECTION 14.9    Accounting Matters........................................   160
SECTION 14.10   Successors and Assigns; Participations....................   160
SECTION 14.11   Confidentiality...........................................   164
SECTION 14.12   Performance of Duties.....................................   165
SECTION 14.13   All Powers Coupled with Interest..........................   165
SECTION 14.14   Survival of Indemnities...................................   165
SECTION 14.15   Titles and Captions.......................................   165
SECTION 14.16   Severability of Provisions................................   165
SECTION 14.17   Counterparts..............................................   165
SECTION 14.18   Integration...............................................   165
SECTION 14.19   Term of Agreement.........................................   165
SECTION 14.20   Advice of Counsel, No Strict Construction.................   166
SECTION 14.21   Inconsistencies with Other Documents; Independent Effect
                   of Covenants...........................................   166
SECTION 14.22   USA Patriot Act...........................................   166
SECTION 14.23   Continuity of Contract....................................   166
SECTION 14.24   Language..................................................   167

EXHIBITS

Exhibit A-1      - Form of Revolving Note
Exhibit A-2      - Form of Swingline Note
Exhibit A-3      - Form of Discount Note
Exhibit B        - Form of Notice of Borrowing
Exhibit C        - Form of Notice of Account Designation
Exhibit D        - Form of Notice of Prepayment
Exhibit E        - Form of Notice of Conversion/Continuation
Exhibit F        - Form of Officer's Compliance Certificate
Exhibit G        - Form of Assignment and Assumption

SCHEDULES

Schedule 1.1(a) Permitted Currencies; Multicurrency Cash Management Swingline Commitments; Available Rates; Multicurrency Swingline Lenders; Operating Accounts; Payment Offices
Schedule 1.1(b)  - Mandatory Cost Calculation
Schedule 1.1(c)  - Applicable Designees
Schedule 1.1(d)  - Applicable Margin
Schedule 1.1(e)  - Existing Letters of Credit
Schedule 6.4(a)  - Post-Closing Revolving Credit Facility Conditions
Schedule 6.4(b)  - Post-Closing Mexican Facility Conditions
Schedule 7.1(a)  - Jurisdictions of Organization and Qualification
Schedule 7.1(b)  - Subsidiaries and Capitalization
Schedule 7.1(i)  - ERISA Plans
Schedule 7.1(l)  - Material Contracts
Schedule 7.1(m)  - Labor and Collective Bargaining Agreements
Schedule 7.1(n)  - Burdensome Provisions
Schedule 7.1(t)  - Indebtedness and Guaranty Obligations
Schedule 7.1(u)  - Litigation
Schedule 11.1(c) - Existing Indebtedness
Schedule 11.2    - Existing Liens
Schedule 11.3(a) - Existing Loans, Advances and Investments
Schedule 11.3(k) - Existing Loans, Advances and Investments in the Mexican
                   Borrower
Schedule 11.8    - Transactions with Affiliates
Schedule 11.11   - Restrictive Agreements

     CREDIT AGREEMENT, dated as of March 31, 2005, by and among COTT CORPORATION, a corporation organized under the laws of Canada (the "Canadian Borrower"), COTT BEVERAGES INC., a corporation organized under the laws of Georgia (the "U.S. Borrower"), COTT BEVERAGES LIMITED, a company organized under the laws of England and Wales (the "U.K. Borrower") (each of the Canadian Borrower, the U.S. Borrower and the U.K. Borrower, a "Multicurrency Borrower", and collectively, the "Multicurrency Borrowers"), and COTT EMBOTELLADORES de MEXICO, S.A. de C.V., a company organized under the laws of Mexico (the "Mexican Borrower", together with the Multicurrency Borrowers and any other Additional Facility Borrower (as defined below), the "Borrowers" and each a "Borrower"), the lenders who are or may become a party to this Agreement (collectively, the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and Security Trustee for the Lenders.

                              STATEMENT OF PURPOSE

     The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Additional Facilities" means each additional foreign currency revolving credit facility established pursuant to Article V (including, without limitation, the Mexican Facility established on the Closing Date pursuant to
Article V), and "Additional Facility" means any of such Additional Facilities.

     "Additional Facility Borrowers" means the collective reference to (i) with respect to the Mexican Facility, the Mexican Borrower and (ii) with respect to each other Additional Facility, the applicable Subsidiary entitled to request loans under such Additional Facility, and "Additional Facility Borrower" means any of such Additional Facility Borrowers.

     "Additional Facility Extensions of Credit" means, as the context requires, as to any Additional Facility Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Additional Facility Loans made by such Additional Facility Lender then outstanding, (ii) such Additional Facility Lender's applicable share of any reimbursement or other obligations with respect to any letters of credit issued pursuant to the applicable Additional Facility Loan Documents and (iii) such Additional Facility Lender's applicable share of any swingline loans then outstanding pursuant to the applicable Additional Facility Loan Documents, or (b) the making of any Additional Facility Loan or participations in or other obligations with respect to swingline loans made or participation in or other obligations with respect to letters of credit issued pursuant to the applicable Additional Facility Loan Documents by such Additional Facility Lender.

     "Additional Facility Lenders" means the collective reference to the Mexican Facility Lenders and each other Person agreeing to make Additional Facility Loans pursuant to the terms of Article V and each Person that hereafter becomes a party to this Agreement as an Additional Facility Lender pursuant to the assignment provisions herein and in the applicable Additional Facility Loan Documents, and "Additional Facility Lender" means any of such Additional Facility Lenders.

     "Additional Facility Loan Documents" means, subject to Section 5.5, each credit agreement, note or other document, instrument, certificate and agreement executed and delivered by the Canadian Borrower or any Subsidiary thereof in connection with any Additional Facility (including the Mexican Facility Loan Documents but excluding any Revolving Loan Documents), all in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and all as may be amended, restated, supplemented or otherwise modified from time to time in a manner reasonably satisfactory to the Administrative Agent.

     "Additional Facility Loans" means the collective reference to all loans (including any swingline loans) to any Additional Facility Borrower pursuant to any Additional Facility Loan Documents.

     "Additional Facility Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Additional Facility Loans and swingline loans under any Additional Facility, (b) any letter of credit obligations under any Additional Facility, and (c) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Canadian Borrower or any of its Subsidiaries to the Secured Parties, in each case under any Additional Facility Loan Document or otherwise, with respect to any Additional Facility Extension of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

     "Administrative Agent" means Wachovia or any designated Affiliate thereof, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

     "Administrative Agent's Correspondent" means (i) Wachovia Bank, National Association, London Branch, with respect to any Revolving Extensions of Credit to the U.K. Borrower (or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to the distribution and payment of Revolving Extensions of Credit to the U.K. Borrower), (ii) Congress Financial Corporation (Canada), with respect to any Revolving Extensions of Credit to the Canadian Borrower (or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to the distribution and payment of Revolving Extensions of Credit to the Canadian Borrower) and (iii) any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to the distribution and payment of other Alternative Currency Loans.

     "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).

     "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of any Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agents" means the collective reference to the Administrative Agent and the Security Trustee.

     "Aggregate Additional Facility Commitment" means the aggregate amount of the Commitments of the Additional Facility Lenders under the Additional Facility Loan Documents, as such amount may be increased, reduced, or otherwise modified at any time or from time to time pursuant to the terms hereof.

     "Aggregate Cash Management Swingline Commitment" means the sum of (a) the Canadian Cash Management Swingline Commitment, (b) the U.S. Cash Management Swingline Commitment and (c) the U.K. Cash Management Swingline Commitment.

     "Aggregate Commitment" means the sum of (a) the Revolving Commitment and
(b) the Aggregate Additional Facility Commitment.

     "Aggregate Non-Cash Management Swingline Commitment" means the difference between (a) the Aggregate Swingline Commitment less (b) the Aggregate Cash Management Swingline Commitment.

     "Aggregate Swingline Commitment" means the sum of (a) the Canadian Swingline Commitment, (b) the U.S. Swingline Commitment and (c) the U.K. Swingline Commitment.

     "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "Alternative Currency" means the collective reference to all Permitted Currencies other than Dollars.

     "Alternative Currency Amount" means with respect to each Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Loan at the most favorable spot exchange rate reasonably determined by the Administrative Agent to be available to it at approximately 11:00 a.m. two
(2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in Dollars, "Alternative Currency Amount" shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate reasonably determined by the Administrative Agent to be available to it at the relevant time.

     "Alternative Currency Loan" means any Loan denominated in an Alternative Currency and all such Alternative Currency Loans collectively as the context requires.

     "Applicable Cash Management Program" means the cash management or similar program, if any, set forth on Schedule 1.1(a) beside the name of the applicable Swingline Lender (or any successor, replacement or substitute program agreed to by the applicable Swingline Lender and the applicable Multicurrency Borrower), governing the terms of such Swingline Lender's Cash Management Swingline Loans not otherwise governed by the terms of this Agreement, as such Schedule 1.1(a) may be amended, restated or supplemented from time to time in accordance with the terms hereof.

     "Applicable Designee" means any Affiliate of a Revolving Lender designated thereby from time to time with the consent of the Administrative Agent (which such consent shall not be unreasonably withheld or delayed) to fund all or any portion of such Revolving Lender's Revolving Commitment Percentage of Revolving Extensions of Credit under this Agreement. As of the Closing Date, the Applicable Designees of each Revolving Lender are set forth on Schedule 1.1(c) (which schedule may be updated from time to time upon written notice by any Revolving Lender to the Administrative Agent).

     "Applicable Insolvency Laws" means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws, whether foreign or domestic (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other "avoidance" provisions of Title 11 of the United States Code, as amended or supplemented).

     "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" means the corresponding percentages per annum as set forth on Schedule 1.1(d); provided, that with respect to each Revolving Loan made in an Alternative Currency, the Applicable Margin shall be increased by an amount equal to the applicable Mandatory Cost. The Applicable Margin shall be determined and adjusted quarterly on the date (each a "Calculation Date") on which the Canadian Borrower, on behalf of the Borrowers, provides an Officer's Compliance Certificate pursuant to Section 8.2 for the most recently ended fiscal quarter of the Canadian Borrower; provided, however, that (a) the Applicable Margin shall be based on Pricing Level IV until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Canadian Borrower preceding the applicable Calculation Date, and (b) if the Canadian Borrower fails to provide the Officer's Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Canadian Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Canadian Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Revolving Extensions of Credit then existing or subsequently made or issued.

     "Approved Fund" means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that such Approved Fund must be administered by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Asset Allocation Agreement" means the Asset Allocation Agreement of even date among the Canadian Borrower, Cott Beverages, Inc, Cott Beverages Wyomissing, Inc., Cott Vending, Inc., Cott USA Receivables Corporation, JPMorgan Chase Bank, N.A., and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

     "Assignment and Assumption" means an assignment and assumption entered into by a Revolving Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.10), and accepted by the Administrative Agent, in substantially the form of EXHIBIT G or any other form approved by the Administrative Agent.

     "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

     "Available Rate" means the interest rate available for a particular type of borrowing (exclusive of the Applicable Margin) as set forth on Schedule 1.1(a).

     "BA Discount Rate" means, with respect to an issue of Bankers' Acceptances with the same maturity date, the CDOR Rate for the appropriate term.

     "BA Equivalent Loan" means a loan made to the Canadian Borrower by a Non-BA Lender evidenced by a Discount Note.

     "BA Loan" means a borrowing by the Canadian Borrower by way of the issuance of Bankers' Acceptances and includes a BA Equivalent Loan.

     "BA Proceeds" means, for any Bankers' Acceptance issued hereunder, an amount calculated on the applicable date that such Bankers' Acceptance is accepted by dividing:

     (a)  the face amount of the Bankers' Acceptance

     by

     (b)  the sum of one plus the product of:

          (i)  the BA Discount Rate applicable thereto

          and

          (ii) a fraction, the numerator of which is the number of days in the applicable Interest Period and the denominator of which is the number of days in the applicable year, being 365 or 366, as the case may be, with the product being rounded up or down to the (A) second decimal place (with .005 being rounded up) and (B) nearest whole cent with one-half of one cent being rounded up.

     "Bankers' Acceptance" means each bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by the Canadian Borrower and accepted by a Revolving Lender (including, without limitation, each Discount Note).

     "Base Rate" means, at any time, the greater of (a) the Prime Rate and (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate, as applicable.

     "Base Rate Loan" means any Revolving Loan or any Swingline Loan made to the U.S. Borrower in Dollars which bears interest at a rate based upon the Base Rate.

     "Bond Indebtedness" means any Indebtedness evidenced by a note offering of senior unsecured notes, senior subordinated notes or subordinated notes, in any case, pursuant to an indenture, note agreement or other documentation in form and substance approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

     "Borrowers" has the meaning assigned thereto in the preamble.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

          (a) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Dollars, any funding, disbursements, settlements and payments in Dollars in respect of any LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

          (b) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in euro, any fundings, disbursements, settlements and payments in euro in respect of any such LIBOR Rate Loan, or any other dealings in euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means a TARGET Day;

          (c) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in a currency other than Dollars or euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

          (d) if such day relates to any interest rate settings or payments of principal and interest on any Revolving Loans or any Swingline Loans denominated in Canadian Dollars including, without limitation, any BA Loan, means any day on which banks are open for business in Toronto, Ontario; and

          (e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or euro in respect of a LIBOR Rate Loan denominated in a currency other than Dollars or euro, or any other dealings in any currency other than Dollars or euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

     "Calculation Date" has the meaning assigned thereto in the definition of Applicable Margin.

     "Canadian Base Rate Loan" means any Revolving Loan made to the Canadian Borrower in Dollars which bears interest at a rate based upon the Base Rate.

     "Canadian Borrower" has the meaning assigned thereto in the preamble.

     "Canadian Cash Management Swingline Commitment" means the lesser of (a) the amount set forth on Schedule 1.1(a) hereto beside the name of the Canadian Swingline Lender

(as such Schedule 1.1(a) may be amended, restated or supplemented from time to time in accordance with the terms hereof) and (b) the Canadian Swingline Commitment.

     "Canadian Dollar" or "C$" means, at any time of determination, the then official currency of Canada.

     "Canadian Non-Cash Management Swingline Commitment" means the difference between (a) the Canadian Swingline Commitment less (b) the Canadian Cash Management Swingline Commitment.

     "Canadian Prime Rate" means, at any time, the greater of (a) the rate of interest per annum announced by the Canadian Reference Bank from time to time (and in effect on such day) as its prime rate for Canadian Dollar commercial loans made in Canada, as adjusted automatically from time to time and without notice to the Canadian Borrower upon change by the Canadian Reference Bank and
(b) one percent (1%) plus the one (1) month CDOR Rate from time to time (and in effect on such day) as advised by the Canadian Reference Bank to the Canadian Borrower from time to time pursuant hereto. The parties hereto acknowledge that the rate announced publicly by the Canadian Reference Bank as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Canadian Prime Rate Loan" means any Revolving Loan made to the Canadian Borrower in Canadian Dollars which bears interest based upon the Canadian Prime Rate.

     "Canadian Qualified Lender" means a Lender that:

     (a) is resident in Canada for the purposes of the ITA; or

     (b) is an "authorized foreign bank" for the purposes of the ITA, where any amount paid or credited to it in respect of any Loan is paid or credited to it in respect of its Canadian banking business, as defined in the ITA.

     "Canadian Reference Bank" means the Bank of Montreal, or its successor and assigns, or such other bank as the Administrative Agent may from time to time reasonably designate.

     "Canadian Swingline Base Rate" means at any time, the greater of (a) the rate of interest per annum publicly announced from time to time by the Canadian Swingline Lender (and in effect on such day) as its reference rate for Dollar commercial loans made in Canada, as adjusted automatically from time to time and without notice to the Canadian Borrower upon change by the Canadian Swingline Lender and (b) the Federal Funds Rate in effect for such day plus 1/2 of 1%. The parties hereto acknowledge that the rate announced publicly by the Canadian Swingline Lender as the reference rate is an index rate or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Canadian Swingline Base Rate Loan" means any Swingline Loan made to the Canadian Borrower in Dollars which bears interest at a rate based upon the Canadian Swingline Base Rate.

     "Canadian Swingline Commitment" means, with respect to the Canadian Borrower, the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Revolving Commitment.

     "Canadian Swingline Lender" means the Revolving Lender identified on
Schedule 1.1(a) hereto as the Canadian Swingline Lender or any successor appointed pursuant to Section 13.19 (as such Schedule 1.1(a) may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof).

     "Canadian Swingline Loans" means the collective reference to all Cash Management Swingline Loans and Non-Cash Management Swingline Loans made by the Canadian Swingline Lender to the Canadian Borrower.

     "Canadian Swingline Prime Rate" means, at any time, the greater of (a) the rate of interest per annum announced by the Canadian Swingline Lender from time to time (and in effect on such day) as its prime rate for Canadian Dollar commercial loans made in Canada, as adjusted automatically from time to time and without notice to the Canadian Borrower upon change by the Canadian Swingline Lender and (b) one percent (1%) plus the one (1) month CDOR Rate from time to time (and in effect on such day) as advised by the Canadian Swingline Lender to the Canadian Borrower from time to time pursuant hereto. The parties hereto acknowledge that the rate announced publicly by the Canadian Swingline Lender as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Canadian Swingline Prime Rate Loan" means any Swingline Loan made to the Canadian Borrower in Canadian Dollars which bears interest based upon the Canadian Swingline Prime Rate.

     "Capital Asset" means, with respect to the Canadian Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Canadian Borrower and its Subsidiaries.

     "Capital Expenditures" means with respect to the Canadian Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Canadian Borrower and its Subsidiaries during such period, as determined in accordance with GAAP.

     "Capital Lease" means any lease of any property by the Canadian Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Canadian Borrower and its Subsidiaries.

     "Capital Stock" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" has the meaning assigned thereto in Section 11.3(d).

     "Cash Management Swingline Loans" means any or all, as the context requires, of the Swingline Loans made pursuant to Section 2.2(a)(i).

     "CDOR Rate" means, on any day, with respect to a particular term as specified herein, the annual rate of discount or interest which is the arithmetic average of the discount rates (rounded upwards to the nearest multiple of 0.01%) for bankers' acceptances denominated in Canadian Dollars for such term and face amount identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in any posted rate or in the posted average annual rate). If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates (rounded upwards to the nearest multiple of 0.01%) for bankers' acceptances denominated in Canadian Dollars for such term and face amount of, and as quoted by, the
Schedule I Reference Banks, as of 10:00 a.m. (Toronto time) on that day, or if that day is not a Business Day, then on the immediately preceding Business Day.

     "Change in Control" means (a) any event or series of events in which any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall at any time own or obtain ownership or control in one or more series of transactions of more than forty percent (40%) of the Capital Stock or forty percent (40%) of the voting power of the Canadian Borrower entitled to vote in the election of members of the board of directors of the Canadian Borrower, (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of the Canadian Borrower cease to be composed of Continuing Directors, or (c) there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $20,000,000 any "change in control" or similar term (as defined in such indenture or other evidence of Indebtedness) obligating the Canadian Borrower to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein. For the purposes hereof, "Continuing Directors" means, during any period of twelve (12) consecutive months, individuals (i) who were members of the board of directors on the first day of such period, (ii) whose election or nomination to the board of directors was approved by individuals who comprised a majority of the board of directors on the first day of such period or (iii) whose election or nomination to the board of directors was approved by (A) individuals who were members of the board of directors on the first day of such period or (B) individuals whose election or nomination to the board of directors was approved by a majority of the board of directors on the first day of such period; provided that in each case such individuals referenced in clause (A) and clause (B) constituted a majority of the board of directors at the time of such election or nomination

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 6.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

     "Collateral" means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

     "Collateral Agreement" means one or more collateral agreements of even date executed by the Credit Parties in favor of the applicable Agent for the benefit of itself and the Secured Parties, as amended, restated, supplemented, or otherwise modified from time to time.

     "Commitment" means, as to any Lender, as applicable, (a) the obligation of such Lender to make Revolving Extensions of Credit to any Multicurrency Borrower, in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on the Register, as the same may be reduced, increased or modified at any time or from time to time pursuant to the terms hereof and (b) the obligation of such Lender to make Additional Facility Extensions of Credit to any Additional Facility Borrower, in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth with respect to such Additional Facility Lender under the applicable Additional Facility Loan Documents.

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Canadian Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Contribution Share" has the meaning assigned thereto in Section 2.7(c).

     "Credit Facilities" means the collective reference to the Revolving Facility and each of the Additional Facilities and "Credit Facility" means any of such Credit Facilities.

     "Credit Parties" means, collectively, the Borrowers and the Subsidiary Guarantors.

     "CRC" means Cott USA Receivables Corporation, a Delaware corporation, and its successors and assigns.

     "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in Swingline Loans or participations in L/C Obligations required to be funded by it hereunder or under any Additional Facility Loan Document within one (1) Business

Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Discount Note" means a non-interest bearing promissory note denominated in Canadian Dollars, substantially in the form of EXHIBIT A-3, issued by the Canadian Borrower to a Non-BA Lender to evidence a BA Equivalent Loan.

     "Dollar Amount" means (a) with respect to each Extension of Credit made or continued (or to be made or continued) or issued or extended (or to be issued or extended), in Dollars, the principal amount thereof and (b) with respect to each Extension of Credit made or continued (or to be made or continued) or issued or extended (or to be issued or extended), in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Extension of Credit, at the most favorable spot exchange rate reasonably determined by the Administrative Agent at approximately 11:00 a.m. (the local time of the Administrative Agent's Correspondent) two (2) Business Days before such Extension of Credit is made or continued (or to be made or continued) or issued or extended (or to be issued or extended). When used with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate reasonably determined by the Administrative Agent to be available to it at the relevant time.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Canadian Borrower and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income tax expense, (ii) Interest Expense, (iii) amortization, depreciation and other one-time or extraordinary non-cash charges, and (iv) any other non-cash charges (except to the extent that such non-cash charges may become cash charges to be taken in the future) less (c) the sum of the following to the extent included in determining Net Income: (i) interest income and any extraordinary non-cash income or gains, (ii) any extraordinary cash income or gains in excess of $10,000,000 in the aggregate during such period and (iii) any other non-cash income or gains; provided that EBITDA for such period of any entity, division or other assets acquired in accordance with the terms of this Agreement shall be included as of the first day of such period in the EBITDA of the Canadian Borrower and its Subsidiaries on a pro forma, historical basis (after giving effect to any adjustments thereto, which such adjustments have been (x) identified in writing by the Canadian Borrower at the time of such acquisition and (y) approved by the Administrative Agent). Notwithstanding the foregoing, in the event that there is a change in GAAP after the Closing Date requiring the expensing of stock options, the amount of any non-cash stock option expense shall be added back to EBITDA.

     "Eligible Assignee" means (a) a Revolving Lender, (b) an Affiliate of a Revolving Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) each Swingline Lender, (iii) each Issuing Lender, and (iv) unless a Default or Event of Default has occurred and is continuing, the Canadian Borrower (each such approval not to be unreasonably withheld or delayed (it being agreed that the Canadian Borrower may withhold its approval if such Person cannot provide Interest Periods of nine
(9) months or twelve (12) months)); provided that notwithstanding the foregoing or any other provision of this Agreement, "Eligible Assignee" shall not include
(A) the Borrowers or any of their Affiliates or Subsidiaries or (B) any Person which cannot (either directly or through an Applicable Designee) lend to each Multicurrency Borrower in each applicable Permitted Currency.

     "Employee Benefit Plan" means any employee benefit plan (1) within the meaning of Section 3(3) of ERISA which is subject to ERISA and either (a) is maintained for employees of the Credit Parties or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Credit Parties or any current or former ERISA Affiliate or (2) registered in accordance with the ITA or other Applicable Law which a Credit Party or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make, contributions.

     "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

     "EMU Legislation" means legislative measures of the Council of European Union for the introduction of, change over to or operation of the euro.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health (excluding consumer protection laws) or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with any Credit Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "euro" means the single currency to which the Participating Member States of the European Union have converted.

     "euro Base Rate" means, at any time, the greater of:

     (i) the rate of interest per annum publicly announced from time to time by the European Central Bank (and in effect on such day) as its base rate for euro denominated commercial loans made in the United Kingdom, as adjusted automatically from time to time and without notice to the U.K. Borrower upon change by the European Central Bank; and

     (ii) the LIBOR Rate for deposits in euro for a period of one (1) month (as such rate may fluctuate from day to day).

The parties hereto acknowledge that the rate announced publicly by the European Central Bank as the euro Base Rate is an index rate or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "euro Base Rate Loan" means any Revolving Loan made to the U.K. Borrower in euros which bears interest at a rate based upon the euro Base Rate.

     "euro Swingline Base Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the U.K. Swingline Lender (and in effect on such day) as its short term offered rate for euro denominated commercial loans made in the United Kingdom, as adjusted automatically from time to time and without notice to the U.K. Borrower upon change by the U.K. Swingline Lender. The parties hereto acknowledge that the rate announced publicly by the U.K. Swingline Lender as the euro Swingline Base Rate is an index rate or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "euro Swingline Base Rate Loans" means any Swingline Loan made to the U.K. Borrower in euros which bears interest at a rate based upon the euro Swingline Base Rate.

     "Eurodollar Reserve Percentage" means, for any day with respect to any LIBOR Rate Loan denominated in Dollars, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve system (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 12.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Excess Payment" has the meaning assigned thereto in Section 2.7(c).

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender (including the Swingline Lenders and the Issuing Lenders) or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 4.14(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 4.13(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 4.13(a). Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of any Borrower to any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder or under any other Loan Document; provided that such Lender or other recipient of payment shall have complied with the last paragraph of Section 4.13(e).

     "Existing Facilities" means, collectively, (a) the Existing U.S. Facility and (b) the Existing U.K. Facility.

     "Existing Letters of Credit" means all letters of credit described on
Schedule 1.1(e).

     "Existing Subordinated Indebtedness" means the Subordinated Indebtedness evidenced by the $275 million 8% Senior Subordinated Notes due 2011, including, without limitation, any additional notes, exchange notes or other replacement notes, in each case, issued by the U.S. Borrower pursuant to the Indenture dated as of December 21, 2001.

     "Existing Subordinated Note Indenture" means the Indenture dated as of December 21, 2001 (as amended, restated, supplemented or otherwise modified) executed in connection with the Existing Subordinated Indebtedness.

     "Existing U.S. Facility" means the credit facilities made available pursuant to the credit agreement dated as of July 19, 2001 (as amended, restated, supplemented or otherwise modified) by and among the Canadian Borrower, the U.S. Borrower, the lenders party thereto, and Lehman Commercial Paper, Inc., as general administrative agent.

     "Existing U.K. Facility" means the credit facilities made available pursuant to that certain letter agreement dated as of January 7, 2004 (as amended, restated, supplemented or otherwise modified) by and between Cott Retail Brands Limited and Lloyds TSB Bank plc.

     "Extensions of Credit" means the collective reference to Revolving Extensions of Credit and Additional Facility Extensions of Credit.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the reasonable opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

     "Fee Letter" means the separate fee letter agreement executed by the Canadian Borrower and the Administrative Agent and/or certain of its affiliates dated January 14, 2005.

     "Fiscal Year" means the fiscal year of the Canadian Borrower and its Subsidiaries ending on the Saturday that falls nearest to (whether before or after) December 31.

     "Fixed Charges" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Canadian Borrower and its Subsidiaries in accordance with GAAP: (a) Interest Expense payable in cash, (b) scheduled principal payments with respect to any Indebtedness and (c) cash taxes.

     "Fixed Rate Loans" means the collective reference to LIBOR Rate Loans, BA Loans, and all other Revolving Loans provided at similar match-funded or similar non-floating interest rates.

     "Floating Rate Loans" means the collective reference to Base Rate Loans, Canadian Base Rate Loans, Canadian Prime Rate Loans, Canadian Swingline Base Rate Loans, Canadian Swingline Prime Rate Loans, U.K. Dollar Base Rate Loans, U.K. Swingline Dollar Base Rate Loans, U.K. Sterling Base Rate Loans, U.K. Swingline Sterling Rate Loans, euro Base Rate Loans, euro Swingline Base Rate Loans and all other Revolving Loans or Swingline Loans provided at floating interest rates.

     "Foreign Lender" means, with respect to any applicable Borrower, any Lender that is (a) organized or incorporated under the laws of a jurisdiction or (b) resident for tax purposes in a jurisdiction, other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Security Documents" means security agreements, debentures, pledge agreements, charges and other similar documents and agreements (including, without limitation, the Deed(s) of Hypothec, Bond(s) and Pledge(s) referred to in Section 13.1 hereof) securing the obligations of the Credit Parties owning Collateral located in, or subject to the laws of, any jurisdictions other than that of the United States or any political subdivision thereof.

     "Full Credit Party" means the Multicurrency Borrowers and each other Borrower or Subsidiary Guarantor that is jointly and severally liable, through an unlimited Guaranty Agreement or otherwise, for all of the Secured Obligations.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Canadian Borrower and its Subsidiaries throughout the period indicated and (subject to Section 14.9) consistent with the prior financial practice of the Canadian Borrower and its Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means the government of the United States, Canada, the United Kingdom, Mexico or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

     "Guaranty Agreements" means, collectively, (a) the Multicurrency Borrower Guaranty Agreement, (b) the Master Subsidiary Guaranty Agreement, (c) the Mexican Guaranty Agreement and (d) any other guaranty of the Secured Obligations entered into by an Additional Facility Borrower, in each case, as amended, restated, supplemented or otherwise modified from time to time.

     "Guaranty Obligation" means, with respect to the Canadian Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

     "Hedging Obligations" means all existing or future payment and other obligations owing by any Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is executed.

     "Indebtedness" means, with respect to any Person at any date and without duplication, all of the following whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

     (b) all obligations to pay the deferred purchase price of property or services of any such Person, including, without limitation, all obligations under non-competition, earn-out or similar agreements (except trade payables, accrued liabilities, tax payables, non-compete and restructuring expenses, and other similar items, in each case arising in the ordinary course of business);

     (c) the Attributable Indebtedness of such Person with respect to such Person's obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

     (d) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (e) all Guaranty Obligations of any such Person;

     (f) all payment obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person;

     (g) all cash obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Capital Stock of such Person;

     (h) all Net Hedging Obligations; and

     (i) the outstanding attributed principal amount under any asset securitization program (including any Permitted Asset Securitization).

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

     "Indemnified Taxes" means Taxes and Other Taxes, in each case other than Excluded Taxes.

     "Indemnitee" has the meaning assigned thereto in Section 14.3(b).

     "Interest Expense" means, with respect to the Canadian Borrower and its Subsidiaries for any period, the net interest expense (including, without limitation, interest expense attributable to Capital Leases and plus or minus all Net Hedging Obligations) of the Canadian Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

     "Interest Period" has the meaning assigned thereto in Section 4.1(b).

     "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

     "ISP98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

     "Issuing Lender" means Wachovia, Bank of Montreal and any other Revolving Lender designated as an Issuing Lender by the Canadian Borrower (with reasonable prior notice of such designation by the Canadian Borrower to the Administrative Agent).

     "ITA" means the Income Tax Act (Canada), as amended or modified from time to time.

     "L/C Commitment" means the lesser of (a) Fifteen Million Dollars ($15,000,000) and (b) the Revolving Commitment.

     "L/C Facility" means the letter of credit facility established pursuant to
Article III.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means the collective reference to all Revolving Lenders other than the applicable Issuing Lender.

     "L/C Supporting Documentation" has the meaning assigned thereto in Section 3.2.

     "Lenders" means the collective reference to the Revolving Lenders and the Additional Facility Lenders and "Lender" means any of such Lenders.

     "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Extensions of Credit.

     "Letter of Credit Application" means an application, in the form specified by the applicable Issuing Lender from time to time, requesting the applicable Issuing Lender to issue a Letter of Credit.

     "Letters of Credit" means the collective reference to the standby letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in the applicable Permitted Currency in minimum amounts of at least $5,000,000 (or the Alternative Currency Amount thereof) for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the applicable Permitted Currency in minimum amounts of at least $5,000,000 (or the Alternative Currency Amount thereof) would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means:

     (a) with respect to any LIBOR Rate Loan denominated in Dollars, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =                LIBOR
                  ----------------------------------
                  1.00-Eurodollar Reserve Percentage

          and

     (b) with respect to any LIBOR Rate Loan denominated in any Alternative Currency, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to LIBOR.

Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate Loan" means any Revolving Loan bearing interest at a rate based upon the LIBOR Rate.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, leasehold mortgage, lien, pledge, charge, security interest, hypothecation, encumbrance or security arrangement of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan Documents" means the collective reference to the Additional Facility Loan Documents and the Revolving Loan Documents.

     "Loans" means the collective reference to Revolving Loans, Swingline Loans, Additional Facility Loans and "Loan" means any of such Loans.

     "Mandatory Cost" means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.1(b) hereto.

     "Master Subsidiary Guaranty Agreement" means the unconditional guaranty agreement of even date executed by the Subsidiary Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" means, with respect to the Canadian Borrower and its Restricted Subsidiaries, a material adverse effect on (a) the properties, business, operations or condition (financial or otherwise) of the Canadian Borrower and its Restricted Subsidiaries, taken as a whole (b) the ability of any such Person to perform its obligations under the Loan Documents to which it is a party or (c) the legality, validity, binding effect or enforceability against the Canadian Borrower or any Restricted Subsidiary thereof of any Loan Document to which it is a party.

     "Material Contract" means any contract or agreement, written or oral, of the Canadian Borrower or any of its Restricted Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Maturity Date" means the earliest to occur of (a) March 31, 2010, (b) the date of termination of the Revolving Facility by the Canadian Borrower, on behalf of itself and the other Multicurrency Borrowers, pursuant to Section 2.5, or (c) the date of termination of the Revolving Facility by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

     "Maximum Facility Amount" shall equal $250,000,000.

     "Mexican Borrower" has the meaning assigned thereto in the preamble.

     "Mexican Facility" means the collective reference to the Mexican revolving credit facility, any Mexican swingline facility and any Mexican letter of credit facility available to the Mexican Borrower and established pursuant to Article V and the Mexican Facility Loan Documents.

     "Mexican Facility Agent" means the "Mexican Agent" (as defined in the loan agreement executed in connection with the Mexican Facility).

     "Mexican Facility Commitment" means $5,000,000, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and the Mexican Facility Loan Documents.

     "Mexican Facility Issuing Lender" means the Mexican Facility Lender designated as the issuing lender under the Mexican Facility by the Canadian Borrower, on behalf of itself and the Mexican Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

     "Mexican Facility L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of any then outstanding letters of credit issued under the Mexican Facility and (b) the aggregate amount of drawings under any letters of credit issued under the Mexican Facility which have not then been reimbursed.

     "Mexican Facility Lenders" is the collective reference to each Person agreeing to make Mexican Facility Loans pursuant to the terms of Article V.

     "Mexican Facility Letters of Credit" means the collective reference to the standby letters of credit issued pursuant to Section 5.1(c) and the Mexican Facility Loan Documents.

     "Mexican Facility Letter of Credit Sublimit" means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Mexican Facility Commitment.

     "Mexican Facility Loan Documents" means:

     (a) each credit agreement, note, document, instrument, certificate and agreement executed and delivered by any Credit Party or any Subsidiary thereof pursuant to Section 6.4; and

     (b) subject to Section 5.5, each other credit agreement, note, document, instrument, certificate and agreement executed and delivered by any Credit Party or any Subsidiary thereof in connection with the Mexican Facility (excluding any Revolving Loan Documents);

all in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and all as may be amended, restated, supplemented or otherwise modified from time to time in a manner reasonably satisfactory to the Administrative Agent.

     "Mexican Facility Loans" means the collective reference to all revolving credit loans (including any Mexican Facility Swingline Loans) made to the Mexican Borrower pursuant to any Mexican Facility Loan Documents.

     "Mexican Facility Swingline Commitment" means the lesser of (a) $5,000,000 and (b) the Mexican Facility Commitment, as such amount may be increased, reduced or modified pursuant to the terms hereof and the Mexican Facility Loan Documents.

     "Mexican Facility Swingline Loans" means any swingline loan made by the Mexican Swingline Lender to the Mexican Borrower pursuant to the Mexican Facility Loan Documents.

     "Mexican Guaranty Agreement" means the unconditional guaranty agreement of even date executed by the Mexican Borrower in favor of the Administrative Agent and the Revolving Lenders pursuant to which the Mexican Borrower shall guaranty the Secured Obligations (other than Secured Obligations for which the Mexican Borrower is directly liable as a direct borrower), as amended, restated, supplemented or otherwise modified from time to time. Such guaranty by the Mexican Borrower shall be limited to the amount of all outstanding loans, advances and other investments made on or after the Closing Date by any Borrower or any Restricted Subsidiary to the Mexican Borrower.

     "Mexican Peso" means, at any time of determination, the then official currency of Mexico.

     "Mexican Swingline Lender" means the Mexican Facility Lender designated as the swingline lender under the Mexican Facility by the Canadian Borrower, on behalf of itself and the Mexican Borrower, and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

     "Multicurrency Borrower Guaranty Agreement" means the unconditional guaranty agreement of even date executed by the Multicurrency Borrowers in favor of the Administrative Agent and the Additional Facility Lenders pursuant to which the Multicurrency Borrowers shall guaranty the Additional Facility Obligations, as amended, restated, supplemented or otherwise modified from time to time.

     "Multicurrency Borrowers" has the meaning assigned thereto in the preamble.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, that is subject to ERISA, and to which the Credit Parties or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

     "Net Hedging Obligations" means, as of any date, the Termination Value of any such Hedging Agreement on such date.

     "Net Income" means, with respect to the Canadian Borrower and its Subsidiaries, for any period of determination, the net income (or loss) of the Canadian Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Canadian Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to the Canadian Borrower or any of its Subsidiaries by dividend or other distribution during such period,
(b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Canadian Borrower or any of its Subsidiaries or is merged into or consolidated with the Canadian Borrower or any of its Subsidiaries or that Person's assets are acquired by the Canadian Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a) and (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Canadian Borrower or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary.

     "Non-BA Lender" means a Lender that cannot or does not as a matter of policy issue Bankers' Acceptances.

     "Non-Cash Management Swingline Loans" means any or all, as the context requires, of the multicurrency non-cash management swingline loans made pursuant to Section 2.2(a)(ii).

     [***].

     "Note" means any of the following as the context requires: a Revolving Note, a Swingline Note or a Discount Note and "Notes" is the collective reference to all such notes.

     "Notice of Account Designation" has the meaning assigned thereto in Section 2.3(b).

     "Notice of Borrowing" has the meaning assigned thereto in Section 2.3(a).

     "Notice of Conversion/Continuation" has the meaning assigned thereto in
Section 4.2.

     "Notice of Prepayment" has the meaning assigned thereto in Section 2.4(c).

     "Obligations" means the collective reference to the Revolving Obligations and the Additional Facility Obligations.

     "Officer's Compliance Certificate" means a certificate of the chief financial officer, the controller or the treasurer of the Canadian Borrower, on behalf of itself and the other Borrowers, substantially in the form of EXHIBIT F.

     "Operating Lease" means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

     "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Participating Member State" means each state so described in any EMU Legislation.

     "Payment Office" means the applicable office of the Administrative Agent, the Administrative Agent's Correspondent and each Revolving Lender set forth on
Schedule 1.1(a) to which the applicable Multicurrency Borrower shall make certain payments required hereunder.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, (1) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Credit Parties or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Credit Parties or any of its current or former ERISA Affiliates or (2) registered in accordance with the ITA or other Applicable Law which a Credit Party or any of its ERISA Affiliates sponsors, maintains, or to which it makes, is making, or is obligated to make, contributions.

     "Permitted Acquisition" means the acquisition by any Credit Party of all or a substantial portion of the business or a line of business or division (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person; provided that each acquisition meets all of the following requirements:

          (a) such proposed acquisition is non-hostile (with evidence thereof to be provided to the Administrative Agent upon its request);

          (b) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

          (c) the business, line of business or division to be acquired shall be a going concern and such Person shall be engaged in a business, or the assets acquired (either directly or indirectly through the acquisition of Capital Stock) shall be used by a Credit Party in a business, in each case which is substantially similar to, or related to, a line of business of the Canadian Borrower or any Restricted Subsidiary;

          (d) the Canadian Borrower, on behalf of itself and the other Borrowers, shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent pursuant to Section 9.11 to be delivered at the time required by Section 9.11 and shall confirm that any such Person acquired or created in connection with the proposed acquisition is a Subsidiary Guarantor hereunder except as otherwise permitted hereunder;

          (e) the Person to be acquired shall not be subject to any pending litigation which could reasonably be expected to have a Material Adverse Effect;

          (f) in connection with any proposed acquisition or series of related acquisitions with respect to which the aggregate consideration exceeds $25,000,000, the Canadian Borrower, on behalf of itself and the other Borrowers, (i) shall have demonstrated, on or prior to the proposed closing date of such proposed acquisition, to the Administrative Agent pro forma compliance (as of the date of the proposed acquisition or series of acquisitions and after giving effect thereto and any Extensions of Credit made or to be made in connection therewith) with each covenant contained herein (as evidenced by an Officer's Compliance Certificate), (ii) shall have delivered, on or prior to the proposed closing date of such proposed acquisition, to the Administrative Agent and the Lenders written notice of such proposed acquisition, which notice shall include the proposed closing date of such proposed acquisition and a description of the proposed acquisition in the form customarily prepared by the Credit Parties, (iii) shall have delivered, on or prior to the proposed closing date of such proposed acquisition, to the Administrative Agent and the Lenders financial projections in respect of the Person to be acquired for the one-year period following the consummation of such proposed acquisition and (iv) if requested by the Administrative Agent, shall have delivered to the Administrative Agent and the Lenders final copies of the documentation to be executed in connection with such proposed acquisition, including all schedules and exhibits thereto; and

          (g) the prior written consent of the Administrative Agent and the Required Lenders shall be obtained prior to the consummation of any proposed acquisition if (i) the aggregate amount of cash consideration of such proposed acquisition or series of related acquisitions exceeds $100,000,000 or (ii) the aggregate amount of cash consideration of such proposed acquisition or series of related acquisitions, together with all acquisitions or series of related acquisitions consummated during the twelve-month period ending on the date of such proposed acquisition or series of related acquisitions, exceeds $150,000,000.

     "Permitted Asset Securitization" means, with respect to the Canadian Borrower and its Subsidiaries:

     (a) the asset securitization provided for in the Permitted Asset Securitization Sale Agreements, the Performance Undertaking, dated on or about March 31, 2005, between the Canadian Borrower and CRC, and the Cott Receivables Corporation Receivables Purchase Agreement, dated on or about March 31, 2005, among CRC, as Seller, the U.S. Borrower, as Servicer, JPMorgan Chase Bank, N.A., as Agent, and the other Financial Institutions referred to therein, in each case as such agreements may be amended, restated, modified or supplemented from time to time (the "Original Permitted Asset Securitization") (provided that such asset securitization shall be subject to, and shall be in compliance with, all of the terms, conditions and other requirements set forth in clause (b) below); and

     (b) at any time that the Original Permitted Asset Securitization is not in effect, any pledge, sale, transfer, contribution, conveyance or other disposition by any such Person as an originator of the following items (each such Person, in its capacity as an originator, a "Receivables Originator"):

          (i) accounts, contract rights, payment intangibles, promissory notes, chattel paper, instruments, documents, investment property, financial assets or general intangibles arising in connection with the sale of goods or rendering of services, including, without limitation, the obligation to pay any finance, interest, late payment or similar charges with respect thereto (such items, the "Receivables");

          (ii) all of the applicable Receivables Originator's interest in the inventory and goods the financing or lease of which by the applicable Receivables Originator gave rise to any such Receivable (but only to the extent such inventory or goods consists of returned or repossessed inventory or goods, if any), and all insurance contracts with respect thereto;

          (iii) all other security interests or liens or property subject thereto from time to time, if any, securing or purporting to secure payment of any such Receivable, together with all financing statements and security agreements describing any collateral securing any such Receivable;

          (iv) all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements supporting or securing payment of any such Receivable (but only to the extent that such guaranties, letters of credit, supporting obligations, insurance and other agreements or arrangements relate to any such Receivable);

          (v) all service contracts and other contracts, including, but not limited to, instruments, agreements, invoices and other writings, associated with any such Receivable (but only to the extent that such service contracts and other contracts relate to any such Receivable);

          (vi) all purchase orders and other documents, books, records and other information, including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property rights, related to any such Receivable or any other item described in items (ii) through (v) above;

          (vii) all of the Canadian Borrower's right, title and interest in, to and under the Permitted Asset Securitization Sale Agreements;

          (viii) all of the Canadian Borrower's right, title and interest in, to and under (A) concentration accounts, depository accounts, lock-box accounts or similar accounts in which any proceeds of any of the foregoing are deposited (provided that such rights shall extend only on such proceeds and not over any other proceeds, monies or other property which may be contained in such concentration accounts, depository accounts, lock-box accounts or similar accounts) and (B) the performance undertaking by the Canadian Borrower;

          (ix) all proceeds of any of the foregoing (all such items referenced in clauses (i) through (ix), the "Transferred Assets");

which such pledge, sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such Transferred Assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such Transferred Assets; provided that the aggregate principal amount of all outstanding liabilities under all such transactions shall not exceed $150,000,000 at any time; and provided further that such pledge, sale, transfer, contribution, conveyance or other disposition and any Indebtedness arising from such pledge, sale, transfer, contribution, conveyance or other disposition shall be without recourse to the Canadian Borrower or any of its Restricted Subsidiaries except with respect to (A) reductions in the balance of such Receivable as a result of any defective or rejected goods or set-off by the obligor of such Receivable transferred by such Person, (B) breaches of representations or warranties by such Person in any applicable receivables sale agreement which contains representations and warranties which are not significantly broader in scope and obligation than the representations and warranties contained in the Permitted Asset Securitization Sale Agreements and (C) indemnification of the applicable Subsidiary SPE to the extent provided in any applicable receivables sale agreement which contains indemnification terms and provisions which are not significantly broader in scope and obligation than the terms and provisions contained in the Permitted Asset Securitization Sale Agreements.

          "Permitted Asset Securitization Sale Agreements" means each of (i) that certain the Receivables Sale Agreement dated on or about March 31, 2005 between CRC and Cott

Beverages Inc., (ii) that certain Receivables Sale Agreement dated on or about March 31, 2005 between CRC and Cott Vending Inc., and (iii) that certain Receivables Sale Agreement dated on or about March 31, 2005 between CRC and Cott Beverages Wyomissing Inc., as each such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Permitted Currency" means, with respect to any Borrower, the applicable currencies permitted to be borrowed by such Borrower, as set forth on Schedule 1.1(a), as amended, restated, supplemented or otherwise modified pursuant to the terms hereof; provided that "Permitted Currency" shall also include such other readily available and freely tradable and convertible foreign currencies requested by the Canadian Borrower, on behalf of itself and the applicable Borrower(s), and approved by the Administrative Agent and (a) the Revolving Lenders (with respect to the Revolving Loans), (b) the Mexican Facility Lenders (with respect to the Mexican Facility Loans), and (c) the applicable Additional Facility Lenders (with respect to each applicable Additional Facility Loan), in each case including the applicable swingline lenders and the applicable issuing lender(s), such approvals not to be unreasonably withheld or delayed. Upon the addition of any new Permitted Currency, Schedule 1.1(a) shall be supplemented to reflect such addition.

     "Permitted Liens" means the Liens permitted pursuant to Section 11.2.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

     "Pounds Sterling" means, at any time of determination, the then official currency of the United Kingdom.

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Ratable Share" has the meaning assigned thereto in Section 2.7(c).

     "Receivables" has the meaning assigned thereto in the definition of Permitted Asset Securitization.

     "Receivables Originator" has the meaning assigned thereto in the definition of Permitted Asset Securitization.

     "Register" has the meaning assigned thereto in Section 14.10(c).

     "Reimbursement Obligation" means the obligation of the applicable Multicurrency Borrower to reimburse the applicable Issuing Lender pursuant to
Section 3.5 for amounts drawn under the applicable Letter of Credit.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Required Credit Facility Lenders" means, at any date, any combination of Lenders whose Commitments aggregate more than fifty percent (50%) of the Aggregate Commitment; provided that if any Credit Facility has been terminated, such determination shall be made on the basis of the Revolving Extensions of Credit or Additional Facility Extensions of Credit, as applicable, held by such Lender (with the aggregate amount of each Lender's risk participation and funded participation in Swingline Loans and L/C Obligations (or swingline loans or letter of credit obligations under any Additional Facility being deemed "held" by such Lender for the purposes of this definition); provided that the Commitment of, and the portion of the Revolving Extensions of Credit or Additional Facility Extension of Credits, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Credit Facility Lenders.

     "Required Lenders" means, at any date, any combination of Revolving Lenders whose Revolving Commitments aggregate more than fifty percent (50%) of the Revolving Commitment; provided that if the Revolving Facility has been terminated, such determination shall be made on the basis of the Revolving Extensions of Credit held by such Revolving Lender (with the aggregate amount of each Revolving Lender's risk participation and funded participation in Swingline Loans and L/C Obligations being deemed "held" by such Revolving Lender for the purposes of this definition); provided that the Revolving Commitment of, and the portion of the Revolving Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, the president, the chief financial officer, any executive vice president, any senior vice president, the secretary, the controller, any treasurer of a Credit Party or any other officer of a Credit Party reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

     "Restricted Subsidiaries" means all Subsidiaries of the Canadian Borrower that are not Unrestricted Subsidiaries and "Restricted Subsidiary" means any one of such entities.

     "Revolving Commitment" means the aggregate amount of the Revolving Lenders' Commitments under this Agreement, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Revolving Commitment shall be Ninety-Five Million Dollars ($95,000,000).

     "Revolving Commitment Percentage" means, as to any Revolving Lender at any time, the ratio of (a) the amount of the Revolving Commitment of such Revolving Lender to (b) the Revolving Commitment of all Lenders.

     "Revolving Credit Facility" means the multicurrency revolving credit facility established pursuant to Article II.

     "Revolving Extensions of Credit" means, as the context requires, as to any Revolving Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Loans made by such Revolving Lender then outstanding, (ii) such Revolving Lender's Commitment Percentage of the L/C Obligations then outstanding and (iii) such Revolving Lender's Commitment Percentage of the Swingline Loans then outstanding, or (b) the making of any Revolving Loan, Swingline Loan or participation in any Swingline Loan or Letter of Credit by such Revolving Lender.

     "Revolving Facility" means the collective reference to the Revolving Credit Facility, the Swingline Facility and the L/C Facility.

     "Revolving Lenders" means the collective reference to the Persons that have agreed to make Revolving Loans pursuant to the terms of Article II (including, without limitation, each Issuing Lender and each Swingline Lender unless the context otherwise requires) and each Person that hereafter becomes a party to this Agreement as a Revolving Lender pursuant to Section 14.10. Furthermore, with respect to each provision of this Agreement relating to the following matters:

     (i) any Extension of Credit made by any Revolving Lender to the Canadian Borrower or the U.K. Borrower;

     (ii) any payment made by the Canadian Borrower or the U.K. Borrower to any Revolving Lender; and

     (iii) Sections 14.3 and 14.4;

each reference to any Revolving Lender shall be deemed to include such Revolving Lender's Applicable Designee. Notwithstanding the designation by any Revolving Lender of an Applicable Designee, the Multicurrency Borrowers and the Administrative Agent shall be permitted to deal solely and directly with such Revolving Lender in connection with such Revolving Lender's rights and obligations under this Agreement.

     "Revolving Loan" means (i) any revolving credit loan made to any Multicurrency Borrower pursuant to Section 2.1 and (ii) any BA Loan made to the Canadian Borrower pursuant to Section 2.10.

     "Revolving Loan Documents" means, collectively, this Agreement, each Note, the Letter of Credit Applications, the applicable Security Documents (including, without limitation, the Master Subsidiary Guaranty Agreement) and each other document, instrument, certificate and agreement executed and delivered by any Credit Party or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement and any Additional Facility Loan Document), all as may be amended, restated, supplemented or otherwise modified from time to time.

     "Revolving Note" means a promissory note made by the Multicurrency Borrowers in favor of a Revolving Lender evidencing the Revolving Loans made by such Revolving Lender, substantially in the form of EXHIBIT A-1 hereto, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Revolving Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Loans and the Swingline Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Canadian Borrower or any of its Subsidiaries to the Secured Parties, in each case under any Revolving Loan Document or otherwise, with respect to any Revolving Extension of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

     "Revolving Participant" has the meaning assigned thereto in Section
14.10(d).

     "Schedule I Lender" means any Lender named on Schedule I to the Bank Act (Canada).

     "Schedule I Reference Banks" means any bank or banks named on Schedule I to the Bank Act (Canada) as may be agreed from time to time by the Administrative Agent and the Canadian Borrower.

     "Secured Obligations" means the collective reference to the Revolving Obligations, the Additional Facility Obligations and the Hedging Obligations.

     "Secured Parties" means the collective reference to the Agents, the Lenders or any other holder of Secured Obligations secured by a pledge or grant of security interest on any Collateral.

     "Security Documents" means the collective reference to the Guaranty Agreements, the Collateral Agreement, the Foreign Security Documents, the Asset Allocation Agreement and each other agreement or writing pursuant to which any Borrowers or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Secured Obligations or any such Person purports to guaranty the payment and/or performance of the Secured Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

     "Security Trustee" means Wachovia, in its capacity as security trustee under any applicable Foreign Security Document or in such other capacity as may be provided in Section 13.1.

     "Security Trustee's Office" means the office of the Security Trustee specified in or determined in accordance with the provisions of Section 14.1(c).

     "Solvent" means, as to the Canadian Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its indebtedness as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur indebtedness or liabilities beyond its ability to pay such indebtedness or liabilities as they mature.

     "Stamping Fee" has the meaning assigned thereto in Section 2.10(k).

     "Subordinated Indebtedness" means the collective reference to any Indebtedness of the Credit Parties or any Subsidiary thereof subordinated in right and time of payment to the Secured Obligations and containing such other terms and conditions, in each case as are satisfactory to the Required Lenders.

     "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled, directly or indirectly, by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Canadian Borrower.

     "Subsidiary Guarantors" means all Restricted Subsidiaries of the Canadian Borrower (other than the other Borrowers) which are or may become a party to the Master Subsidiary Guaranty Agreement pursuant to Section 9.11.

     "Subsidiary SPE" means each Subsidiary organized as a special purpose entity solely (i) to acquire Transferred Assets from any Receivables Originator pursuant to one or more Permitted Asset Securitizations, and (ii) to sell, convey, pledge or otherwise transfer such assets, any interest therein and any assets related thereto, to one or more trusts, partnerships, corporations or other entities under such Permitted Asset Securitizations. As of the Closing Date, CRC is the only Subsidiary SPE of the Canadian Borrower.

     "Swingline Facility" means the multicurrency swingline facility established pursuant to Section 2.2.

     "Swingline Lenders" means the collective reference to the Canadian Swingline Lender, the U.S. Swingline Lender, and the U.K. Swingline Lender.

     "Swingline Loan" means any swingline loans made to any Multicurrency Borrower pursuant to Section 2.2, and all such Swingline Loans collectively as the context requires.

     "Swingline Notes" means the collective reference to the multicurrency swingline notes made by the applicable Multicurrency Borrower payable to the order of the applicable Swingline Lender, substantially in the form of EXHIBIT A-2 hereto, evidencing the applicable Swingline Loan, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Swingline Termination Date" means, with respect to any Cash Management Swingline Facility or any Non-Cash Management Swingline Facility, as applicable, the earlier to occur of (a) the resignation or removal of the applicable Swingline Lender in accordance with the terms of the Applicable Cash Management Program, in accordance with Section 13.9 or Section 13.19, as applicable, except, in each case, to the extent replaced with a successor Swingline Lender, reasonably acceptable to the Canadian Borrower, on behalf of itself and the other Borrowers, and the Administrative Agent (such approvals not to be unreasonably withheld or delayed), prior to the effectiveness of such resignation and (b) the Maturity Date.

     "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

     "TARGET" shall mean Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or, if such system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement and approved by the Canadian Borrower (such approval not to be unreasonably withheld or delayed)).

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Termination Event" means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA with respect to a Pension Plan for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA or similar provision of other Applicable Law, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any other applicable Governmental Authority under other Applicable Law, or (e) any other event or condition which would constitute grounds under either Section 4042(a) of ERISA or other Applicable Law for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to either
Section 412 of the Code, Section 302 of ERISA or the provisions of any other Applicable Law, or (g) the partial or complete withdrawal of any Credit Party of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Termination Value" means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

     "Total Funded Indebtedness" means, as of any date of determination with respect to the Canadian Borrower and its Subsidiaries on a Consolidated basis, without duplication, the sum of the following calculated in accordance with
GAAP:

     (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of the Canadian Borrower and its Subsidiaries;

     (b) all obligations to pay the deferred purchase price of property or services of the Canadian Borrower and its Subsidiaries, including, without limitation, all obligations under non-competition, earn-out or similar agreements (except trade payables, accrued liabilities, tax payables, non-compete and restructuring expenses, and other similar items, in each case arising in the ordinary course of business);

     (c) the Attributable Indebtedness of the Canadian Borrower and its Subsidiaries with respect to the obligations of the Canadian Borrower and its Subsidiaries in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

     (d) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by the Canadian Borrower or any Subsidiary thereof (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Canadian Borrower or any Subsidiary thereof or is limited in recourse; and

     (e) the outstanding attributed principal amount under any asset securitization program (including any Permitted Asset Securitization) of the Canadian Borrower and its Subsidiaries.

     For all purposes hereof, the Total Funded Indebtedness of the Canadian Borrower and its Subsidiaries shall include the Indebtedness of the type referred to above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Canadian Borrower or any of its Subsidiaries is a general partner or a joint venturer, unless such Indebtedness is non-recourse to the Canadian Borrower and its Subsidiaries.

     "Total Leverage Ratio" has the meaning assigned thereto in Section 10.1 (as such ratio may be modified in accordance with Section 10.3).

     "Transferred Assets" has the meaning assigned thereto in the definition of Permitted Asset Securitization.

     "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

     "U.K. Borrower" has the meaning assigned thereto in the preamble.

     "U.K. Cash Management Swingline Commitment" means, with respect to the U.K. Borrower, the lesser of (a) the amount set forth on Schedule 1.1(a) hereto beside the name of the U.K. Swingline Lender (as such Schedule 1.1(a) may be amended, restated or supplemented from time to time in accordance with the terms hereof) and (b) the U.K. Swingline Commitment.

     "U.K. Direction" has the meaning assigned thereto in Section 4.13(a).

     "U.K. Dollar Base Rate Loan" means any Revolving Loan made to the U.K. Borrower in Dollars which bears interest at a rate based upon the Base Rate.

     "U.K. Non-Bank Lender" means a Lender which is either:

     (a) a company resident in the United Kingdom for United Kingdom tax purposes;

     (b) a partnership, each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or

     (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and which brings into account interest payable in respect of that advance in computing its chargeable profit (within the meaning given by section 11(2) of the U.K. Taxes Act).

     "U.K. Non-Cash Management Swingline Commitment" means the difference between the U.K. Swingline Commitment minus the U.K. Cash Management Swingline Commitment.

     "U.K. Qualified Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance hereunder and is either:

     (a) a Lender (i) which is a bank (as defined for the purposes of Section 349 of the U.K. Taxes Act) making an advance hereunder; or (ii) in respect of an advance made hereunder by a Person that was a bank (as defined for the purposes of Section 349 of the U.K. Taxes Act) at the time that that advance was made, and which is, in each case, within the charge to United Kingdom corporation tax as respects payments of interest made in respect of that advance; or

     (b)  a U.K. Non-Bank Lender; or

     (c)  a U.K. Treaty Lender.

     "U.K. Sterling Base Rate" means, at any time, the greater of:

     (i) the rate of interest per annum publicly announced from time to time by the Bank of England (and in effect on such day) as its reference rate for commercial loans denominated in Pounds Sterling made in the United Kingdom, as adjusted automatically from time to time and without notice to the U.K. Borrower upon change by the Bank of England; and

     (ii) the LIBOR Rate for deposits in Pounds Sterling for a period of one (1) month (as such rate may fluctuate from day to day).

The parties hereto acknowledge that the rate announced publicly by the Bank of England as the U.K. Sterling Base Rate is an index rate or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "U.K. Sterling Base Rate Loan" means any Revolving Loan made to the U.K. Borrower in Pounds Sterling which bears interest based upon the U.K. Sterling Base Rate.

     "U.K. Swingline Dollar Base Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the U.K. Swingline Lender as its short term offered rate for commercial loans denominated in Dollars made in the United Kingdom, as adjusted automatically from time to time and without notice to the U.K. Borrower upon change by the U.K. Swingline Lender. The parties hereto acknowledge that the rate announced publicly by the U.K. Swingline Lender as the U.K. Swingline Dollar Base Rate is an index rate or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "U.K. Swingline Dollar Base Rate Loan" means any Swingline Loan made to the U.K. Borrower in Dollars which bears interest at a rate based upon the U.K. Swingline Dollar Base Rate.

     "U.K. Swingline Commitment" means, with respect to the U.K. Borrower, the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Revolving Commitment.

     "U.K. Swingline Lender" means the Revolving Lender identified on Schedule 1.1(a) hereto as the U.K. Swingline Lender or any successor appointed pursuant to Section 13.19 (as such Schedule 1.1(a) may be amended, restated or supplemented from time to time in accordance with the terms hereof).

     "U.K. Swingline Loans" means the collective reference to all Cash Management Swingline Loans and Non-Cash Management Swingline Loans made by the U.K. Swingline Lender to the U.K. Borrower.

     "U.K. Swingline Sterling Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the U.K. Swingline Lender (and in effect on such day) as its short term offered rate for commercial loans denominated in Pounds Sterling made in the United Kingdom, as adjusted automatically from time to time and without notice to the U.K. Borrower upon change by the U.K. Swingline Lender. The parties hereto acknowledge that the rate announced publicly by the U.K. Swingline Lender as the U.K. Swingline Sterling Rate is an index rate or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "U.K. Swingline Sterling Rate Loan" means any Swingline Loan made to the U.K. Borrower in Pounds Sterling which bears interest based upon the U.K. Swingline Sterling Rate.

     "U.K. Taxes Act" means the Income and Corporation Taxes of Act 1988.

     "U.K. Treaty" has the meaning assigned thereto in the definition of "U.K. Treaty State".

     "U.K. Treaty Lender" means a Lender which (a) is treated as a resident of a U.K. Treaty State for the purposes of the U.K. Treaty; and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

     "U.K. Treaty State" means a jurisdiction having a double taxation agreement (a "U.K. Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

     "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500.

     "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

     "United States" means the United States of America.

     "Unrestricted Subsidiaries, means each member of the [***], any Subsidiary SPE created in connection with any Permitted Asset Securitization, and such other Subsidiaries as may be designated by the Canadian Borrower as unrestricted in accordance with Section 9.11.

     "U.S. Borrower" has the meaning assigned thereto in the preamble.

     "U.S. Cash Management Swingline Commitment" means, with respect to the U.S. Borrower, the lesser of (a) the amount set forth on Schedule 1.1(a) hereto beside the name of the U.S. Swingline Lender (as such Schedule 1.1(a) may be amended, restated or supplemented from time to time in accordance with the terms hereof) and (b) the U.S. Swingline Commitment.

     "U.S. Non-Cash Management Swingline Commitment" means the difference between the U.S. Swingline Commitment minus the U.S. Cash Management Swingline Commitment.

     "U.S. Swingline Commitment" means, with respect to the U.S. Borrower, the lesser of (a) Twenty-Five Million Dollars ($25,000,000) and (b) the Revolving Commitment.

     "U.S. Swingline Lender" means the Revolving Lender identified on Schedule 1.1(a) hereto as the U.S. Swingline Lender or any successor appointed pursuant to Section 13.9 (as such Schedule 1.1(a) may be amended, restated or supplemented from time to time in accordance with the terms hereof).

     "U.S. Swingline Loans" means the collective reference to all Cash Management Swingline Loans and Non-Cash Management Swingline Loans made by the U.S. Swingline Lender to the U.S. Borrower.

     "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Canadian Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Canadian Borrower).

     SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (d) the word "will" shall be construed to have the same meaning and effect as the word "shall", (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person's successors and assigns, (g) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, and (k) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including".

     SECTION 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

     SECTION 1.4 UCC Terms. Terms defined in the UCC and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term "UCC" refers, as of any date of determination, to the UCC then in effect.

     SECTION 1.5 Rounding. Any financial ratios required to be maintained by the Canadian Borrower and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

     SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time in the United States (daylight or standard, as applicable).

     SECTION 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit that is available to be drawn at such time as such maximum face amount that is available to be drawn may be increased or reduced from time to time in accordance with the terms of such Letter of Credit; provided that, for any purpose of determining the total amount of L/C Obligations under this Agreement or any other Loan Document with respect to borrowing availability under any credit facility provided for in this Agreement or any other Loan Document, the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time (as such amount may be reduced by any amount drawn, reimbursed and no longer available under such Letter of Credit).

     SECTION 1.9 Effectiveness of Euro Provisions. With respect to any state (or the currency of such state) that is not a Participating Member State on the date of this Agreement, the provisions of Sections 4.1(f), 4.8 and 4.16 shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

     SECTION 1.10 Amount of Obligations. Unless otherwise specified, for purposes of this Agreement, any determination of the amount of any outstanding Revolving Loans, Swingline Loans, L/C Obligations or other Secured Obligations, or the amount of the Aggregate Cash Management Swingline Commitment, shall be based upon the Dollar Amount of such outstanding Secured Obligations or the Aggregate Cash Management Swingline Commitment.

                                   ARTICLE II

                     MULTICURRENCY REVOLVING CREDIT FACILITY

     SECTION 2.1 Revolving Loans. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI and, with respect to any BA Loan, Section 2.10), and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make Revolving Loans in the applicable Permitted Currency to each of the Canadian Borrower, the U.S. Borrower and the U.K. Borrower, as applicable, from time to time from the Closing Date to, but not including, the Maturity Date as requested by the Canadian Borrower, on behalf of itself or any other Multicurrency Borrower, in accordance with the terms of Section 2.3; provided that:

     (a) the aggregate principal amount of all outstanding Revolving Loans (after giving effect to any amount requested) shall not exceed the Revolving Commitment less the sum of (i) all outstanding Non-Cash Management Swingline Loans and (ii) the Aggregate Cash Management Swingline Commitment and (iii) all outstanding L/C Obligations; and

     (b) the aggregate principal amount of all outstanding Revolving Loans from any Revolving Lender shall not at any time exceed such Revolving Lender's Revolving Commitment less the sum of such Revolving Lender's Revolving

          Commitment Percentage of each of the following: (i) all outstanding Non-Cash Management Swingline Loans, (ii) the Aggregate Cash Management Swingline Commitment and (iii) all outstanding L/C Obligations.

Each Revolving Loan shall be funded by each Revolving Lender in a principal amount equal to such Revolving Lender's Revolving Commitment Percentage of the aggregate principal amount of Revolving Loans requested on such occasion in the applicable requested Permitted Currency. Subject to the terms and conditions hereof, the Multicurrency Borrowers may borrow, repay and reborrow Revolving Loans hereunder until the Maturity Date.

     SECTION 2.2 Swingline Loans.

     (a)  Availability.

     (i)  Cash Management Swingline Loans.

          (A) To the Canadian Borrower. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI), and in reliance upon the representations and warranties set forth herein, the Canadian Swingline Lender severally agrees to make Cash Management Swingline Loans in the applicable Permitted Currency to the Canadian Borrower, from time to time from the Closing Date to, but not including, the applicable Swingline Termination Date, in accordance with the terms of the Applicable Cash Management Program agreed to by the Canadian Borrower and the Canadian Swingline Lender and approved by the Administrative Agent (which such approval shall not be unreasonably withheld); provided that, the aggregate principal amount of all outstanding Cash Management Swingline Loans made to the Canadian Borrower (after giving effect to any amount requested) shall not exceed the lesser of:

          (I) the Revolving Commitment less the sum of (1) all outstanding Revolving Loans and (2) all outstanding Non-Cash Management Swingline Loans and (3) Aggregate Cash Management Swingline Commitment (excluding the Canadian Cash Management Swingline Commitment) and (4) all L/C Obligations; and

          (II) the Canadian Cash Management Swingline Commitment.

          (B) To the U.S. Borrower. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI), and in reliance upon the representations and warranties set forth herein, the U.S. Swingline Lender severally agrees to make Cash Management Swingline Loans in the applicable Permitted Currency to the U.S. Borrower, from time to time from the Closing Date to, but not including, the applicable Swingline Termination Date, in accordance with the terms of the Applicable Cash Management Program agreed to by the U.S. Borrower and the U.S. Swingline Lender and approved by the Administrative Agent (which such approval shall not be unreasonably withheld); provided that, the aggregate principal amount of all outstanding Cash Management Swingline Loans made to the U.S. Borrower (after giving effect to any amount requested) shall not exceed the lesser of:

          (I) the Revolving Commitment less the sum of (1) all outstanding Revolving Loans and (2) all outstanding Non-Cash Management Swingline Loans and (3) Aggregate Cash Management Swingline Commitment (excluding the U.S. Cash Management Swingline Commitment) and (4) all L/C Obligations; and

          (II) the U.S. Cash Management Swingline Commitment.

          (C) To the U.K. Borrower. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI), and in reliance upon the representations and warranties set forth herein, the U.K. Swingline Lender severally agrees to make Cash Management Swingline Loans in the applicable Permitted Currency to the U.K. Borrower, from time to time from the Closing Date to, but not including, the applicable Swingline Termination Date, in accordance with the terms of the Applicable Cash Management Program agreed to by the U.K. Borrower and the U.K. Swingline Lender and approved by the Administrative Agent (which such approval shall not be unreasonably withheld); provided that, the aggregate principal amount of all outstanding Cash Management Swingline Loans made to the U.K. Borrower (after giving effect to any amount requested) shall not exceed the lesser of:

          (I) the Revolving Commitment less the sum of (1) all outstanding Revolving Loans and (2) all outstanding Non-Cash Management Swingline Loans and (3) Aggregate Cash Management Swingline Commitment (excluding the U.K. Cash Management Swingline Commitment) and (4) all L/C Obligations; and

          (II) the U.K. Cash Management Swingline Commitment.

     (ii) Non-Cash Management Swingline Loans.

          (A) To the Canadian Borrower. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI), and in reliance upon the representations and warranties set forth herein, the Canadian Swingline Lender agrees to make Non-Cash Management Swingline Loans in the applicable Permitted Currency to the Canadian Borrower from time to time from the Closing Date to, but not including, the Swingline Termination Date; provided that, the aggregate principal amount of all outstanding Non-Cash Management Swingline Loans made to the Canadian Borrower (after giving effect to any amount requested) shall not exceed the lesser of:

          (I) the Revolving Commitment less the sum of (1) all outstanding Revolving Loans and (2) all outstanding Non-Cash Management Swingline Loans made to Multicurrency Borrowers other than the Canadian Borrower and (3) the Aggregate Cash Management Swingline Commitment and (4) all L/C Obligations; and

          (II) the Canadian Non-Cash Management Swingline Commitment.

Subject to the terms and conditions hereof, the Canadian Borrower may borrow, repay and reborrow Non-Cash Management Swingline Loans hereunder until the Swingline Termination Date.

          (B) To the U.S. Borrower. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI), and in reliance upon the representations and warranties set forth herein, the U.S. Swingline Lender agrees to make Non-Cash Management Swingline Loans in the applicable Permitted Currency to the U.S. Borrower from time to time from the Closing Date to, but not including, the Swingline Termination Date; provided that, the aggregate principal amount of all outstanding Non-Cash Management Swingline Loans made to the U.S. Borrower (after giving effect to any amount requested) shall not exceed the lesser of:

          (I) the Revolving Commitment less the sum of (1) all outstanding Revolving Loans and (2) all outstanding Non-Cash Management Swingline Loans made to Multicurrency Borrowers other than the U.S. Borrower and (3) the Aggregate Cash Management Swingline Commitment and (4) all L/C Obligations; and

          (II) the U.S. Non-Cash Management Swingline Commitment.

Subject to the terms and conditions hereof, the U.S. Borrower may borrow, repay and reborrow Non-Cash Management Swingline Loans hereunder until the Swingline Termination Date.

          (C) To the U.K. Borrower. Subject to the terms and conditions of this Agreement (including, without limitation, Article VI), and in reliance upon the representations and warranties set forth herein, the U.K. Swingline Lender agrees to make Non-Cash Management Swingline Loans in the applicable Permitted Currency to the U.K. Borrower from time to time from the Closing Date to, but not including, the Swingline Termination Date; provided that, the aggregate principal amount of all outstanding Non-Cash Management Swingline Loans made to the U.K. Borrower (after giving effect to any amount requested) shall not exceed the lesser of:

          (I) the Revolving Commitment less the sum of (1) all outstanding Revolving Loans and (2) all outstanding Non-Cash Management Swingline Loans made to Multicurrency Borrowers other than the U.K. Borrower and (3) the Aggregate Cash Management Swingline Commitment and (4) all L/C Obligations; and

          (II) the U.K. Non-Cash Management Swingline Commitment.

Subject to the terms and conditions hereof, the U.K. Borrower may borrow, repay and reborrow Non-Cash Management Swingline Loans hereunder until the Swingline Termination Date.

     (iii) Payment of Swingline Loans by the Multicurrency Borrowers.

          (A) The applicable Multicurrency Borrower shall pay the applicable Cash Management Swingline Loans (including all applicable interest thereon) to the applicable Swingline Lender in accordance with the terms and conditions of the Applicable Cash Management Program without any deduction, set-off or counterclaim whatsoever.

          (B) The applicable Multicurrency Borrower shall pay the applicable Non-Cash Management Swingline Loans (including all applicable interest thereon) to the applicable Swingline Lender (with notice of such payment to the Administrative Agent) at any time on or before the Swingline Termination Date, without any deduction, set-off or counterclaim whatsoever. In addition, each Multicurrency Borrower hereby authorizes the Administrative Agent to charge any account maintained by such Multicurrency Borrower with the applicable Swingline Lender or any Affiliate thereof (up to the amount available therein) in order to immediately pay the applicable Swingline Lender the amount of such Non-Cash Management Swingline Loans to the extent amounts received from the Revolving Lenders pursuant to Section 2.2(b) are not sufficient to repay in full the outstanding Non-Cash Management Swingline Loans requested or required to be refunded pursuant to the terms of such Section. If any portion of any such amount paid to a Swingline Lender shall be recovered by or on behalf of the applicable Multicurrency Borrower from the applicable Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Lenders in accordance with their respective Revolving Commitment Percentages.

          (C) Unless sooner paid pursuant to the provisions hereof or the provisions of the Applicable Cash Management Program, the principal of all Swingline Loans shall be paid in full, together with accrued interest thereon, on the applicable Swingline Termination Date.

     (b)  Refunding of Swingline Loans by the Revolving Lenders.

          (i) Swingline Loans shall be refunded by the Revolving Lenders on demand by the applicable Swingline Lender with notice to the Administrative Agent. Such refundings shall be made by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages and shall thereafter be reflected as Revolving Loans of the Revolving Lenders on the books and records of the Administrative Agent (which Revolving Loans shall bear interest based upon the Floating Rate in the same Permitted Currency as the applicable Swingline Loan without regard to the minimum and multiples specified herein for the principal amount of Floating Rate Loans). Each Revolving Lender shall fund its respective Revolving Commitment Percentage of Revolving Loans as required to repay Swingline Loans outstanding to the applicable Swingline Lender upon demand by such Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Lender's obligation to fund its respective Revolving Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Lender's failure to fund its Revolving Commitment Percentage of a Swingline Loan, nor shall any Revolving Lender's Revolving Commitment Percentage be increased as a result of any such failure of any other Revolving Lender to fund its Revolving Commitment Percentage of a Swingline Loan.

          (ii) Each Revolving Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Lender acknowledges and agrees that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the Events of Default described in Sections 12.1(i) or
(j) shall have occurred, each Revolving Lender will, on the date the applicable Revolving Loan would have been made, purchase an undivided participating interest in each Swingline Loan to be refunded in an amount equal to its Revolving Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Lender will immediately transfer to the applicable Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the applicable Swingline Lender will deliver to such Revolving Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the applicable Swingline Lender has received from any Revolving Lender such Revolving Lender's participating interest in a Swingline Loan, the applicable Swingline Lender receives any payment on account thereof, the applicable Swingline Lender will distribute to such Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded).

          (iii) In the event that any Revolving Lender fails to make payment to the applicable Swingline Lender of any amount due under this Section, the Administrative Agent, on behalf of the applicable Swingline Lender, shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Lender hereunder until the applicable Swingline Lender receives such payment from such Revolving Lender or such obligation is otherwise fully satisfied (with notice thereof to the Administrative Agent). In addition to the foregoing, if for any reason any Revolving Lender fails to make payment to the applicable Swingline Lender of any amount due under this Section, such Revolving Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the applicable Swingline Lender, without recourse or warranty, an undivided interest and participation in the applicable Swingline Loan, and such interest and participation may be recovered from such Revolving Lender together with interest thereon at the rate applicable to Floating Rate Loans denominated in the same Permitted Currency as the applicable Swingline Loan for each day during the period commencing on the date of demand and ending on the date such amount is received.

     SECTION 2.3 Procedure for Advances of Revolving Loans and Non-Cash Management Swingline Loans.

     (a) Requests for Borrowing. The Canadian Borrower, on behalf of the applicable Multicurrency Borrower, shall give irrevocable prior written notice substantially in the form attached hereto as EXHIBIT B (a "Notice of Borrowing") of a request for a Revolving Loan or Non-Cash Management Swingline Loan:

     (i) to the Administrative Agent, and in the case of any Revolving Loans requested to be made to the U.K. Borrower or the Canadian Borrower, the applicable Administrative Agent's Correspondent, not later than:

          (A) with respect to the Canadian Borrower, (1) 11:00 a.m. (Eastern time) on the same Business Day as each Floating Rate Loan (other than each Swingline Loan); (2) 11:00 a.m. (Eastern time) at least one Business Day before each BA Loan; and (3) 11:00 a.m. (Eastern time) at least three (3) Business Days before each LIBOR Rate Loan;

          (B) with respect to the U.S. Borrower, (1) 11:00 a.m. (Eastern time) on the same Business Day as each Floating Rate Loan (other than each Swingline Loan) and (2) 11:00 a.m. (Eastern time) at least three (3) Business Days before each Fixed Rate Loan; and

          (C) with respect to the U.K. Borrower, (1) 10:00 a.m. (Eastern time) at least one (1) Business Day before each Floating Rate Loan (other than each Swingline Loan); (2) 10:00 a.m. (Eastern time) at least one (1) Business Day before each Fixed Rate Loan denominated in Pounds Sterling; and (3) 10:00 a.m. (Eastern time) at least three (3) Business Days before each Fixed Rate Loan denominated in a Permitted Currency other than Pounds Sterling; and

     (ii) to the applicable Swingline Lender and the Administrative Agent not later than 11:00 a.m. (the local time of the applicable Swingline Lender) on the same Business Day as each Non-Cash Management Swingline Loan of its intention to borrow;

     in each case specifying the following:

          (I)  the applicable Multicurrency Borrower;

          (II) the date of such borrowing, which shall be a Business Day;

          (III) whether such Loan is to be a Revolving Loan or a Non-Cash Management Swingline Loan (including, if such Loan is to be a Revolving Loan, if such Loan is to be a BA Loan);

          (IV) the applicable Permitted Currency of such Loan;

          (V)  the requested Available Rate for such Loan;

          (VI) the amount of such borrowing (which shall be an amount in accordance with the minimum borrowing amounts and increments set forth on Schedule 1.1(a) hereto); and

          (VIII) in the case of a Fixed Rate Loan, the duration of the Interest Period applicable thereto.

A Notice of Borrowing received after the times set forth above shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Lenders of each Notice of Borrowing.

     (b) Disbursement of Revolving Loans and Swingline Loans.

          (i) (A) Not later than 1:00 p.m. (the local time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Revolving Loan denominated in Dollars made to the Canadian Borrower, each Revolving Lender will make available to the Administrative Agent, for the account of the Canadian Borrower, at the office of the Administrative Agent's Correspondent, in Dollars in funds immediately available to the Administrative Agent, such Revolving Lender's Revolving Commitment Percentage of the Revolving Loans to be made on such borrowing date.

               (B) Not later than 1:00 p.m. (the local time of the Administrative Agent) on the proposed borrowing date for any Revolving Loan denominated in Dollars made to the U.S. Borrower, each Revolving Lender will make available to the Administrative Agent, for the account of the U.S. Borrower, at the Administrative Agent's Office, in Dollars in funds immediately available to the Administrative Agent, such Revolving Lender's Revolving Commitment Percentage of the Revolving Loans to be made on such borrowing date.

               (C) Not later than 1:00 p.m. (the local time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Revolving Loan denominated in Dollars made to the U.K. Borrower, each Revolving Lender will make available to the Administrative Agent, for the account of the U.K. Borrower, at the office of the Administrative Agent's Correspondent, in Dollars in funds immediately available to the Administrative Agent, such Revolving Lender's Revolving Commitment Percentage of the Revolving Loans to be made on such borrowing date.

          (ii) Not later than 1:00 p.m. (the local time of the Administrative Agent's Correspondent) on or before the proposed borrowing date for any Revolving Loan denominated in an Alternative Currency (including any BA Loan) made to a Multicurrency Borrower, each Revolving Lender will make available to the Administrative Agent, for the account of the applicable Multicurrency Borrower, at the office of the Administrative Agent's Correspondent in the requested Alternative Currency in funds immediately available to the Administrative Agent, such Revolving Lender's Revolving Commitment Percentage of the Revolving Loan (including any BA Loan) to be made on such borrowing date; provided that, in addition to and without limiting the generality of this clause
(ii), BA Loans shall be subject to all applicable disbursement provisions of
Section 2.10.

          (iii) (A) Not later than 1:00 p.m. (the local time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Non-Cash Management Swingline Loan denominated in Dollars made to the Canadian Borrower, the Canadian

Swingline Lender will make available to the Canadian Borrower, at the office of the Administrative Agent's Correspondent, in Dollars in funds immediately available to the Administrative Agent, the Non-Cash Management Swingline Loans to be made on such borrowing date.

               (B) Not later than 1:00 p.m. (the local time of the Administrative Agent) on the proposed borrowing date for any Non-Cash Management Swingline Loan denominated in Dollars made to the U.S. Borrower, the U.S. Swingline Lender will make available to the U.S. Borrower, at the Administrative Agent's Office, in Dollars in funds immediately available to the Administrative Agent, the Non-Cash Management Swingline Loans to be made on such borrowing date.

               (C) Not later than 1:00 p.m. (the local time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Non-Cash Management Swingline Loan denominated in Dollars made to the U.K. Borrower, the U.K. Swingline Lender will make available to the U.K. Borrower, at the office of the Administrative Agent's Correspondent, in Dollars in funds immediately available to the Administrative Agent, the Non-Cash Management Swingline Loans to be made on such borrowing date.

          (iv) Not later than 1:00 p.m. (the local time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Non-Cash Management Swingline Loan denominated in an Alternative Currency made to a Multicurrency Borrower, the applicable Swingline Lender will make available to the requesting Multicurrency Borrower, at the office of the Administrative Agent's Correspondent, in the requested Alternative Currency in funds immediately available to the Administrative Agent, the Non-Cash Management Swingline Loans to be made on such borrowing date.

          (v) The applicable Swingline Lender shall make Cash Management Swingline Loans available to the applicable Multicurrency Borrower in accordance with Section 2.2(a)(i) and the terms of the Applicable Cash Management Program.

          (vi) The Multicurrency Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3(b) in immediately available funds by crediting or wiring such proceeds to the deposit account of the applicable Multicurrency Borrower identified in the most recent notice substantially in the form of EXHIBIT C hereto (a "Notice of Account Designation") delivered by the Canadian Borrower, on behalf of itself and the other Multicurrency Borrowers, to the Administrative Agent or as may be otherwise agreed upon by the Canadian Borrower, on behalf of itself and the other Borrowers, and the Administrative Agent from time to time. Subject to Section 4.7, the Administrative Agent shall not be obligated (nor shall any applicable Administrative Agent's Correspondent be obligated) to disburse any amount with respect to any Revolving Loan requested pursuant to this Section 2.3 to the extent that any Revolving Lender has not made available to the Administrative Agent, or the applicable Administrative Agent's Correspondent, its Revolving Commitment Percentage of such Revolving Loan.

          (vii) Revolving Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Lenders as provided in Section 2.2(b).

     SECTION 2.4 Repayment of Revolving Loans and Swingline Loans.

     (a) Repayment on Maturity Date. The Multicurrency Borrowers agree to repay the outstanding principal amount of (i) all Revolving Loans in full in the Permitted Currency in which the Revolving Loan was initially funded on the Maturity Date, together, in each case, with all accrued but unpaid interest thereon and (ii) all Swingline Loans in full in the Permitted Currency in which such Swingline Loan was funded in accordance with Section 2.2(a)(iii) or, if earlier, on the Swingline Termination Date, together, in each case, with all accrued but unpaid interest thereon.

     (b) Mandatory Repayment of Revolving Loans.

          (i) Revolving Commitment. If at any time (as determined by the Administrative Agent under Section 2.4(b)(iv), which determination shall be conclusive absent manifest error):

          (A) solely because of currency fluctuation, the outstanding principal amount of all outstanding Revolving Loans exceeds one hundred and five percent (105%) of the Revolving Commitment less the sum of
               (I) the Aggregate Cash Management Swingline Commitment, (II) all outstanding L/C Obligations and (III) all outstanding Non-Cash Management Swingline Loans; or

          (B) for any other reason, the outstanding principal amount of all outstanding Revolving Loans exceeds the Revolving Commitment less the sum of (I) the Aggregate Cash Management Swingline Commitment, (II) all outstanding L/C Obligations and (III) all outstanding Non-Cash Management Swingline Loans;

then, in each such case, the Multicurrency Borrowers shall (1) first, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Non-Cash Management Swingline Loans (and/or reduce any pending request for a borrowing of such Non-Cash Management Swingline Loans submitted in respect of such Non-Cash Management Swingline Loans on such day) by the Dollar Amount of such excess, (2) second, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Revolving Loans which are Floating Rate Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Revolving Loans submitted in respect of such Revolving Loans on such day) by the Dollar Amount of such excess, (3) third, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Revolving Loans which are Fixed Rate Loans denominated in Dollars (and/or reduce any pending requests for a borrowing or continuation or conversion of such Revolving Loans submitted in respect of such Revolving Loans on such day) by the Dollar Amount of such excess, (4) fourth, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Revolving Loans which are Fixed Rate Loans denominated in Alternative Currencies (and/or reduce any pending requests for a borrowing or continuation or conversion of such Revolving Loans submitted in respect of such Revolving Loans on such day) by the Dollar Amount of such excess in the Permitted Currency in which such Fixed Rate Loans are denominated, (5) fifth, with respect to any Letters of Credit then outstanding, make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Revolving Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 12.2(b)) and (6) sixth, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Cash Management Swingline Loans by the Dollar Amount of such excess.

          (ii) Swingline Commitments.

          (A) Canadian Swingline Commitment. If at any time (as determined by the Administrative Agent under Section 2.4(b)(iv) or as otherwise determined by the Canadian Swingline Lender with notice to the Administrative Agent, in each case which determination shall be conclusive absent manifest error), and for any reason, the outstanding aggregate principal amount of all (1) Cash Management Swingline Loans that are Canadian Swingline Loans exceeds the Canadian Cash Management Swingline Commitment or (2) Non-Cash Management Swingline Loans that are Canadian Swingline Loans exceeds the Canadian Non-Cash Management Swingline Commitment, then, as applicable, such excess shall be immediately repaid by the Canadian Borrower to the Canadian Swingline Lender (with notice to the Administrative Agent) for the account of such Canadian Swingline Lender, in the Permitted Currency in which the applicable Canadian Swingline Loan was made.

          (B) U.S. Swingline Commitment. If at any time (as determined by the Administrative Agent or as otherwise determined by the U.S. Swingline Lender with notice to the Administrative Agent under
               Section 2.4(b)(iv)), in each case which determination shall be conclusive absent manifest error), and for any reason, the outstanding aggregate principal amount of all (1) Cash Management Swingline Loans that are U.S. Swingline Loans exceeds the U.S. Cash Management Swingline Commitment, or (2) Non-Cash Management Swingline Loans that are U.S. Swingline Loans exceeds the U.S. Non-Cash Management Swingline Commitment then, as applicable, such excess shall be immediately repaid by the U.S. Borrower to the U.S. Swingline Lender (with notice to the Administrative Agent) for the account of such U.S. Swingline Lender, in the Permitted Currency in which the applicable U.S. Swingline Loan was made.

          (C) U.K. Swingline Commitment. If at any time (as determined by the Administrative Agent or as otherwise determined by the U.K. Swingline Lender with notice to the Administrative Agent under
               Section 2.4(b)(iv)), in each case which determination shall be conclusive absent manifest error), and for any reason, the outstanding aggregate principal amount of all (1) Cash Management Swingline Loans that are U.K. Swingline Loans exceeds the U.K. Cash Management Swingline Commitment or (2) Non-Cash Management Swingline Loans that are U.K. Swingline Loans exceeds the U.K. Non-Cash Management Swingline Commitment, then, as applicable, such excess shall be immediately repaid by the U.K. Borrower to the U.K. Swingline Lender (with notice to the Administrative Agent) for the account of such U.K. Swingline Lender, in the Permitted Currency in which the applicable U.K. Swingline Loan was made.

          (iii) Excess L/C Obligations. If at any time (as determined by the Administrative Agent under Section 2.4(b)(iv), which determination shall be conclusive absent manifest error) and for any reason (other than set forth in the proviso to this clause (iii)), the outstanding amount of all L/C Obligations exceeds the L/C Commitment, then, in each such case, the applicable Borrower shall make a payment of cash collateral into a cash collateral account opened by the Administrative Agent, for the benefit of itself and the Revolving Lenders, in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 12.2(b)); provided that if such excess is solely as a result of currency fluctuations, the applicable Borrower shall only be required to make such payment of cash collateral to the extent that the outstanding amount of all L/C Obligations exceeds one hundred and five percent (105%) of the L/C Commitment.

          (iv) Compliance and Payments. The Multicurrency Borrowers' compliance with this Section 2.4(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event shall be tested on the date on which (A) the Canadian Borrower, on behalf of the applicable Multicurrency Borrower, requests that the Revolving Lenders or any Swingline Lender make a Revolving Loan or Non-Cash Management Swingline Loan, or (B) the Canadian Borrower, on behalf of the applicable Multicurrency Borrower, requests that an Issuing Lender issue a Letter of Credit. Each such repayment pursuant to this
Section 2.4(b) shall be accompanied by any amount required to be paid pursuant to Section 4.11; provided that amounts otherwise due under Section 4.11 shall not be required for prepayments under this Section 2.4(b) that are due based solely upon currency fluctuation.

     (c) Optional Prepayments. The Multicurrency Borrowers may at any time and from time to time prepay the Revolving Loans or Swingline Loans (in the same Permitted Currency in which the applicable Revolving Loan or Swingline Loan was funded), in whole or in part:

     (i) with respect to the U.S. Borrower, (A) upon irrevocable notice to the Administrative Agent, by 11:00 a.m. (Eastern time) at least three (3) Business Days prior to such prepayment (or such shorter period as the Administrative Agent may agree to) with respect to Fixed Rate Loans,
          (B) upon irrevocable notice to the Administrative Agent, by 11:00 a.m. (Eastern time) on the same Business Day as such prepayment with respect to Floating Rate Loans (other than Swingline Loans) and (C) upon irrevocable notice to the Administrative Agent and the U.S. Swingline Lender by 11:00 a.m. (the local time of the U.S. Swingline

          Lender) on the same Business Day as such prepayment with respect to Non-Cash Management Swingline Loans;

     (ii) with respect to the Canadian Borrower, (A) upon irrevocable notice to the Administrative Agent and the Administrative Agent's Correspondent, by 11:00 a.m. (Eastern time) at least three (3) Business Days prior to such prepayment (or such shorter period as the Administrative Agent may agree to) with respect to LIBOR Rate Loans, (B) upon irrevocable notice to the Administrative Agent and the Administrative Agent's Correspondent, by 11:00 a.m. (Eastern time) at least one (1) Business Day prior to such prepayment (or such shorter period as the Administrative Agent may agree to) with respect to BA Loans, (C) upon irrevocable notice to the Administrative Agent and the Administrative Agent's Correspondent, by 11:00 a.m. (Eastern time) on the same Business Day as such prepayment with respect to Floating Rate Loans (other than Swingline Loans) and (D) upon irrevocable notice to the Administrative Agent and the Canadian Swingline Lender by 11:00 a.m. (the local time of the Canadian Swingline Lender) on the same Business Day as such prepayment with respect to Non-Cash Management Swingline Loans; and

     (iii) with respect to the U.K. Borrower, (A) upon irrevocable notice to the Administrative Agent and the Administrative Agent's Correspondent, by 10:00 a.m. (Eastern time) at least three (3) Business Days prior to such prepayment (or such shorter period as the Administrative Agent may agree to) with respect to Fixed Rate Loans denominated in euros or Dollars, (B) upon irrevocable notice to the Administrative Agent and the Administrative Agent's Correspondent, by 10:00 a.m. (Eastern time) at least one (1) Business Day prior to such prepayment (or such shorter period as the Administrative Agent may agree to) with respect to Fixed Rate Loans denominated in Pounds Sterling, (C) upon irrevocable notice to the Administrative Agent and the Administrative Agent's Correspondent, by 10:00 a.m. (Eastern time) at least one (1) Business Day prior to such prepayment (or such shorter period as the Administrative Agent may agree to) with respect to Floating Rate Loans (other than Swingline Loans) and (D) upon irrevocable notice to the Administrative Agent and the U.K. Swingline Lender by 11:00 a.m. (the local time of the U.K. Swingline Lender) on the same Business Day as such prepayment with respect to Non-Cash Management Swingline Loans; and

     (iv) with respect to Cash Management Swingline Loans made to any Multicurrency Borrower, pursuant to the terms of the Applicable Cash Management Program;

     such notice pursuant to clauses (i) through (iii) above to be substantially in the form attached hereto as EXHIBIT D (a "Notice of Prepayment"), specifying:

          (1)  the date of prepayment;

          (2)  the amount of prepayment;

          (3)  the applicable Multicurrency Borrower making such prepayment;

          (4) the applicable Permitted Currency in which such prepayment is denominated;

          (5) whether the prepayment is of Revolving Loans, Non-Cash Management Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; and

          (6) whether the prepayment is of Fixed Rate Loans (including the applicable type of Fixed Rate Loans), Floating Rate Loans (including the applicable type of Floating Rate Loans) or a combination thereof, and, if of a combination thereof, the amount allocable to each.

Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Lender and/or the applicable Swingline Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in amounts set forth on
Schedule 1.1(a). Cash-Management Swingline Loans may be prepaid in accordance with the terms of the Applicable Cash Management Program (or as otherwise agreed to by the applicable Swingline Lender and the applicable Multicurrency Borrower). A Notice of Prepayment received after the applicable time set forth above shall be deemed received on the next Business Day. Each such prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.11.

     (d) Limitation on Prepayment of Fixed Rate Loans.

          (i) Except for any mandatory prepayment that is based on currency fluctuations under Section 2.4(b) above and any repayment under Section 2.9(i), the Multicurrency Borrowers may not prepay any Fixed Rate Loan (other than any BA Loan as set forth in clause (ii) below) on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.11.

          (ii) The Multicurrency Borrowers may not prepay any BA Loan on any day other than on the last day of the Interest Period applicable thereto; provided that, notwithstanding anything to the contrary contained in this Agreement, if at any time any Bankers' Acceptances are prepaid prior to their maturity, the Canadian Borrower shall be required to deposit the amount of such prepayment in a cash collateral account with the Administrative Agent until the date of maturity of such Bankers' Acceptances. Such cash collateral account shall be under the sole control of the Administrative Agent. Except as contemplated hereby, neither the Canadian Borrower nor any Person claiming on behalf of the Canadian Borrower shall have any right to any of the cash in such cash collateral account. The Administrative Agent shall apply the cash held in such cash collateral account to the face amount of such Bankers' Acceptances at maturity whereupon any cash remaining in such cash collateral account shall be released by the Administrative Agent to the Canadian Borrower.

     (e) Payment of Interest. Each repayment pursuant to this Section 2.4 shall be accompanied by accrued interest on the amount prepaid.

     (f) Hedging Agreements. All Hedging Agreements, if any, between any Credit Party and a Revolving Lender or an Affiliate of a Revolving Lender are independent agreements governed by the written provisions of such Hedging Agreements which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Agreement or the other Revolving Loan Documents, except as may be otherwise provided in such Hedging Agreement, and any payoff statement from the Administrative Agent relating to the Credit Facility shall not apply to such Hedging Agreements except as otherwise expressly provided in such payoff statement.

     SECTION 2.5 Permanent Reduction of the Aggregate Commitment.

     (a) Voluntary Reduction. The Canadian Borrower, on behalf of the Multicurrency Borrowers, shall have the right at any time and from time to time, upon at least four (4) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Commitment at any time or (ii) portions of the Revolving Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that the Revolving Commitment may not be permanently reduced below an amount equal to the Aggregate Cash Management Swingline Commitment without the consent of the applicable Swingline Lenders. Any reduction of the Revolving Commitment shall be applied to permanently reduce the Revolving Commitment of each Revolving Lender according to its Revolving Commitment Percentage. All fees accrued until the effective date of any termination of the Revolving Commitment shall be paid on the effective date of such termination.

     (b) Corresponding Payment. Each permanent reduction permitted pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce (i) the aggregate Dollar Amount of all outstanding Revolving Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Commitment as so reduced. If the Revolving Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the applicable Borrower shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to one hundred and five percent (105%) of the aggregate then undrawn and unexpired amount of such Letters of Credit. Such cash collateral shall be applied in accordance with Section 12.2(b). Any reduction of the Revolving Commitment to zero shall be accompanied by payment of all outstanding Revolving Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Commitment, the Aggregate Non-Cash Management Swingline Commitment and the Revolving Facility. Such cash collateral shall be applied in accordance with Section 12.2(b). If the reduction of the Revolving Commitment requires the repayment of any Fixed Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.11.

     SECTION 2.6 Termination of the Revolving Facility. The Revolving Facility shall terminate on the Maturity Date.

     SECTION 2.7 Nature of Obligations; Bankruptcy Limitations; Agreement for Contribution.

     (a) Nature of Obligations. All of the Multicurrency Borrowers shall be jointly and severally liable for the Revolving Obligations, however incurred. No Additional Facility Borrower (including, without limitation, the Mexican Borrower) shall be liable for the Revolving Obligations (except to the extent of any guaranty of the Revolving Obligations made by such Person).

     (b) Bankruptcy Limitations. Notwithstanding anything to the contrary contained in this Agreement, it is the intention of each Multicurrency Borrower, the Administrative Agent and the Revolving Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Multicurrency Borrower or its assets, the amount of such Multicurrency Borrower's obligations with respect to the Revolving Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.7(c). To that end, but only in the event and to the extent that after giving effect to Section 2.7(c), such Multicurrency Borrower's obligations with respect to the Revolving Obligations or any payment made pursuant to such Revolving Obligations would, but for the operation of the first sentence of this Section 2.7(b), be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.7(c), the amount of such Multicurrency Borrower's obligations with respect to the Revolving Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Multicurrency Borrower's obligations with respect to the Revolving Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Revolving Obligations exceeds the limitation of the first sentence of this
Section 2.7(b) and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Revolving Obligations as limited by the first sentence of this Section 2.7(b) shall in all events remain in full force and effect and be fully enforceable against such Multicurrency Borrower. The first sentence of this Section 2.7(b) is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder against such Multicurrency Borrower in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Multicurrency Borrower, any Subsidiary Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

     (c) Agreement for Contribution. The Multicurrency Borrowers hereby agree among themselves that, if any Multicurrency Borrower shall make an Excess Payment (as defined below), such Multicurrency Borrower shall have a right of contribution from each other Multicurrency Borrower in an amount equal to such other Multicurrency Borrower's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Multicurrency Borrower under this
Section 2.7(c) shall be subordinate and subject in right of payment to the Revolving

Obligations until such time as the Revolving Obligations have been paid in full, and none of the Multicurrency Borrowers shall exercise any right or remedy under this Section 2.7(c) against any other Multicurrency Borrower until such Revolving Obligations have been paid in full. For purposes of this Section 2.7(c), (i) "Excess Payment" shall mean the amount paid by any Multicurrency Borrower in excess of its Ratable Share of any Revolving Obligations; (ii) "Ratable Share" shall mean, for any Multicurrency Borrower in respect of any payment of Revolving Obligations, the ratio (expressed as a percentage) as of the date of such payment of Revolving Obligations of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Multicurrency Borrower (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Multicurrency Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Multicurrency Borrowers exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Multicurrency Borrowers hereunder) of the Multicurrency Borrowers; provided, however, that, for purposes of calculating the Ratable Shares of the Multicurrency Borrowers in respect of any payment of Revolving Obligations, any Multicurrency Borrower that became a Multicurrency Borrower subsequent to the date of any such payment shall be deemed to have been a Multicurrency Borrower on the date of such payment and the financial information for such Multicurrency Borrower as of the date such Multicurrency Borrower became a Multicurrency Borrower shall be utilized for such Multicurrency Borrower in connection with such payment; and (iii) "Contribution Share" shall mean, for any Multicurrency Borrower in respect of any Excess Payment made by any other Multicurrency Borrower, the ratio (expressed as a percentage) as of the date of such Excess Payment of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Multicurrency Borrower (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Multicurrency Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of the Multicurrency Borrowers other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Multicurrency Borrowers) of the Multicurrency Borrowers other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Multicurrency Borrowers in respect of any Excess Payment, any Multicurrency Borrower that became a Multicurrency Borrower subsequent to the date of any such Excess Payment shall be deemed to have been a Multicurrency Borrower on the date of such Excess Payment and the financial information for such Multicurrency Borrower as of the date such Multicurrency Borrower became a Multicurrency Borrower shall be utilized for such Multicurrency Borrower in connection with such Excess Payment. Each of the Multicurrency Borrowers recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. No Multicurrency Borrower shall have any right of subrogation, indemnity or reimbursement under Applicable Law in respect of any payment of Revolving Obligations (other than the contribution rights set forth in this Section 2.7(c)) against any other Multicurrency Borrower. No Person other than a Lender or Multicurrency Borrower may rely on the provisions of this Section 2.7(c).

     SECTION 2.8 Reallocation of the Cash Management Swingline Commitment and the Non-Cash Management Swingline Commitment. Upon two (2) Business Days prior notice to the Administrative Agent and the applicable Swingline Lender, the Canadian Borrower, on behalf of itself and any applicable Multicurrency Borrower, may elect to reallocate the Cash Management Swingline Commitment and the Non-Cash Management Swingline Commitment; provided that:

     (a) the Canadian Borrower may request reallocations pursuant to this
Section 2.8 on no more than (i) four (4) occasions during any Fiscal Year with respect to the Canadian Cash Management Swingline Commitment, (ii) eight (8) occasions during any Fiscal Year with respect to the U.S. Cash Management Swingline Commitment and (iii) four (4) occasions during any Fiscal Year with respect to the U.K. Cash Management Swingline Commitment;

     (b) after giving effect to any requested reallocation, (i) the sum of (A) the Aggregate Cash Management Swingline Commitment and (B) the Aggregate Non-Cash Management Swingline Commitment shall not exceed the Aggregate Swingline Commitment, (ii) the sum of (A) the Canadian Cash Management Swingline Commitment and (B) the Canadian Non-Cash Management Swingline Commitment shall not exceed the Canadian Swingline Commitment, (iii) the sum of (A) the U.S. Cash Management Swingline Commitment and (B) the U.S. Non-Cash Management Swingline Commitment shall not exceed the U.S. Swingline Commitment, and (iv) the sum of
(A) the U.K. Cash Management Swingline Commitment and (B) the U.K. Non-Cash Management Swingline Commitment shall not exceed the U.K. Swingline Commitment;

     (c) such reallocation of the applicable Cash Management Swingline Commitment shall not be effective until the Administrative Agent has received evidence from the applicable Swingline Lender confirming that such reallocation has been effected by such Swingline Lender; and

     (d) the Administrative Agent, upon receiving the confirmation required by
Section 2.8(c) above, shall amend Schedule 1.1(a) to reflect such increase or reduction and so notify the Canadian Borrower.

     SECTION 2.9 Optional Increase in the Revolving Commitment. At any time following the Closing Date, the Canadian Borrower, on behalf of itself and the other Multicurrency Borrowers, shall have the right, in consultation with the Administrative Agent, from time to time and upon not less than five (5) days prior notice to the Administrative Agent (which notice shall not obligate the Multicurrency Borrowers to increase the Revolving Commitment) to increase the Revolving Commitment; provided that:

     (a) no Default or Event of Default shall have occurred and be continuing or would result from any such requested increase or borrowings thereunder;

     (b) the Canadian Borrower and its Subsidiaries shall provide the Administrative Agent with an Officer's Compliance Certificate demonstrating pro forma compliance with each of the covenants contained in Article X after giving effect to such proposed increase and any borrowings thereunder;


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
     (c) each increase in the Revolving Commitment shall be in an aggregate principal amount of at least $20,000,000 or a whole multiple of $20,000,000 in excess thereof, or in each case if less, the remaining principal amount of increases to the Revolving Commitment that are available under this Section 2.9;

     (d) the aggregate amount of all increases made pursuant to this Section 2.9 shall not cause the Aggregate Commitment (after giving effect to all prior increases under this Section 2.9, all increases under Section 5.2, the proposed increase, and the amount of any Additional Facilities effectuated after the Closing Date) to exceed the Maximum Facility Amount;

     (e) increases in the Revolving Commitment pursuant to this Section 2.9 shall not increase or otherwise affect the L/C Commitment, the Canadian Swingline Commitment, the U.S. Swingline Commitment or the U.K. Swingline Commitment;

     (f) the Revolving Commitment of any Revolving Lender shall not be increased without the approval of such Revolving Lender;

     (g) in connection with each proposed increase, the Canadian Borrower, on behalf of itself and the other Multicurrency Borrowers, may solicit commitments from (i) any Revolving Lender (provided that no Revolving Lender shall have an obligation to commit to all or a portion of the proposed increase) or (ii) any third party financial institutions that are Eligible Assignees that are reasonably acceptable to both the Administrative Agent and the Canadian Borrower, on behalf of itself and the other Multicurrency Borrowers;

     (h) each increase to the Revolving Facility, as applicable, pursuant to this section (i) will rank pari passu in right of payment and security with the Revolving Facility and each Additional Facility, and (B) shall have the same pricing and tenor as the Revolving Facility;

     (i) in the event that any existing Revolving Lender or any new lender commits to such requested increase, (i) any new lender will execute an accession agreement to this Agreement, (ii) the Revolving Commitment of any existing Revolving Lender which has committed to provide any of the requested increase shall be increased, (iii) the Revolving Commitment Percentages of the Revolving Lenders shall be adjusted, (iv) the Multicurrency Borrowers shall make such borrowings and repayments as shall be necessary to effect the reallocation of the Revolving Commitments (provided that, such borrowings and repayments may be made without any liability for any breakage costs), and (v) other changes shall be made to the Revolving Loan Documents as may be necessary to reflect the aggregate amount, if any, by which the Revolving Lenders have agreed to increase their respective Revolving Commitments or make new commitments in response to the Canadian Borrower's request for an increase pursuant to this Section 2.9 and which other changes do not adversely affect the rights of those Revolving Lenders not participating in the increase; and

     (j) the Canadian Borrower, on behalf of itself and the other Borrowers, shall provide the Administrative Agent with written certification to the effect that, after giving effect to such proposed increase, the Secured Obligations under this Agreement and the other Loan Documents


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
is permitted by the Existing Subordinated Notes (including the Existing Subordinated Note Indenture and any other agreement executed in connection therewith).

     SECTION 2.10 Terms Applicable to BA Loans.

     (a) Commitment for BA Loans.

          (i) Subject to the terms and conditions of this Agreement, the Canadian Borrower shall be entitled to receive the BA Proceeds of Bankers' Acceptances denominated in Canadian Dollars in accordance with the provisions of
Article II (including, without limitation, this Section 2.10); provided that:

               (A) the aggregate principal amount of all outstanding BA Loans (after giving effect to any amount requested) shall not exceed the Revolving Commitment less the sum of (i) all outstanding Revolving Loans (other than BA Loans), (ii) all outstanding Non-Cash Management Swingline Loans, (iii) the Aggregate Cash Management Swingline Commitment and (iv) all outstanding L/C Obligations; and

               (B) the aggregate principal amount of all outstanding BA Loans from any Revolving Lender shall not at any time exceed such Revolving Lender's Revolving Commitment less the sum of (1) such Revolving Lender's Revolving Loans (other than BA Loans) and (2) such Revolving Lender's Revolving Commitment Percentage of each of the following: (x) all outstanding Non-Cash Management Swingline Loans, (y) the Aggregate Cash Management Swingline Commitment and (z) all outstanding L/C Obligations.

Each BA Loan shall be funded in Canadian Dollars by each Revolving Lender in a principal amount equal to such Revolving Lender's Commitment Percentage of the aggregate principal amount of BA Loans requested on such occasion. Subject to the terms and conditions hereof, the Canadian Borrower may borrow, repay and reborrow BA Loans hereunder until the Maturity Date.

          (ii) For the purposes of this Agreement, the full face amount of Bankers' Acceptances, without discount, shall be used when calculations are made to determine the amount of Revolving Loans outstanding. Each determination by the Administrative Agent of the Stamping Fee, the BA Discount Rate and the BA Proceeds shall, in the absence of manifest error, be presumed correct.

     (b) Term. Each Bankers' Acceptance shall have an Interest Period as determined pursuant to Section 4.1(b) (subject to availability).

     (c) Discount Rate. On each borrowing date on which Bankers' Acceptances are to be accepted, the Administrative Agent, or the applicable Administrative Agent's Correspondent, shall advise the Canadian Borrower as to its determination of the applicable BA Discount Rate for the Bankers' Acceptances which the Revolving Lenders have agreed to purchase.


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     (d) Purchase of Bankers' Acceptances. Each Revolving Lender agrees to purchase a Bankers' Acceptance accepted by it. The Canadian Borrower shall sell, and such Revolving Lender shall purchase, the Bankers' Acceptance at the applicable BA Discount Rate. Each Revolving Lender shall provide, to the account of the Administrative Agent, the BA Proceeds less the Stamping Fee payable by the Canadian Borrower with respect to the Bankers' Acceptance. The Administrative Agent, or the applicable Administrative Agent's Correspondent, shall make available to the Canadian Borrower, in accordance with the provisions of Section 2.3, the BA Proceeds less the applicable Stamping Fee with respect to each Bankers' Acceptance purchased and each BA Equivalent Loan advanced by a Revolving Lender on the date of such acceptance. Each Revolving Lender may from time to time hold, sell, rediscount, trade or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

     (e) Execution of Bankers' Acceptances. Drafts drawn by the Canadian Borrower to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Canadian Borrower or by its attorneys, including attorneys appointed pursuant to Section 2.10(f). Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Canadian Borrower at the time of issuance of a Bankers' Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers' Acceptance so signed shall be binding on the Canadian Borrower.

     (f) Power of Attorney for the Execution of Bankers' Acceptances. To facilitate availment of the BA Loans, the Canadian Borrower hereby appoints each Revolving Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Revolving Lender, blank forms of Bankers' Acceptances. In this respect, it is each Revolving Lender's responsibility to maintain an adequate supply of blank forms of Bankers' Acceptances for acceptance under this Agreement. Each Revolving Lender shall exercise the same degree of care in the custody and safekeeping of signed blank forms of Bankers' Acceptance as it exercises in respect of its own bearer securities. The Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by a Revolving Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Revolving Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Revolving Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such Revolving Lender. No Revolving Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of the Revolving Lender or its officers, employees, agents or representatives. On the repayment in full of all Revolving Obligations or on request by the Canadian Borrower, each Revolving Lender shall cancel all forms of Bankers' Acceptances which have been pre-signed or pre-endorsed by or on behalf of the Canadian Borrower and which are held by such Revolving Lender and have not yet been issued in accordance herewith. Each Revolving Lender shall maintain a record with respect to Bankers' Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities. Each


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
Revolving Lender agrees to provide such records to the Canadian Borrower at the Canadian Borrower's expense upon request.

     To facilitate the acceptance of Bankers' Acceptances hereunder, the Canadian Borrower hereby authorizes the Revolving Lenders and irrevocably appoints each of the Revolving Lenders as its attorney, respectively:

     (i) to complete and sign on the Canadian Borrower's behalf, either manually or by facsimile or mechanical signature, the drafts to create the Bankers' Acceptances (with, in each Revolving Lender's discretion, the inscription "This is a depository bill subject to the Depository Bills and Notes Act (Canada)");

     (ii) after the acceptance thereof by any Revolving Lender, to endorse on the Canadian Borrower's behalf, either manually or by facsimile or mechanical signature, such Bankers' Acceptances in favor of the applicable purchaser or endorsee thereof including, in such Revolving Lender's discretion, such Revolving Lender or a clearing house (as defined by the Depository Bills and Notes Act (Canada));

     (iii) to deliver such Bankers' Acceptances to such purchaser or to deposit such Bankers' Acceptances with such clearing house; and

     (iv) to comply with the procedures and requirements established from time to time by such Revolving Lender or such clearing house in respect of the delivery, transfer and collection of bankers' acceptances and depository bills.

All Bankers' Acceptances so completed, signed, endorsed, delivered or deposited by a Revolving Lender on behalf of the Canadian Borrower shall be binding upon the Canadian Borrower as if completed, signed, endorsed, delivered or deposited by it. The records of the Revolving Lenders and such clearing houses shall, in the absence of manifest error, be conclusively binding on the Canadian Borrower. None of the Revolving Lenders shall be liable for any claim arising by reason of any loss or improper use of such Drafts or Bankers' Acceptances except for damages suffered by the Canadian Borrower caused by the willful misconduct or gross negligence of such Revolving Lender.

     (g) Disbursement of BA Loans. The Administrative Agent, or the applicable Administrative Agent's Correspondent, promptly following receipt of a Notice of Borrowing or Notice of Conversion Continuation in respect of Bankers' Acceptances, shall advise the Revolving Lenders of the notice and shall advise each Revolving Lender of the face amount of Bankers' Acceptances to be accepted by it on the applicable borrowing date and the applicable Interest Period (which shall be identical for all Revolving Lenders). The aggregate face amount of Bankers' Acceptances to be accepted by a Revolving Lender shall be determined by the Administrative Agent by reference to such Revolving Lender's Revolving Commitment Percentage of the Bankers' Acceptances to be made on the applicable borrowing date, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Revolving Lender would not be C$100,000, or a whole multiple thereof, the face amount shall be increased or reduced by the Administrative Agent in its sole discretion to C$100,000, or the


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nearest whole multiple of that amount, as appropriate; provided that after such issuance, the aggregate principal amount of all outstanding BA Loans from any Revolving Lender shall not at any time exceed such Revolving Lender's Revolving Commitment less the sum of (1) such Revolving Lender's Revolving Loans (other than BA Loans) and (2) such Revolving Lender's Revolving Commitment Percentage of each of the following: (x) all outstanding Non-Cash Management Swingline Loans, (y) the Aggregate Cash Management Swingline Commitment and (z) all outstanding L/C Obligations.

     (h) Waiver of Presentment and Other Conditions. The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Revolving Lender in respect of a Bankers' Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers' Acceptance being held, at the maturity thereof, by the Revolving Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if the Revolving Lender as holder sues the Canadian Borrower on the Bankers' Acceptance for payment of the amount payable by the Canadian Borrower thereunder. On the specified maturity date of a Bankers' Acceptance or the date of any prepayment thereof in accordance with this Agreement, if earlier, the Canadian Borrower shall pay to the Revolving Lender that has accepted such Bankers' Acceptance the full face amount of such Bankers' Acceptance and after such payment, the Canadian Borrower shall have no further liability in respect of such Bankers' Acceptance (except to the extent that any such payment is rescinded or reclaimed by operation of law or otherwise) and such Revolving Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such Bankers' Acceptance.

     (i) BA Equivalent Loans by Non-BA Lenders. Whenever the Canadian Borrower requests a BA Loan or conversion to a BA Loan or continuation of a BA Loan under this Agreement, each Non-BA Lender shall, in lieu of accepting a Bankers' Acceptance, make a BA Equivalent Loan in an amount equal to the Non-BA Lender's Revolving Commitment Percentage of the BA Loan to be made on the applicable borrowing date.

     (j) Terms Applicable to Discount Notes. As set out in the definition of "Bankers' Acceptances", that term includes Discount Notes and all terms of this Agreement applicable to Bankers' Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For purposes of this Agreement:

          (i) the term of a Discount Note shall be the same as the Interest Period for Bankers' Acceptances accepted and purchased on the same date in respect of the same BA Loan;

          (ii) a stamping fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Stamping Fee in respect of a Bankers' Acceptance; and

          (iii) the BA Discount Rate applicable to a Discount Note shall be the BA Discount Rate applicable to Bankers' Acceptances accepted by the Administrative Agent (or its designee), as Revolving Lender, on the same date, in respect of the same BA Loan.


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
     (k) Stamping Fees on Bankers' Acceptance. The Canadian Borrower shall pay, in respect of each draft accepted by the Revolving Lenders as a Bankers' Acceptance, a per annum stamping fee (the "Stamping Fee") equal to (i) the Applicable Margin for Fixed Rate Loans, changing when and as such Applicable Margin for Fixed Rate Loans shall change, multiplied by (ii) the face amount of such Bankers' Acceptance, and calculated based on the number of days to maturity of such Bankers' Acceptance divided by the number of days in the applicable year, being 365 or 366, as the case may be. Such Stamping Fee shall be payable in advance on the date of issuance of the Bankers' Acceptance. The Canadian Borrower authorizes and directs the Revolving Lenders to deduct from the BA Proceeds of Bankers' Acceptances purchased by such Revolving Lender for its own account, the amount of each such Stamping Fee upon the issue of each Bankers' Acceptance.

     (l) Depository Bills and Notes Act. At the option of the Canadian Borrower and any Revolving Lender, Bankers' Acceptances under this Agreement to be accepted by such Revolving Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Agreement.

     (m) Circumstances Making Bankers' Acceptances Unavailable. If the Administrative Agent determines in good faith, which determination shall constitute prima facie evidence thereof, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

          (i) the right of the Canadian Borrower to request a BA Loan (or continuation or conversion thereof) shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies the Canadian Borrower; and

          (ii) any notice relating to a BA Loan (or continuation or conversion thereof) which is outstanding at such time shall be deemed to be a notice requesting Canadian Prime Rate Loans (or continuation or conversion thereof).

The Administrative Agent shall promptly notify the Canadian Borrower and the Revolving Lenders of the suspension in accordance with this Section 2.10(m) of the Canadian Borrower's right to request a BA Loan (or continuation or conversion thereof) and of the termination of any such suspension.

     (n) Prepayment. As provided in Section 2.4, the Canadian Borrower may pay the full face amount of a Bankers' Acceptances to the Administrative Agent, or the applicable Administrative Agent's Correspondent, to be held by the Administrative Agent, or the applicable Administrative Agent's Correspondent, in a non-interest (unless otherwise agreed to by the Administrative Agent or the applicable Administrative Agent's Correspondent) bearing account as collateral security for the Canadian Borrower's obligations with respect to those Bankers' Acceptances and after such payment, the Canadian Borrower shall have no further liability in respect of such Bankers' Acceptance (except to the extent that any such payment is rescinded or


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
reclaimed by operation of law or otherwise) and the Revolving Lender that accepted such Bankers' Acceptance shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such Bankers' Acceptance.

     (o) Default. Immediately upon termination of the Commitments under Section 12.2, the Canadian Borrower shall pay to the Administrative Agent on behalf of the Revolving Lenders the full face amount of all Bankers' Acceptances which have not matured; provided that, at the Administrative Agent's sole discretion, such amounts may be paid to the Revolving Lenders in full and absolute satisfaction of the Canadian Borrower's reimbursement obligation in respect of such Banker's Acceptances, or, alternatively, such amounts may be held by the Administrative Agent in a non-interest bearing (unless otherwise agreed to by the Administrative Agent) account as collateral security for the Canadian Borrower's obligations with respect to those Bankers' Acceptances.

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

     SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lenders, upon notice to the Administrative Agent, and in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agree to issue Letters of Credit for the account of the Multicurrency Borrowers on any Business Day from the Closing Date through but not including the date which is five (5) Business Days prior to the Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, the aggregate amount of all outstanding L/C Obligations would exceed the lesser of (i) the L/C Commitment or (ii) the Revolving Commitment less the sum of the aggregate principal amount of all outstanding Revolving Loans, all outstanding Non-Cash Management Swingline Loans and the Aggregate Cash Management Swingline Commitment. Each Letter of Credit (other than the Existing Letters of Credit) shall (i) be denominated in a Permitted Currency in a minimum amount acceptable to the applicable Issuing Lender, (ii) be a standby letter of credit issued to support obligations of the Credit Parties, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the applicable Issuing Lender and the Administrative Agent, which date shall be no later than the earlier of
(A) five (5) Business Days prior to the Maturity Date and (B) one year after its date of issuance; provided that any such Letter of Credit may, (I) by its terms and otherwise consistent with this Agreement, provide for automatic annual renewals and (II) expire on a date that is after the Maturity Date with the prior written consent of each of the Administrative Agent and the applicable Issuing Lender, in each such Person's sole discretion; provided that all L/C Obligations associated with any such Letter of Credit are cash collateralized in a manner satisfactory to the Administrative Agent and the applicable Issuing Lender on or prior to the Maturity Date, and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Revolving Loan Documents, a Letter of


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Credit issued and outstanding hereunder. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2 Procedure for Issuance of Letters of Credit. The Canadian Borrower, on behalf of itself and the other Credit Parties, may from time to time request that the applicable Issuing Lender issue a Letter of Credit by delivering to the applicable Issuing Lender at such Issuing Lender's Lending Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information ("L/C Supporting Documentation") as such Issuing Lender and the Administrative Agent may request (which information shall include the Permitted Currency in which the Letter of Credit shall be denominated). The applicable Multicurrency Borrower will contemporaneously deliver to the Administrative Agent, at the Administrative Agent's Office, a copy of such Letter of Credit Application and L/C Supporting Documentation. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the L/C Supporting Documentation delivered to it in connection therewith in accordance with its customary procedures and shall, after approving the same and receiving confirmation from the Administrative Agent that sufficient availability exists under the Revolving Facility for the issuance of such Letter of Credit, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than four
(4) Business Days (or such lesser time period as agreed to by the applicable Issuing Lender and the applicable Multicurrency Borrower) after its receipt of the Letter of Credit Application therefor and all L/C Supporting Documentation relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the applicable Issuing Lender and the applicable Multicurrency Borrower. The applicable Issuing Lender shall promptly furnish to such Multicurrency Borrower and the Administrative Agent a copy of such Letter of Credit.

     SECTION 3.3 Commissions and Other Charges.

     (a) Letter of Credit Commissions. The applicable Multicurrency Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Loans that are Fixed Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Revolving Commitment Percentages.

     (b) Issuance Fee. In addition to the foregoing commission, the applicable Multicurrency Borrower shall pay to the applicable Issuing Lender, an issuance fee with respect


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to each Letter of Credit in an amount equal to the face amount of such Letter of
Credit multiplied by one-eighth of one percent (0.125%) per annum. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand of the applicable Issuing Lender to the Canadian Borrower on behalf of the applicable Multicurrency Borrower. The applicable Issuing Lender may debit an account of the applicable Multicurrency Borrower for the payment of such fee if agreed to between the applicable Issuing Lender and the applicable Multicurrency Borrower.

     (c) Other Costs. In addition to the foregoing fees and commissions, the applicable Multicurrency Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     (d) Payments. The commissions, fees, charges, costs and expenses payable pursuant to this Section 3.3 shall be payable in the Permitted Currency in which the applicable Letter of Credit is denominated.

     SECTION 3.4 L/C Participations.

     (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Percentage in such Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the applicable Multicurrency Borrower through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender in the applicable Permitted Currency upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the applicable Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, such Issuing Lender shall notify the Administrative Agent and each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to such Issuing Lender in the applicable Permitted Currency the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender in the applicable Permitted Currency on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Floating Rate (as applicable to such Permitted Currency) as determined by the Administrative Agent during the


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period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error. With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section 3.4, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (the local time of the applicable Issuing Lender) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (the local time of the applicable Issuing Lender) on any Business Day, such payment shall be due on the following Business Day.

     (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Commitment Percentage of such payment in accordance with this Section 3.4, such Issuing Lender receives any payment (except in respect of payments under Section 3.3(b) and (c)) related to such Letter of Credit (whether directly from the applicable Multicurrency Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

     SECTION 3.5 Reimbursement Obligation of the Multicurrency Borrowers.

     (a) Reimbursement Obligation. In the event of any drawing under any Letter of Credit, the applicable Multicurrency Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds in the applicable Permitted Currency in which the Letter of Credit was denominated, the applicable Issuing Lender on each date on which such Issuing Lender notifies the applicable Multicurrency Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. The applicable Issuing Lender shall promptly deliver written notice of any drawing under a Letter of Credit to the Administrative Agent and the applicable Multicurrency Borrower. Unless the applicable Multicurrency Borrower shall immediately notify such Issuing Lender that it intends to reimburse such Issuing Lender for such drawing from other sources or funds, such Multicurrency Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Lenders make a Revolving Loan bearing interest based upon the Floating Rate in the same Permitted Currency as the applicable Letter of Credit on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment (including without limitation, any and all costs, fees and other expenses incurred by such Issuing Lender in effecting the payment of any Letter of Credit denominated in an Alternative Currency), and the Revolving Lenders shall make such requested Revolving Loan, the proceeds of which shall be applied to reimburse the applicable Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Lender acknowledges and agrees that its obligation to fund a Revolving Loan in accordance with


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this Section 3.5(a) to reimburse the Issuing Lenders for any draft paid under a
Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.1 or Article VI. If the applicable Multicurrency Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse any Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Floating Rate Loans in the same Permitted Currency as the applicable Letters of Credit which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

     (b) Exchange Indemnification and Increased Costs. The applicable Multicurrency Borrower shall, upon demand from any Issuing Lender or L/C Participant, pay to such Issuing Lender or such L/C Participant, the amount of
(i) any loss or cost or increased cost incurred by such Issuing Lender or such L/C Participant, (ii) any reduction in any amount payable to or in the effective return on the capital to such Issuing Lender or such L/C Participant and (iii) any currency exchange loss, in each case that such Issuing Lender or such L/C Participant sustains as a result of the applicable Multicurrency Borrower's repayment in any Permitted Currency other than the Permitted Currency in which the applicable Letter of Credit was initially denominated. A certificate of such Issuing Lender or such L/C Participant setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Issuing Lender or such L/C Participant shall be conclusively presumed to be correct save for manifest error.

     SECTION 3.6 Obligations Absolute. The Multicurrency Borrowers' obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Multicurrency Borrowers may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Multicurrency Borrowers also agree that the Issuing Lenders, the Administrative Agent and the L/C Participants shall not be responsible for, and the Multicurrency Borrowers' Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Multicurrency Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Multicurrency Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct. The Multicurrency Borrowers agree that any action taken or omitted by the Issuing Lenders or the Administrative Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on each Multicurrency Borrower and shall not result in any liability of any Issuing Lender, the Administrative Agent or any L/C Participant to any Multicurrency Borrower. The responsibility of the Issuing Lenders to the Multicurrency Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to


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any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this
Article III shall apply.

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

     SECTION 4.1 Interest.

     (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Canadian Borrower, on behalf of the applicable Multicurrency Borrower, Revolving Loans and Non-Cash Management Swingline Loans shall bear interest at the Available Rates provided on Schedule 1.1(a) hereto plus the Applicable Margin; provided that no Fixed Rate Loan shall be available until after the Closing Date upon the delivery of a Notice of Borrowing delivered in accordance with, and at the applicable time required by, Section
2.3 (it being understood that the Canadian Borrower, on behalf of the applicable Multicurrency Borrower, may give a Notice of Conversion/Continuation in accordance with, and at the applicable time required by, Section 4.2 such that any applicable Floating Rate Loan funded on the Closing Date will be converted to a Fixed Rate Loan after the Closing Date); provided further that Bankers' Acceptances shall be discounted, and shall otherwise be subject to such other terms and conditions, set forth in Section 2.10. The Canadian Borrower, on behalf of the applicable Multicurrency Borrower, shall select the rate of interest and Interest Period, if any, applicable to any Revolving Loan at the time a Notice of Borrowing is given pursuant to Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2; provided that (i) any Revolving Loan or any portion thereof as to which the Canadian Borrower has not duly specified the applicable Multicurrency Borrower (A) in its Notice of Borrowing as provided herein shall be deemed to be a Revolving Loan requested by the U.S. Borrower and (B) in its Notice of Conversion/Continuation as provided herein shall be deemed to be a Revolving Loan requested by the applicable Multicurrency Borrower converting or continuing such Revolving Loan,
(ii) any Revolving Loan or any portion thereof as to which the Canadian Borrower has not duly specified the applicable Permitted Currency (A) in its Notice of Borrowing as provided herein shall be deemed to be a request for a Revolving Loan denominated in Dollars or (B) in its Notice of Conversion/Continuation as provided herein shall be deemed to be a request for a Revolving Loan denominated in the same Permitted Currency as the Revolving Loan which is being converted or continued, (iii) any Revolving Loan or any portion thereof as to which the Canadian Borrower has not duly specified an interest rate (excluding Revolving Loans denominated in an Alternative Currency) in its Notice of Borrowing or Notice of Conversion/Continuation (as applicable) as provided herein shall be deemed to be a Revolving Loan denominated in Dollars bearing interest at the applicable Floating Rate set forth on Schedule 1.1(a) hereto with respect to the applicable Multicurrency Borrower and (iv) requests for Revolving Loans denominated in an


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
Alternative Currency as to which the Canadian Borrower has not duly specified an interest rate and interest period in its Notice of Borrowing or Notice of Conversion/Continuation (as applicable) shall be deemed to be a Revolving Loan denominated in the applicable Alternative Currency bearing interest at the applicable Floating Rate set forth on Schedule 1.1(a) hereto with respect to the applicable Multicurrency Borrower. Each Cash Management Swingline Loan will bear interest at the same interest rate that is applicable to any Non-Cash Management Swingline Loan made to the same applicable Borrower which is denominated in the same Permitted Currency as such Cash Management Swingline Loan plus the Applicable Margin applicable to such Non-Cash Management Swingline Loan as provided on Schedule 1.1(d).

     (b) Interest Periods. In connection with each Fixed Rate Loan, the Canadian Borrower, on behalf of itself or the applicable Multicurrency Borrower, by giving notice at the times described in Section 2.3 or 4.2, as applicable, shall elect an interest period (each, an "Interest Period") to be applicable to such Fixed Rate Loan, which Interest Period shall be a period of one (1) month, two
(2) months, three (3) months, six (6) months, or, if made available by each of the Revolving Lenders in its sole discretion, nine (9) months or twelve (12) months; provided that:

          (i) the Interest Period shall commence on the date of advance of or conversion to, any Fixed Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a Fixed Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

          (iii) any Interest Period with respect to a Fixed Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall extend beyond the Maturity Date; and

          (v) there shall be no more than eight (8) Interest Periods for Revolving Loans in effect at any time.

     (c) Default Rate. (i) Automatically upon the occurrence and during the continuance of an Event of Default under Sections 12.1(a), (b), (i) and (j) and
(ii) subject to Section 12.3, at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Multicurrency Borrowers shall no longer have the option to request Alternative Currency Loans, Fixed Rate Loans (including BA Loans), Non-Cash Management Swingline Loans or Letters of Credit, (B) all outstanding Fixed Rate Loans shall


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bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to such Revolving Loans until the end of the applicable Interest Period and thereafter at a rate per annum equal to two percent (2%) in excess of the Floating Rate then applicable to such Revolving Loans, (C) all outstanding Floating Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the Floating Rate then applicable to such Floating Rate Loans, and
(D) all other outstanding Obligations arising under this Agreement or under any other Revolving Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Floating Rate Loans with respect to the Permitted Currency in which such other Obligation is denominated; provided that, notwithstanding the foregoing to the contrary, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, in its discretion or at the direction of the Required Lenders, may require that:

     (i) with respect to any Alternative Currency Loan that is a Fixed Rate Loan, such Alternative Currency Loan shall be (A) repaid immediately or (B) redenominated into Dollars in the Dollar Amount thereof on the last day of the then current Interest Period with respect thereto and shall bear interest at the applicable Floating Rate; or

     (ii) with respect to any Alternative Currency Loan that is a Floating Rate Loan, such Alternative Currency Loan shall be redenominated into Dollars in the Dollar Amount thereof and shall bear interest at the applicable Floating Rate.

Interest shall continue to accrue on the Obligations after the filing by or against any Multicurrency Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign. The interest accrued pursuant to this Section 4.1(c) shall be payable by the applicable Multicurrency Borrower on demand of the Administrative Agent.

     (d) Interest Payment and Computation.

          (i) Interest on each Floating Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2005 and interest on each Fixed Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on Fixed Rate Loans (except for (A) Fixed Rate Loans denominated in Pounds Sterling which shall be computed on the basis of a 365 day year and (B) BA Loans, which shall be computed on the basis of a 365 or 366 day year, as the case may be) and all fees (except for Stamping Fees, which shall be computed on the basis of a 365 or 366 day year, as the case may be) payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Floating Rate Loans shall be computed on the basis of a 365/366-day year and assessed for the actual number of days elapsed.

          (ii) For greater certainty, whenever any amount is payable under this Agreement or any other Revolving Loan Document by the Canadian Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be


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
     calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method" (e.g. when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum).

     (e)  Maximum Rate.

          (i) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement or any other Revolving Loan Document charged or collected pursuant to the terms of this Agreement or any other Revolving Loan Document exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

          (ii) Notwithstanding the provisions of this Section 4.1 or any other provision of this Agreement or any other Revolving Loan Document, in no event shall the aggregate "interest" (as such term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as such term is defined in Section 347 of the Criminal Code (Canada)) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of ten (10) years and appointed by the Administrative Agent, or the applicable Administrative Agent's Correspondent, will be conclusive for the purposes of such determination. A certificate of an authorized signing officer of the Administrative Agent, or the applicable Administrative Agent's Correspondent, as applicable, as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

          (iii) In the event that such a court determines that the Revolving Lenders have charged or received interest hereunder or under any other Revolving Loan Document in excess of the highest applicable rate, the rate in effect hereunder or under such Revolving Loan Document shall automatically be reduced to the maximum rate permitted by Applicable Law and the Revolving Lenders shall at the Administrative Agent's option (A) promptly refund to the applicable Multicurrency Borrower any interest received by the Revolving Lenders in excess of the maximum lawful rate or
     (B) apply such excess to the principal balance of the Obligations arising solely under this Agreement or under any other Revolving Loan Document (and excluding any Obligation arising in whole or in part under any Additional Facility Loan Document) on a pro rata basis. It is the intent hereof that the Multicurrency Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Revolving Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

     (f) Basis of Accrual. Subject to Section 1.9, with respect to the currency of any state that becomes a Participating Member State, the accrual of interest or fees expressed in this


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Agreement with respect to such currency shall be based upon the applicable convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, which such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that if any Revolving Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Loan, at the end of the then current Interest Period.

     SECTION 4.2 Notice and Manner of Conversion or Continuation of Revolving Loans.

     (a) Provided that no Default or Event of Default has occurred and is then continuing, the Multicurrency Borrowers shall have the option to:

          (i) convert all or any portion of any outstanding Floating Rate Loans (other than Swingline Loans) in the minimum amounts set forth on Schedule 1.1(a) hereto into Fixed Rate Loans in the same Permitted Currency at any time following:

               (A) the third (3rd) Business Day after the Closing Date with respect to any Revolving Loan (other than a BA Loan) made to the Canadian Borrower or the U.S. Borrower;

               (B) the first (1st) Business Day after the Closing Date with respect to (1) any BA Loan to be made to the Canadian Borrower or (2) any Revolving Loan made to the U.K. Borrower in Pounds Sterling; or

               (C) the third (3rd) Business Day after the Closing Date with respect to any Revolving Loan to be made to the U.K. Borrower in Dollars or euros; or

          (ii) upon the expiration of any Interest Period,

               (A) convert all or any part of its outstanding Fixed Rate Loans in the minimum amounts set forth on Schedule 1.1(a) hereto into Floating Rate Loans (other than Swingline Loans) in the same Permitted Currency; or

               (B) continue any Fixed Rate Loan denominated in any Permitted Currency in the minimum amounts set forth on Schedule 1.1(a) hereto as Fixed Rate Loans in the same Permitted Currency;

provided that (x) with respect to any BA Loan, any conversion of a BA Loan shall be made on, and only on, the maturity date applicable thereto; (y) with respect to any BA Loan, in the event that a BA Loan is to be continued as a BA Loan, the BA Proceeds arising from the continued BA Loan shall be retained by the relevant Revolving Lender to be applied by it to the face amount of the Bankers' Acceptance maturing on the date of such advance, and the Canadian Borrower shall pay to each Revolving Lender, on such date, an amount equal to the difference between the face amount at maturity of the maturing Bankers' Acceptance and the BA Proceeds of the Bankers'


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Acceptance to be issued; and (z) with respect to any Fixed Rate Loan, if the
Canadian Borrower fails to provide a Notice of Conversion/Continuation with respect to such Fixed Rate Loan or any portion thereof prior to the time period required below, such Fixed Rate Loan shall be converted into a Floating Rate Loan made to the same Multicurrency Borrower and denominated in the same Permitted Currency applicable to such Fixed Rate Loan or any portion thereof.

     (b) Whenever a Multicurrency Borrower desires to convert or continue Revolving Loans as provided above, the Canadian Borrower, on behalf of such Multicurrency Borrower, shall give the Administrative Agent, and in the case of any applicable Revolving Loans made to the U.K. Borrower or the Canadian Borrower, the applicable Administrative Agent's Correspondent, irrevocable prior written notice in the form attached as EXHIBIT E (a "Notice of Conversion/Continuation") not later than:

     (i) with respect to Revolving Loans made to the U.S. Borrower, (A) 11:00 a.m. (Eastern time) three (3) Business Days before the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan that is to be converted or continued as a Fixed Rate Loan) and (B) 11:00 a.m. (Eastern time) on the same Business Day as the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan that is to be converted or continued as a Floating Rate
          Loan);

     (ii) with respect to Revolving Loans made to the Canadian Borrower, (A) 11:00 a.m. (Eastern time) three (3) Business Days before the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan that is to be converted or continued as a LIBOR Rate Loan); (B) 11:00 a.m. (Eastern time) one
          (1) Business Day before the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan that is to be converted or continued as a BA Loan) and
          (C) 11:00 a.m. (Eastern time) the same Business Day as the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan that is to be converted or continued as a Floating Rate Loan); and

     (iii) with respect to Revolving Loans made to the U.K. Borrower, (A) 10:00 a.m. (Eastern time) three (3) Business Days before the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan denominated in Dollars or euros that is to be converted or continued as a Fixed Rate Loan),
          (B) 10:00 a.m. (Eastern time) one (1) Business Day before the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan denominated in Pounds Sterling that is to be converted or continued as a Fixed Rate Loan) and (C) 10:00 a.m. (Eastern time) one (1) Business Day before the day on which such proposed conversion or continuation of such Loan is to be effective (with respect to any Revolving Loan that is to be converted or continued as a Floating Rate Loan).


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
     In each case, the Notice of Conversion/Continuation shall specify:

     (I)  the applicable Multicurrency Borrower;

     (II) the Revolving Loans to be converted or continued, and, in the case of any Fixed Rate Loan to be converted or continued, the last day of the Interest Period therefor;

     (III) the Permitted Currency in which such Revolving Loan is denominated;

     (IV) the effective date of such conversion or continuation (which shall be a Business Day);

     (V) the principal amount of such Revolving Loans to be converted or continued;

     (VI) the applicable Available Rate for each Revolving Loan; and

     (VII) the Interest Period to be applicable to such converted or continued Fixed Rate Loan.

The Administrative Agent shall promptly notify the Revolving Lenders of such Notice of Conversion/Continuation.

     SECTION 4.3 Fees.

     (a) Facility Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee at a rate per annum corresponding to the Applicable Margin set forth in the table in the definition of Applicable Margin, on the full amount of the average daily Aggregate Commitment, regardless of usage. The facility fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2005, and ending on the Maturity Date. Such facility fee shall be distributed by the Administrative Agent to the Revolving Lenders and each agent under each Additional Facility (for the account of the applicable Lenders under such Additional Facility) pro rata in accordance with the Lenders' respective Commitment Percentages.

     (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent and its affiliates, for their own account, the fees set forth in the Fee Letter.

     SECTION 4.4 Manner of Payment.

     (a) Payments. Each payment by the Multicurrency Borrowers on account of the principal of or interest on any Revolving Extension of Credit or of any fee, commission or other


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amounts (including the Reimbursement Obligation with respect to any Letter of
Credit) payable to the Revolving Lenders under this Agreement or any Revolving Note shall be made (i) to the Administrative Agent (or the applicable Administrative Agent's Correspondent) at its applicable Payment Office for the account of the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages except as provided in Section 2.9(i) (with respect to repayments necessary to effect the reallocation of Commitments), or
(ii) with respect to any payment payable solely for the account of a Swingline Lender or an Issuing Lender, to the applicable Swingline Lender or the applicable Issuing Lender (it being agreed that the applicable Multicurrency Borrower shall provide prompt notice of such payment to the Administrative Agent, except in the case of payments made with respect to Cash Management Swingline Loans), in each case, in immediately available funds in the applicable Permitted Currency not later than 1:00 p.m. (the local time of the Administrative Agent, or, if applicable, the applicable Administrative Agent's Correspondent or the applicable Swingline Lender or applicable Issuing Lender) on the date specified for payment under this Agreement and shall be made without any set-off, counterclaim or deduction whatsoever; provided that:

          (A) with respect to each Letter of Credit, each payment of the applicable Issuing Lender's fees or the L/C Participants' commissions shall be made in like manner, but for the account of the applicable Issuing Lender or the L/C Participants, as the case may be;

          (B) with respect to each Swingline Loan, each payment (including, without limitation, all fees and expenses payable to the applicable Swingline Lender) shall be made in like manner, but for the account of the applicable Swingline Lender; and

          (C) with respect to the fees and the expenses of the Administrative Agent, each payment shall be made in like manner, but for the account of the Administrative Agent.

Any payment received after such time but before 4:00 p.m. (the local time of the Administrative Agent or, if applicable, the applicable Administrative Agent's Correspondent or the applicable Swingline Lender or applicable Issuing Lender) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 4:00 p.m. (the local time of the applicable Payment Office) shall be deemed to have been made on the next succeeding Business Day for all purposes.

     (b) General Payment Provisions. Except as set forth below, upon receipt by the Administrative Agent (or the applicable Administrative Agent's Correspondent) of any payment, the Administrative Agent (or the applicable Administrative Agent's Correspondent) shall distribute to each Revolving Lender at its applicable Payment Office (or as otherwise specified by such Revolving Lender) its pro rata share of such payment in accordance with such Revolving Lender's Revolving Commitment Percentage and shall wire advice of the amount of such credit to such Revolving Lender; provided that:


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          (i) each payment with respect to any Issuing Lender's fees or the L/C
     Participants' commissions shall be distributed to the applicable Payment Office of the applicable Issuing Lender or the L/C Participants, as the case may be;

          (ii) each payment with respect to any Swingline Loans (including, without limitation, all fees and expenses payable to the applicable Swingline Lender) shall be distributed to the applicable Payment Office of the applicable Swingline Lender; and

          (iii) each payment with respect to any fees and expenses of the Administrative Agent shall be distributed to the applicable Payment Office of the Administrative Agent.

Furthermore, any amount payable to any Revolving Lender under Sections 4.11, 4.12, 4.13 or 14.3 shall be paid to the Administrative Agent for the account of the applicable Revolving Lender. Subject to Section 4.1(b)(ii) if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 4.5 Evidence of Indebtedness.

     (a) Revolving Extensions of Credit. The Revolving Extensions of Credit made by each Revolving Lender shall be evidenced by one or more accounts or records maintained by such Revolving Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Revolving Lender shall be conclusive absent manifest error of the amount of the Revolving Extensions of Credit made by the Revolving Lenders to the Multicurrency Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Multicurrency Borrowers hereunder to pay any amount owing with respect to the Revolving Obligations. In the event of any conflict between the accounts and records maintained by any Revolving Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Revolving Lender made through the Administrative Agent, the Multicurrency Borrowers shall execute and deliver to such Revolving Lender (through the Administrative Agent) Notes which shall evidence such Revolving Lender's Revolving Loans in addition to such accounts or records. Each Revolving Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto but the failure to do so shall not affect the validity of such Notes.

     (b) Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Swingline Loans and Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.


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     SECTION 4.6 Adjustments. If any Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Extensions of Credit or other obligations hereunder resulting in such Revolving Lender's receiving payment of a proportion of the aggregate amount of its Revolving Extensions of Credit and accrued interest thereon or other such obligations (other than pursuant to Sections 4.11, 4.12, 4.13 or 14.3) greater than its pro rata share thereof as provided herein, then the Revolving Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and such other obligations of the other Revolving Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Extensions of Credit and other amounts owing them; provided that

          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

          (ii) the provisions of this Section 4.6 shall not be construed to apply to (x) any payment made by the Multicurrency Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Revolving Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to a Credit Party or any Subsidiary thereof (as to which the provisions of this Section 4.6 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Revolving Lender were a direct creditor of each Credit Party in the amount of such participation.

     SECTION 4.7 Nature of Obligations of Revolving Lenders Regarding Revolving Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Revolving Lenders under this Agreement to make, to issue or to participate in Revolving Extensions of Credit, are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Revolving Lender prior to a proposed borrowing date that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Revolving Lender of its obligations hereunder), the Administrative Agent may assume that such Revolving Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b), and the Administrative Agent may, in reliance upon such assumption, make available to the Multicurrency Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Revolving Lender shall pay to the


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Administrative Agent on demand an amount, until paid, equal to (a) with respect to any Revolving Loan denominated in Dollars the product of (i) the amount not made available by such Revolving Lender in accordance with the terms hereof, times (ii) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Revolving Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360 and (b) with respect to any Revolving Loan denominated in an Alternative Currency, the amount not made available by such Revolving Lender in accordance with the terms hereof and interest thereon at a rate per annum equal to the Administrative Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount. A certificate of the Administrative Agent with respect to any amounts owing under this Section
4.7 shall be conclusive, absent manifest error. If such Revolving Lender's Revolving Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Revolving Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Floating Rate Loans hereunder made to the applicable Multicurrency Borrower in the applicable Permitted Currency, on demand, from the Multicurrency Borrower. The failure of any Revolving Lender to make available its Revolving Commitment Percentage of any Revolving Loan requested by the Multicurrency Borrowers shall not relieve it or any other Revolving Lender of its obligation, if any, hereunder to make its Revolving Commitment Percentage of such Revolving Loan available on the borrowing date, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make its Revolving Commitment Percentage of such Revolving Loan available on the borrowing date. Notwithstanding anything set forth herein to the contrary, any Revolving Lender that fails to make available its Revolving Commitment Percentage of any Revolving Loan shall not (a) have any voting or consent rights under or with respect to any Revolving Loan Document (except that the Revolving Commitment of such Revolving Lender may not be increased or extended without the consent of such Revolving Lender) or (b) constitute a "Revolving Lender" (or be included in the calculation of Required Lenders or Required Credit Facility Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document.

     SECTION 4.8 Redenomination of Revolving Loans.

     (a) Redenomination of Revolving Loans. Subject to Section 1.9, any Revolving Loan to be denominated in the currency of the applicable Participating Member State shall be made in the euro.

     (b) Redenomination of Obligations. Subject to Section 1.9, any obligation of any party under this Agreement or any other Revolving Loan Document which has been denominated in the currency of a Participating Member State shall be redenominated into the euro.


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     (c) Further Assurances. The terms and provisions of this Agreement will be subject to such reasonable changes of construction as determined by the Administrative Agent to reflect the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced and to reflect market practice at that time, and subject thereto, to put the Administrative Agent, the Revolving Lenders and the Multicurrency Borrowers in the same position, so far as possible, that they would have been if such implementation had not occurred. In connection therewith, the Multicurrency Borrowers agree, at the request of the Administrative Agent, at the time of or at any time following the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced, to enter into an agreement amending this Agreement in such manner as the Administrative Agent shall reasonably request.

     SECTION 4.9. Regulatory Limitation. In the event, as a result of increases in the value of Alternative Currencies against the Dollar or for any other reason, the obligation of any of the Revolving Lenders to make Revolving Loans (taking into account the Dollar Amount of the Secured Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. Section 84, as amended, the regulations promulgated thereunder and any other Applicable Law) is determined by such Revolving Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. Section 84, as amended, and the regulations promulgated thereunder, or any other Applicable Law, the amount of additional Revolving Extensions of Credit such Lender shall be obligated to make or issue or participate in hereunder shall immediately be reduced to the maximum amount which such Revolving Lender may legally advance (as determined by such Revolving Lender), the obligation of each of the remaining Revolving Lenders hereunder shall be proportionately reduced, based on their applicable Revolving Commitment Percentages and, to the extent necessary under such laws and regulations (as determined by each of the Revolving Lenders, with respect to the applicability of such laws and regulations to itself), and the Multicurrency Borrowers shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Secured Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

     SECTION 4.10 Changed Circumstances.

     (a) Circumstances Affecting Fixed Rate Loans and Alternative Currency Availability. If, with respect to any Interest Period for any Fixed Rate Loan, the Administrative Agent or any Revolving Lender (after consultation with the Administrative Agent) shall determine that (i) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or an Alternative Currency in the applicable amounts are not being quoted via Telerate Page Screen 3750 or the applicable Reuters Screen Page or offered to the Administrative Agent or such Revolving Lender for such Interest Period, (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) it has become otherwise materially impractical for the Administrative Agent or the Revolving Lenders to make such Revolving Loan in an Alternative Currency, then the Administrative Agent shall forthwith give notice thereof to the Multicurrency Borrowers. Thereafter, until the Administrative Agent


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notifies the Multicurrency Borrowers that such circumstances no longer exist, the obligation of the Revolving Lenders to make such Fixed Rate Loans or Alternative Currency Loans, as applicable, and the right of the Multicurrency Borrowers to convert any Revolving Loan to or continue any Revolving Loan as a Fixed Rate Loan or an Alternative Currency Loan, as applicable, shall be suspended, and the Multicurrency Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Fixed Rate Loan or Alternative Currency Loan, as applicable, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Fixed Rate Loan or Alternative Currency Loan, as applicable, or convert the then outstanding principal amount of each such Fixed Rate Loan or Alternative Currency Loan, as applicable, to a Floating Rate Loan in the applicable Permitted Currency as of the last day of such Interest Period.

     (b) Laws Affecting Fixed Rates and Alternative Currency Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Revolving Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Revolving Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Fixed Rate Loan or any Alternative Currency Loan, such Revolving Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Multicurrency Borrowers and the other Revolving Lenders. Thereafter, until the Administrative Agent notifies the Multicurrency Borrowers that such circumstances no longer exist, (i) the obligations of the Revolving Lenders to make Fixed Rate Loans or Alternative Currency Loans, as applicable, and the right of the Multicurrency Borrowers to convert any Revolving Loan or continue any Revolving Loan as a Fixed Rate Loan or an Alternative Currency Loan, as applicable, shall be suspended and thereafter the Multicurrency Borrowers may select only Floating Rate Loans or Loans denominated in Dollars, as applicable, hereunder, and (ii) if any of the Revolving Lenders may not lawfully continue to maintain a Fixed Rate Loan or an Alternative Currency Loan, as applicable, to the end of the then current Interest Period applicable thereto as a Fixed Rate Loan or Alternative Currency Loan, as applicable, the applicable Fixed Rate Loan or an Alternative Currency Loan, as applicable, shall immediately be converted to a Floating Rate Loan in the applicable Permitted Currency or a Loan denominated in Dollars, as applicable, for the remainder of such Interest Period.

     SECTION 4.11 Indemnity. Each Multicurrency Borrower hereby indemnifies each of the Revolving Lenders against any loss or expense (including, without limitation, any foreign exchange costs but excluding the loss of the Applicable Margin) which may arise or be attributable to each Revolving Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Loan (a) as a consequence of any failure by any Multicurrency Borrower to make any payment when due of any amount due hereunder in connection with a Fixed Rate Loan, (b) due to any failure of any Multicurrency Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any


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Fixed Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Revolving Lender's sole discretion, based upon the assumption that such Revolving Lender funded its Revolving Commitment Percentage of the Fixed Rate Loans in the London interbank or other applicable market and using any reasonable attribution or averaging methods which such Revolving Lender deems appropriate and practical. A certificate of such Revolving Lender setting forth the basis for determining such amount or amounts necessary to compensate such Revolving Lender shall be forwarded to the Canadian Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.12 Increased Costs.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Revolving Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender (or any of their respective Lending Offices);

          (ii) subject any Revolving Lender or any Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Fixed Rate Loan made by it, or change the basis of taxation of payments to such Revolving Lender or such Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.13 and the imposition of, or any change in the rate of any Excluded Taxes payable by such Revolving Lender or such Issuing Lender); or

          (iii) impose on any Revolving Lender or any Issuing Lender (or any of their respective Lending Offices) or the London interbank or other applicable market any other condition, cost or expense affecting this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Fixed Rate Loan made by it;

and the result of any of the foregoing shall be to increase the cost to such Revolving Lender or such Issuing Lender of making, converting into or maintaining any Fixed Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Revolving Lender or any Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Revolving Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Revolving Lender or such Issuing Lender, the Multicurrency Borrowers shall promptly pay to any such Revolving Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Revolving Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Revolving Lender or Issuing Lender determines that any Change in Law affecting such Revolving Lender or Issuing Lender or any lending office of


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such Revolving Lender or such Issuing Lender or such Revolving Lender's or such
Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Revolving Lender's or such Issuing Lender's capital or on the capital of such Revolving Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Revolving Lender or such Issuing Lender or the Revolving Loans made by, or participations in Letters of Credit held by, such Revolving Lender or such Issuing Lender or the Letters of Credit issued by such Issuing Lender, to a level below that which such Revolving Lender or such Issuing Lender or such Revolving Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Revolving Lender's or such Issuing Lender's policies and the policies of such Revolving Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Multicurrency Borrowers shall promptly pay to such Revolving Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Revolving Lender or such Issuing Lender or such Revolving Lender's or such Issuing Lender's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Revolving Lender or an Issuing Lender setting forth in reasonable detail the basis of determining the amount or amounts necessary to compensate such Revolving Lender or such Issuing Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 4.12 and delivered to the Multicurrency Borrowers shall be conclusive absent manifest error. The Multicurrency Borrowers shall pay such Revolving Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     (d) Exchange Indemnification and Increased Costs. The Multicurrency Borrowers shall, upon demand from the Administrative Agent, pay to the Administrative Agent or any applicable Revolving Lender, the amount of (i) any loss or cost or increased cost incurred by the Administrative Agent or any applicable Revolving Lender, (ii) any reduction in any amount payable to or in the effective return on the capital to the Administrative Agent or any applicable Revolving Lender, (iii) any interest or any other return, including principal, foregone by the Administrative Agent or any applicable Revolving Lender as a result of the introduction of, change over to or operation of the euro, or (iv) any currency exchange loss, that Administrative Agent or any Revolving Lender sustains as a result of any payment being made by a Multicurrency Borrower in a currency other than that originally extended to such Multicurrency Borrower or as a result of any other currency exchange loss incurred by the Administrative Agent or any applicable Revolving Lender under this Agreement. A certificate of the Administrative Agent setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate the Administrative Agent or the applicable Revolving Lender shall be conclusively presumed to be correct save for manifest error.

     (e) Delay in Requests. Failure or delay on the part of any Revolving Lender or any Issuing Lender to demand compensation pursuant to this Section 4.12 shall not constitute a waiver of such Revolving Lender's or such Issuing Lender's right to demand such compensation; provided that the Multicurrency Borrowers shall not be required to compensate a Revolving Lender or an Issuing Lender pursuant to this Section 4.12 for any increased costs incurred or


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reductions suffered more than six (6) months prior to the date that such
Revolving Lender or such Issuing Lender, as the case may be, notifies the Multicurrency Borrowers of the Change in Law or other events or conditions giving rise to such increased costs or reductions and of such Revolving Lender's or such Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

     SECTION 4.13 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.13) the Administrative Agent, the Lenders (including, without limitation, the applicable Swingline Lender or the applicable Issuing Lender, as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

     Notwithstanding the foregoing, a Borrower shall not be required to pay any additional amounts in respect of:

          (i) withholding tax under Part XIII of the ITA applicable to any amount payable with respect to any Loan, or any portion thereof, pursuant to this Section 4.13 to any Lender that is not a Canadian Qualified Lender unless such outstanding credit or portion was assigned, participated, or transferred to such Lender at the request of such Borrower; provided, however, that such Borrower shall at all times ensure that, in such case, such Borrower withholds and remits the minimum amount then allowed by the ITA as reduced by any applicable tax treaty, including, without limitation, the Canada - United States Tax Convention, if applicable; and

          (ii) amounts referred to under this paragraph (a) for a tax deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

               (A) the payment could have been made to the relevant Lender without a tax deduction if it was a U.K. Qualified Lender, but on that date that Lender is not or is ceased to be a U.K. Qualified Lender (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or U.K. Treaty, or any published practice or concession of any relevant taxing authority);


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
               (B) (1) the relevant Lender is a U.K. Non-Bank Lender; (2) the Board of the Inland Revenue has given (and not revoked) a direction (a "U.K. Direction") under Section 349C of the U.K. Taxes Act (as that provision has effect on the date on which the relevant U.K. Non-Bank Lender became a Lender under this Agreement) which relates to that payment and such Lender has received from such Borrower a certified copy of that U.K. Direction; and (3) the payment could have been made to such Lender without any tax deduction in the absence of that U.K. Direction; or

               (C) the relevant Lender is a U.K. Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to such Lender without the tax deduction had such Lender co-operated in completing any procedural formalities necessary for such Borrower to obtain authorization to make payment without a tax deduction under the relevant U.K. Treaty including, but not limited to, making an application for provisional treaty relief.

          provided that (x) if a Borrower is required to make a tax deduction, such Borrower shall make that tax deduction and any payment required in connection with that tax deduction within the time allowed and in the minimum amount required by law and (y) within thirty (30) days of making either a tax deduction or any payment required in connection with that tax deduction, such Borrower making that tax deduction shall deliver to the Administrative Agent for the Lender entitled to the payment evidence reasonably satisfactory to such Lender that the tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

Notwithstanding the foregoing, the obligation of any Additional Facility Borrower to pay any additional amounts described in this Section 4.13(a) shall be subject to the exceptions, limitations and qualifications, if any, with respect to such obligation contained in the applicable Additional Facility Loan Documents for such Additional Facility Borrower.

     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

     (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender (including, without limitation, each Swingline Lender and each Issuing Lender) within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.13) paid by the Administrative Agent, such Lender, such Swingline Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Canadian Borrower by a Lender, a Swingline Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its


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
own behalf or on behalf of a Lender, a Swingline Lender or an Issuing Lender, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the applicable Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the applicable Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI;

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Multicurrency Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

          (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable


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     Law to permit applicable Borrower to determine the withholding or deduction required to be made.

     Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Canadian Borrower, on behalf of itself and the other Borrowers, as the Administrative Agent or the Canadian Borrower, on behalf of itself and the other Borrowers, shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Applicable Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Applicable Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the United States by the Borrowers pursuant to this Agreement, the other Loan Documents or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Applicable Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Applicable Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

     (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender (including, without limitation, any Swingline Lender or any Issuing Lender) determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which such Borrower has paid additional amounts pursuant to this
Section 4.13, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 4.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender, such Swingline Lender or such Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Borrower, upon the request of the Administrative Agent, such Lender, such Swingline Lender or such Issuing Lender, agree to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender, such Swingline Lender or such Issuing Lender in the event the Administrative Agent, such Lender, such Swingline Lender or such Issuing Lender is required to repay such refund to such Governmental Authority. This subsection shall not be


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construed to require the Administrative Agent, any Lender, any Swingline Lender
or any Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

     (g) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder or any other Loan Document, the agreements and obligations of the Multicurrency Borrowers contained in this Section 4.13 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 4.14 Mitigation Obligations; Replacement of Revolving Lenders.

     (a) Designation of a Different Lending Office. If:

          (i) any Revolving Lender requests compensation under Section 4.10 as a result of any condition specified in Section 4.10 that affects less than all of the Lenders;

          (ii) any Revolving Lender requests compensation under Section 4.12; or

          (iii) requires the Multicurrency Borrowers to pay any additional amount to any Revolving Lender or any Governmental Authority for the account of any Revolving Lender pursuant to Section 4.13,

then such Revolving Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Revolving Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 4.10, Section 4.12 or Section 4.13, as the case may be, in the future and (y) would not subject such Revolving Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Revolving Lender. The Multicurrency Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Revolving Lender in connection with any such designation or assignment.

     (b) Replacement of Revolving Lenders. If any Revolving Lender requests compensation under Section 4.12, or if the Multicurrency Borrowers are required to pay any additional amount to any Revolving Lender or any Governmental Authority for the account of any Revolving Lender pursuant to Section 4.13, or if any Revolving Lender defaults in its obligation to fund Revolving Loans hereunder, then the Multicurrency Borrowers may, at their sole expense and effort, upon notice to such Revolving Lender and the Administrative Agent, require such Revolving Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.10), all of its interests, rights and obligations under this Agreement and the related Revolving Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Revolving Lender, if such Revolving Lender accepts such assignment); provided that:

          (i) the Multicurrency Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 14.10;


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          (ii) such Revolving Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and funded participations in Swingline Loans and Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Revolving Loan Documents (including any amounts under Section 4.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Multicurrency Borrowers (in the case of all other amounts);

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.12 or payments required to be made pursuant to
     Section 4.13, such assignment will result in a reduction in such compensation or payments thereafter; and

          (iv) such assignment does not conflict with Applicable Law.

A Revolving Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Revolving Lender or otherwise, the circumstances entitling the Multicurrency Borrowers to require such assignment and delegation cease to apply.

     SECTION 4.15 The Canadian Borrower as Agent for the Multicurrency Borrowers. Each Multicurrency Borrower hereby irrevocably appoints and authorizes the Canadian Borrower (a) to provide the Administrative Agent with all notices with respect to Revolving Extensions of Credit obtained for the benefit of such Multicurrency Borrower and all other notices and instructions under this Agreement, (b) to take such action on behalf of the Multicurrency Borrowers as the Canadian Borrower deems appropriate on its behalf to obtain Revolving Extensions of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and
(c) to act as its agent for service of process and notices required to be delivered under this Agreement or the other Revolving Loan Documents, it being understood and agreed that receipt by the Canadian Borrower of any summons, notice or other similar item shall be deemed effective receipt by the Multicurrency Borrowers and their Subsidiaries.

     SECTION 4.16. Rounding and Other Changes. Subject to Section 1.9, without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective obligations of the Multicurrency Borrowers to the Administrative Agent and the Revolving Lenders and the Administrative Agent and the Revolving Lenders to the Multicurrency Borrowers under or pursuant to this Agreement, except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set-off, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or change over to the euro in Participating Member States.


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                                    ARTICLE V

             ADDITIONAL FOREIGN CURRENCY REVOLVING CREDIT FACILITIES

     SECTION 5.1 Mexican Facility.

     (a) Mexican Facility Loans. Subject to the terms and conditions of this Agreement and the Mexican Facility Loan Documents, and in reliance upon the representations and warranties set forth herein, each Mexican Facility Lender severally agrees to make Mexican Facility Loans in the applicable Permitted Currency to the Mexican Borrower, from time to time from the Closing Date to, but not including, the Maturity Date as requested by the Mexican Borrower, in accordance with the terms of the Mexican Facility loan agreement and the Mexican Facility Loan Documents as agreed to by the Mexican Borrower and the Mexican Facility Lenders and approved by the Administrative Agent (which such approval shall not be unreasonably withheld or delayed); provided that, the aggregate principal amount of all outstanding Mexican Facility Loans (after giving effect to any amount requested) shall not exceed the Mexican Facility Commitment less the sum of (i) all outstanding Mexican Facility Swingline Loans (and the unused commitment amount of the Mexican Facility Swingline Commitment to the extent linked to any cash management program provided pursuant to the Mexican Loan Documents) plus (ii) all Mexican Facility L/C Obligations. Each Mexican Facility Loan shall be funded by each Mexican Facility Lender in accordance with the terms of the Mexican Facility Loan Documents.

     (b) Mexican Facility Swingline Loans. Subject to the terms and conditions of this Agreement and the Mexican Facility Loan Documents, and in reliance upon the representations and warranties set forth herein, the applicable Mexican Swingline Lender agrees to make Mexican Facility Swingline Loans (which such Mexican Facility Swingline Loans may be made in connection with, or pursuant to, a cash management system provided pursuant to the Mexican Loan Documents) in the applicable Permitted Currency to the Mexican Borrower, from time to time from the Closing Date to, but not including, the Swingline Termination Date as requested by the Mexican Borrower, in accordance with the terms of the Mexican Facility Loan Documents; provided that, the aggregate principal amount of all outstanding Mexican Facility Swingline Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Mexican Facility Swingline Commitment (less the unused commitment amount of the Mexican Facility Swingline Commitment to the extent linked to any cash management program provided pursuant to the Mexican Loan Documents) and (ii) the Mexican Facility Commitment less the sum of (i) all outstanding Mexican Facility Swingline Loans (and the unused commitment amount of the Mexican Facility Swingline Commitment to the extent linked to any Mexican cash management program) plus (ii) all Mexican Facility L/C Obligations. Each Mexican Facility Loan shall be funded by each Mexican Facility Lender in accordance with the terms of the Mexican Facility Loan Documents.

     (c) Mexican Facility Letters of Credit. Subject to the terms and conditions of this Agreement and the Mexican Facility Loan Documents, and in reliance upon the representations and warranties set forth herein, the applicable Mexican Facility Issuing Lender agrees to issue Mexican Facility Letters of Credit denominated in the applicable Permitted Currency for the


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account of the Mexican Borrower, from time to time from the Closing Date through the fifth (5th) Business Day prior to the Maturity Date as requested by the Mexican Borrower, in accordance with the terms of the Mexican Facility Loan Documents; provided that, the aggregate principal amount of all outstanding Mexican Facility Letters of Credit (after giving effect to any Mexican Facility Letters of Credit requested) shall not exceed the lesser of (i) the Mexican Facility Letter of Credit Sublimit and (ii) the Mexican Facility Commitment less the sum of all outstanding Mexican Facility Loans and Mexican Facility Swingline Loans (and the unused commitment amount of the Mexican Facility Swingline Commitment to the extent linked to any cash management program provided pursuant to the Mexican Loan Documents). Each Mexican Facility Loan shall be issued by Mexican Facility Issuing Lender in accordance with the terms of the Mexican Facility Loan Documents.

     (d) Payment of Interest; Repayment on Maturity Date.

          (i) The Mexican Facility Loans shall bear interest at the rate or rates (including, if applicable, default interest rates), as determined in accordance with the terms of the Mexican Facility Loan Documents. Interest payments on the Mexican Facility Loans shall be calculated in accordance with, and on the basis of interest periods determined pursuant to, the terms and conditions of the Mexican Facility Loan Documents. All interest payments on the Mexican Facility Loans, shall be made in the manner and at the times required pursuant to the Mexican Facility Loan Documents. The Mexican Borrower shall pay all fees and expenses required pursuant to the Mexican Facility Loan Documents in accordance with the terms thereof.

          (ii) The Mexican Borrower agrees to repay the outstanding principal amount of all Mexican Facility Loans in full in the Permitted Currency in which the Mexican Facility Loans were initially funded on the Maturity Date, together, in each case, with all accrued but unpaid interest thereon; provided that all Mexican Facility Swingline Loans shall be repaid in full in accordance with the Mexican Facility Loan Documents or, if earlier, on the Swingline Termination Date, together, in each case, with all accrued but unpaid interest thereon.

     (e) Mexican Loan Borrowing and Funding Protocols. The procedures for advances and disbursements of the Mexican Facility Loans (including for purposes of refunding Mexican Facility Swingline Loans, whether related to a cash management program or otherwise), repayment of principal and interest on Mexican Facility Loans (including the repayment and refunding of Mexican Facility Swingline Loans), and voluntary permanent reductions in the Mexican Facility Commitment shall be accomplished in accordance with the terms of the Mexican Facility Loan Documents.

     (f) Voluntary Reduction. The Canadian Borrower, on behalf of itself and the Mexican Borrower, shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent and the Mexican Facility Lenders, to permanently reduce or terminate, without premium or penalty, the Mexican Facility Commitment in such amounts and with such corresponding payments as set forth in the Mexican Facility Loan Documents. Upon termination of the Mexican Facility, the Mexican Borrower


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shall cease to be a Borrower but shall remain a Restricted Subsidiary and be subject to the requirements set forth in this Agreement for Restricted Subsidiaries.

     (g) Termination of Mexican Facility. The Mexican Facility shall terminate on the Maturity Date.

     SECTION 5.2 Optional Increase in Mexican Facility. At any time following the Closing Date, the Canadian Borrower, on behalf of the Mexican Borrower, shall have the right, in consultation with the Administrative Agent, from time to time and upon not less than five (5) days prior notice to the Administrative Agent (which notice shall not obligate the Mexican Borrower to increase the Mexican Facility Commitment), to increase the Mexican Facility Commitment; provided that:

     (a) no Default or Event of Default shall have occurred and be continuing or would result from any such requested increase or borrowings thereunder;

     (b) the Canadian Borrower and its Subsidiaries shall provide the Administrative Agent with an Officer's Compliance Certificate demonstrating pro forma compliance with each of the covenants contained in Article X after giving effect to such proposed increase and any borrowings thereunder;

     (c) each increase in the Mexican Facility Commitment shall be in an aggregate principal amount of at least $5,000,000 or a whole multiple of $5,000,000 in excess thereof, or in each case if less, the remaining principal amount of increases to the Mexican Facility Commitment that are available under this Section 5.2;

     (d) the aggregate amount of all increases made pursuant to this Section 5.2 shall not exceed the lesser of (a) the difference of (i) $30,000,000 less (ii) the aggregate principal amount of all Additional Facilities closed after the Closing Date pursuant to Section 5.4 and (b) the difference of (i) the Maximum Facility Amount less (ii) the sum of (A) the aggregate principal amount of all Additional Facilities closed after the Closing Date pursuant to Section 5.4, (B) any prior increases to the Revolving Commitment made pursuant to Section 2.9 and
(C) any prior increases to the Mexican Facility Commitment made pursuant to this
Section 5.2;

     (e) increases in the Mexican Facility Commitment pursuant to this Section
5.2 shall not increase or otherwise affect the Mexican Facility Letter of Credit Sublimit or the Mexican Facility Swingline Commitment, in either case, if applicable, unless otherwise agreed to by the Mexican Facility Lenders (including, without limitation, the Mexican Facility Swingline Lender and the Mexican Facility Issuing Lender);

     (f) the amount of the Mexican Facility Commitment shall not be increased
(i) to the extent that the amount of the Mexican Facility Commitment after such increase is equal to or less than $10,000,000, without the approval of the Mexican Facility Lenders participating in such increase (subject to notification of such increase to the Administrative Agent) and (ii) to the extent that the amount of the Mexican Facility Commitment after such increase is greater than


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$10,000,000, without the approval of the Administrative Agent, the Required
Lenders and the requisite number of Mexican Facility Lenders.

     (g) in connection with each proposed increase, the Canadian Borrower, on behalf of the Mexican Borrower, may solicit commitments from (i) any Mexican Facility Lender (provided that no Mexican Facility Lender shall have an obligation to commit to all or a portion of the proposed increase) or (ii) any third party, financial institutions that are Eligible Assignees or that are otherwise reasonably acceptable to the Administrative Agent and the Canadian Borrower, on behalf of itself and the other Borrowers;

     (h) each increase to the Mexican Facility, as applicable, pursuant to this
Section 5.2 (i) will rank pari passu in right of payment and security with the Mexican Facility, and (ii) shall have the same pricing and tenor as the Mexican Facility;

     (i) in the event that any new lenders commit to such requested increase, such new lenders shall have delivered such additional documents, instruments and other agreements as are reasonably requested by the Administrative Agent to evidence such new lender's agreement to be bound by and subject to the applicable terms and conditions of this Agreement and the other applicable Loan Documents; and

     (j) the Canadian Borrower, on behalf of itself and the other Borrowers, shall provide the Administrative Agent with written certification to the effect that, after giving effect to such proposed increase, the Secured Obligations under this Agreement and the other Loan Documents is permitted by the Existing Subordinated Notes (including the Existing Subordinated Note Indenture and any other agreement executed in connection therewith).

     SECTION 5.3 Reallocation of the Mexican Facility Swingline Commitment. In the event that the Mexican Borrower utilizes a cash management program offered by the Mexican Swingline Lender, the Mexican Borrower may upon two (2) Business Days prior notice to the Mexican Swingline Lender, elect to reallocate the Mexican Facility Swingline Commitment between the cash management swingline and its non-cash management swingline. The terms of such cash management swingline and non-cash management swingline shall be set forth in the Mexican Facility Loan Documents in a manner consistent with the applicable provisions of Article II of this Agreement, mutatis mutandis; provided that:

          (a) the Mexican Borrower may request reallocations pursuant to this
     Section 5.3 on no more than four (4) occasions during any Fiscal Year;

          (b) after giving effect to any requested reallocation, the aggregate amount of the cash management swingline commitment and the non-cash management swingline commitment provided pursuant to the Mexican Loan Documents shall not exceed the Mexican Facility Swingline Commitment

          (c) such reallocation of the applicable Mexican Facility Swingline Commitment shall not be effective until the Administrative Agent has received evidence from the


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     Mexican Swingline Lender confirming that such reallocation has been effected by the Mexican Swingline Lender; and

          (d) the Administrative Agent, upon receiving the confirmation required by subsection (c) above, shall amend Schedule 1.1(a) to reflect such increase or reduction.

     SECTION 5.4 Additional Facilities. At any time following the Closing Date, the Canadian Borrower, on behalf of itself and the other Borrowers, may, on no more than three (3) occasions, designate certain additional Subsidiaries of the Canadian Borrower (except for any Subsidiary organized under the laws of the United States, Canada, the United Kingdom, Mexico or any political subdivision of any of the foregoing) as an Additional Facility Borrower in connection with the establishment of Additional Facilities in an aggregate amount over the term of the Credit Facility not to exceed the lesser of (a) the difference of (i) $30,000,000 less (ii) the amount of any increase in the Mexican Facility after the Closing Date pursuant to Section 5.2 and (b) the difference of (i) the Maximum Facility Amount less (ii) the sum of (A) the aggregate principal amount of all other Additional Facilities requested pursuant to this Section 5.4, (B) any prior increases to the Revolving Commitment made pursuant to Section 2.9 and
(C) any prior increases to the Mexican Facility Commitment made pursuant to
Section 5.2; provided that at the time of such designation:

     (i) no Default or Event of Default shall have occurred and be continuing or would result from any such requested Additional Facility or borrowings thereunder;

     (ii) the Canadian Borrower and its Consolidated Subsidiaries shall provide the Administrative Agent with an Officer's Compliance Certificate demonstrating pro forma compliance with each of the covenants contained in Article X after giving effect to such proposed Additional Facility and any Additional Facility Extensions of Credit thereunder;

     (iii) each Additional Facility shall be in an aggregate principal amount of at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or in each case, if less, the remaining principal amount of Additional Facilities that are available under this Section 5.4;

     (iv) the Administrative Agent and the Required Lenders shall have consented to the establishment of such Additional Facility;

     (v) the Canadian Borrower and its applicable Subsidiaries shall have complied with the applicable provisions of Section 9.11;

     (vi) in connection with each proposed Additional Facility, the Canadian Borrower, on behalf of itself and the other Borrowers, may solicit commitments from (A) any Lender (provided that no Lender shall have an obligation to commit to all or a portion of the proposed increase) or (B) any third party, financial institutions that are Eligible Assignees or that are otherwise reasonably acceptable to both the Administrative Agent and the Canadian Borrower;


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
     (vii) each new Additional Facility Lender shall have delivered such additional documents, instruments and other agreements as are reasonably requested by the Administrative Agent to evidence such new Additional Facility Lender's agreement to be bound by and subject to the applicable terms and conditions of this Agreement and the other applicable Loan Documents; and

     (viii) subject to Section 5.5, the terms and conditions of each Additional Facility Loan Document (including, without limitation, the ranking, the pricing, the tenor, the availability of swingline loans or letters of credit, and collateral and guaranty matters) executed in connection with the establishment of such requested Additional Facility (which documents must be duly authorized, executed and delivered prior to giving effect thereto) shall (A) be subject to the terms and conditions of Section 5.1 (mutatis mutandis to refer to such new Additional Facility rather than the Mexican Facility), (B) include such other terms as such Additional Facility Lenders deem reasonably necessary (to the extent such terms and conditions are not otherwise inconsistent with the terms of this Agreement or the other Loan Documents) and (C) be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld).

     SECTION 5.5 General Terms of Additional Facilities; Rules of
Interpretation.

     (a) It is the intention of the parties hereto that the terms and conditions of the Additional Facility Loan Documents shall be limited to those terms and conditions relating to borrowing and repayment mechanics, calculation and payment of interest, fees and expenses, indemnification obligations (including, as applicable, indemnification obligations relating to taxes and funding losses), and other general mechanical and miscellaneous provisions as are deemed reasonably necessary by the applicable Additional Facility Lenders to administer the applicable Additional Facility. Otherwise, each such Additional Facility shall be subject to the representations and warranties and the covenants contained in this Agreement and the Revolving Loan Documents. In the event there is a conflict or inconsistency between this Agreement and the Revolving Loan Documents, on the one hand, and any Additional Facility Loan Documents, on the other hand, the terms of this Agreement and the Revolving Loan Documents shall control.

     (b) Promptly upon the closing of any Additional Facility, the Canadian Borrower shall deliver certified copies of the final executed versions of all such documents. Within ten (10) days following the end of any calendar quarter (commencing, with respect to any specific Additional Facility, with the first full calendar quarter following the closing date of such Additional Facility), the Additional Facility Lenders (or their applicable agent with respect to such Additional Facility), shall deliver a statement of all Additional Facility Loans advanced and repaid during the preceding calendar quarter, together with a statement of all interest, fees and expenses accrued during such calendar quarter (including all such amounts paid during such period) and a confirmation that at no time during such period did the aggregate amount of all Additional Facility Loans outstanding during such period exceed the maximum permitted amount under the terms of the applicable Additional Facility Loan Documents.

     (c) The obligations of the Revolving Lenders under this Agreement to make, to issue or to participate in Revolving Extensions of Credit are several and are not joint or joint and several with the obligations of the Additional Facility Lenders to make the applicable Additional


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Facility Extensions of Credit. In no event shall any Revolving Lender be liable for or have any obligation with respect to the obligations of any Additional Facility Lender under any Additional Facility Loan Document. In furtherance of the foregoing, the parties hereto agree and acknowledge that no Additional Facility Extension of Credit shall be subject to any mandatory refunding, purchase or risk participation by any Revolving Lender.

     (d) The Canadian Borrower, on behalf of itself and any Borrower under any Additional Facility, shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent and the applicable Additional Facility Lenders, to permanently reduce or terminate, without premium or penalty, the applicable Additional Facility in such amounts and with such corresponding payments as set forth in the applicable Additional Facility Loan Documents. Upon termination of the applicable Additional Facility, the applicable Borrower shall cease to be a Borrower but shall remain a Restricted Subsidiary and be subject to the requirements set forth in this Agreement for Restricted Subsidiaries.

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 6.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on March 31, 2005, or on such other place, date and time as the parties hereto shall mutually agree.

     SECTION 6.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter(s) of Credit, if any, is subject to the satisfaction of each of the following conditions:

     (a) Executed Revolving Loan Documents. The following Revolving Loan Documents in form and substance satisfactory to the Administrative Agent and each Revolving Lender:

          (i)  this Agreement;

          (ii) Notes in favor of each Revolving Lender requesting a Note; and

          (iii) the Security Documents,

together with any other applicable Revolving Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Credit Parties shall have delivered original counterparts thereof to the Administrative Agent.


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     (b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

          (i) Officer's Certificate of each Borrower. A certificate executed by a Responsible Officer of each Borrower, on behalf of such Borrower, to the effect that all representations and warranties of the Credit Parties contained in this Agreement and the other Revolving Loan Documents are true, correct and complete in all material respects as of the Closing Date (provided that any such representation and warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the Closing Date), except for any such representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete in all material respects as of such earlier date (provided that any such representation and warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of such earlier date); that none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Revolving Loan Documents; that, after giving effect to the transactions contemplated by this Agreement and the other Revolving Loan Documents, no Default or Event of Default has occurred and is continuing; and that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in
Section 6.2 and Section 6.3.

          (ii) Certificate of Responsible Officer of each Credit Party. A certificate executed by a Responsible Officer of each Credit Party, on behalf of such Credit Party, certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Revolving Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation (or equivalent documentation) of such Credit Party and all amendments thereto (or amended and restated articles), certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws (or equivalent documentation) of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Revolving Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.2(b)(iii).

          (iii) Certificates of Good Standing. Certificates as of a recent date of the good standing (or equivalent documentation to the extent that such certificates are available under the Applicable Laws of such jurisdiction) of each Credit Party under the laws of its jurisdiction of organization (to the extent that such certificates are available under the Applicable Laws of such jurisdiction) and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business.

          (iv) Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Revolving Lenders with respect to the Credit Parties, the Revolving Loan Documents and such other matters as the Revolving Lenders shall request, each in form and substance satisfactory to the Administrative Agent (including, without


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limitation, favorable opinions of foreign counsel to the Credit Parties or such other counsel as may be acceptable to the Administrative Agent and the Revolving Lenders).

          (v) Tax Forms. Copies of each of the tax forms, exemptions and certificates required by Section 4.13(e), including, without limitation, all such forms issued by the United States Internal Revenue Service, the Inland Revenue Department of the United Kingdom and the Canada Revenue Agency.

     (c) Collateral.

          (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Administrative Agent in the Collateral described in the Security Documents shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein, subject to Permitted Liens.

          (ii) Pledged Collateral. The Administrative Agent shall have received original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

          (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search, in form, scope and substance reasonably satisfactory to the Administrative Agent, made against each of the Credit Parties under the UCC (or applicable judicial docket) or under Applicable Law as in effect in any state or foreign jurisdiction in which any of its assets are located (except that, with respect to any Credit Party that was formed or created in the United States after the enactment of Revised Article 9 of the UCC in its jurisdiction of formation or organization, the Administrative Agent shall have received Lien search results only in such Credit Party's jurisdiction of formation or organization), indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

          (iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of property, hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each Borrower and its Restricted Subsidiaries (naming the Administrative Agent as additional insured on all certificates for liability insurance and as loss payee on all certificates of personal property hazard insurance), and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in form and substance reasonably satisfactory to the Administrative Agent.

          (v) Foreign Security Interests and Filings. Notwithstanding the provisions of the foregoing subsections (c)(i) and (c)(ii), with regard to any Subsidiary organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) whose capital stock and/or assets is to be pledged hereunder, the applicable Credit Party may evidence compliance with such subsections by providing a perfected first priority security interest (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign


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jurisdiction) in such capital stock and/or assets of such Subsidiary, subject to
Permitted Liens; provided, however, that such Credit Party shall cause to be provided an opinion of counsel in form and substance satisfactory to the Administrative Agent as to the perfection, validity and binding nature of the security interests so obtained. (Notwithstanding the foregoing, the parties hereto agree that no Capital Stock issued by BCB International Holdings, BCB European Holdings or any Unrestricted Subsidiary shall be required to be pledged under this Section 6.2.)

     (d) Consents; Defaults.

          (i) Corporate and Third Party Approvals. The Credit Parties shall have received all material corporate and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Revolving Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

          (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Revolving Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Revolving Loan Documents or the consummation of the transactions contemplated hereby or thereby.

          (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

     (e) Financial Matters.

          (i) Financial Statements. The Administrative Agent and the Lenders shall have received the most recent audited Consolidated financial statements of the Canadian Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Lenders and prepared in accordance with GAAP.

          (ii) Financial Projections. The Administrative Agent shall have received financial projections with respect to the Canadian Borrower and its Subsidiaries prepared by a Responsible Officer of the Canadian Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on an annual basis for the first four (4) years following the Closing Date.

          (iii) Financial Condition Certificate. The Canadian Borrower, on behalf of itself and its Subsidiaries, shall have delivered to the Administrative Agent a certificate, in form


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and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of the Canadian Borrower, that (A) the Canadian Borrower and each of its Restricted Subsidiaries are each Solvent, (B) the Canadian Borrower's and each of its Restricted Subsidiaries' payables are current and not past due (except to the extent consistent with the past practice of the Canadian Borrower and its Restricted Subsidiaries), (C) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in Article X, (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Canadian Borrower and its Subsidiaries and (E) attached thereto is a calculation of the Applicable Margin.

          (iv) Payment at Closing; Fee Letters. The Borrowers shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in
Section 4.3, and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses incurred by counsel to the Administrative Agent since December 10, 2004) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Revolving Loan Documents.

     (f) Miscellaneous.

          (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Canadian Borrower, on behalf of the applicable Borrower, in accordance with Section 2.3(a) and a Notice of Account Designation from the Canadian Borrower specifying the account or accounts to which the proceeds of any Revolving Loans made after the Closing Date are to be disbursed.

          (ii) Due Diligence. The Administrative Agent shall have completed, to its satisfaction, all legal and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Canadian Borrower and its Subsidiaries in scope and determination satisfactory to the Administrative Agent in its sole discretion.

          (iii) Existing Facilities. Concurrent with the initial funding hereunder, the Existing Facilities shall be repaid in full and terminated (other than the Existing Letters of Credit) and all collateral security therefor shall be irrevocably and unconditionally released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

          (iv) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.


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     SECTION 6.3 Conditions to All Revolving Extensions of Credit. The
obligations of the Revolving Lenders to make any Revolving Extensions of Credit (including the initial Revolving Extension of Credit), convert or continue any Revolving Loan and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

     (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VII shall be true and correct in all material respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date (provided that any representation and warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects on and as of such borrowing, continuation, conversion, issuance or extension date or, if applicable, such earlier date).

     (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing on the borrowing, continuation, conversion, issuance or extension date with respect to such Revolving Extension of Credit or after giving effect to the Revolving Extensions of Credit to be made, continued, converted, issued or extended on such date.

     (c) Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Canadian Borrower on behalf of itself or the applicable Multicurrency Borrower in accordance with Section 2.3(a) and Section 4.2.

     (d) Compliance with Borrowing Limits. The Canadian Borrower shall have demonstrated compliance with Section 2.1, Section 2.2 or Section 3.1, as applicable, on the borrowing, conversion, continuation, issuance or extension date with respect to such Revolving Extension of Credit or after giving effect to the Revolving Extensions of Credit to be made, converted, continued, issued or extended on such date.

     SECTION 6.4 Post-Closing Conditions.

     (a) Post-Closing Revolving Credit Facility Conditions. Prior to the applicable dates set forth on Schedule 6.4(a), as such dates may be extended by the Administrative Agent, in its sole discretion, the Borrowers shall comply with each of the terms and conditions set forth on Schedule 6.4(a).

     (b) Post-Closing Mexican Facility Conditions. Prior to the applicable dates set forth on Schedule 6.4(b), as such dates may be extended by the Administrative Agent and the Mexican Facility Agent, each in its sole discretion, the Borrowers shall comply with each of the terms and conditions set forth on Schedule 6.4(b).


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                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     SECTION 7.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Multicurrency Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

     (a) Organization; Power; Qualification. Each of the Canadian Borrower and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be qualified or authorized, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Canadian Borrower and each of its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 7.1(a).

     (b) Ownership. Each Subsidiary of the Canadian Borrower as of the Closing Date is listed on Schedule 7.1(b) (and each Unrestricted Subsidiary and Subsidiary SPE is designated as such on Schedule 7.1(b)). As of the Closing Date, the capitalization of the Canadian Borrower and its Subsidiaries consists of the number of shares (or other ownership interests), authorized, issued and outstanding, of such classes and series, with or without par value, described on
Schedule 7.1(b). All outstanding shares (or other ownership interests) have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof (except to the extent of any personal liability attaching to the ownership thereof that is described on
Schedule 7.1(b)), and not subject to any preemptive or similar rights. The equityholders of the Subsidiaries of the Canadian Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 7.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of the Canadian Borrower or its Subsidiaries, except (i) options with respect to the Capital Stock of the Canadian Borrower granted to employees, directors and service providers pursuant to the option plans of the Canadian Borrower and its Subsidiaries and (ii) as described on Schedule 7.1(b).

     (c) Authorization of Agreement, Loan Documents and Extensions of Credit. The Canadian Borrower and each of its Restricted Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents has been duly executed and delivered by the duly authorized officers or authorized representative of the Canadian Borrower and each


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
of its Restricted Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Canadian Borrower and each of its Restricted Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state, federal or provincial debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) Compliance of Agreement, Loan Documents and Extensions of Credit with Laws, Etc. The execution, delivery and performance by the Canadian Borrower and each of its Restricted Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and thereunder and the transactions contemplated hereby and thereby do not, and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval or violate any Applicable Law relating to the Canadian Borrower or any of its Restricted Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Canadian Borrower or any of its Restricted Subsidiaries or any Governmental Approval relating to such Person, (iii) materially conflict with, result in a material breach of or constitute a material default under any provision of any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document (other than (A) consents and authorizations that have been previously obtained, (B) filings that have previously been made or (C) acts that have been previously performed).

     (e) Compliance with Law; Governmental Approvals.

          (i) Each of the Canadian Borrower and its Restricted Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iii) has timely filed all reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all records and documents required to be retained by it under Applicable Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (ii) (A) No Credit Party, Subsidiary of a Credit Party, or any Affiliate of a Credit Party is a person named on the list of Specially Designated Nationals or Blocked Persons


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
maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") available at:

               http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time;

               (B) No Credit Party, Subsidiary of a Credit Party, or any Affiliate of a Credit Party is (1) an agency of the government of a country, (2) an organization controlled by a country, or (3) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC (as such program may be applicable to such agency, organization or person) and available at:

          http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time; or

          (ii) Neither any Credit Party or any Subsidiary of a Credit Party, nor, to the knowledge of any Credit Party, any Affiliate of any Credit Party, does business in such country or with any such agency, organization or person, in violation of the economic sanctions of the United States administered by OFAC.

     (f) Tax Returns and Payments. Each of the Canadian Borrower and its Restricted Subsidiaries has duly filed or caused to be filed all material federal, state, provincial and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, provincial, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided for on the books of the Canadian Borrower and its Restricted Subsidiaries and no Lien exists (other than a Lien permitted under Section 11.2(a)). Such returns accurately reflect in all material respects all liability for taxes of the Canadian Borrower and its Restricted Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of any Borrower, other investigation by any Governmental Authority of the tax liability of the Canadian Borrower and its Restricted Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien (other than a Lien permitted under Section 11.2(a)) or other claim against the Canadian Borrower or any Restricted Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Canadian Borrower and its Restricted Subsidiaries in respect of federal, state, provincial, local and other taxes for all Fiscal Years and portions thereof since the organization of the Canadian Borrower and any of its Restricted Subsidiaries are, in the judgment of the Canadian Borrower adequate, and the Canadian Borrower does not anticipate any material amount of additional taxes or assessments for any of such years.

     (g) Intellectual Property Matters. Each of the Canadian Borrower and its Restricted Subsidiaries owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks,


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
trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to own or possess such rights, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Credit Parties nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except any such revocation, termination or liability as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (h) Environmental Matters.

          (i) The properties owned, leased or operated by the Canadian Borrower and its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (ii) The Credit Parties, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, except for any such noncompliance or contamination, that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (iii) No Credit Party or any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened, except where such violation, alleged violation, noncompliance, liability or potential liability which is the subject of such notice could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (iv) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Canadian Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to


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
which the Credit Parties or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Credit Parties, any Subsidiary or such properties or such operations; except where such proceeding, action, degree, order or other requirement could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

          (vi) There has been no release, or to the best of the Credit Parties' knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (i) ERISA and Status of Pension Plans.

          (i) As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation (including fiduciary, funding, investment and administration obligations) under, any Employee Benefit Plans or funding agreements therefor other than those identified on Schedule 7.1(i) and all such plans are duly registered (to the extent registration is required by Applicable Law) under all Applicable Laws, including provincial pension benefits legislation;

          (ii) Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans subject to ERISA except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect. All employee contributions to any Employee Benefit Plan required to be made by way of authorized payroll deduction have been properly withheld by each applicable Credit Party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and fully paid into such Employee Benefit Plan in a timely fashion. There have been no withdrawals or applications of the assets of any Pension Plans in material violation of Applicable Law.

          (iii) As of the Closing Date, no Pension Plan has been terminated, nor has any funding deficiency (as defined in Section 412 of the Code) been incurred by a Pension Plan


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
subject to ERISA (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing with respect to any Pension Plan subject to ERISA as required by
Section 412 of the Code, Section 302 of ERISA or the terms of any such Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Credit Party or any ERISA Affiliate has: (A) with respect to an Employee Benefit Plan subject to ERISA, engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code,
(B) incurred any liability to the PBGC or similar Governmental Authority in other jurisdictions where it maintains Employee Benefit Plans which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code, other Applicable Laws or its Employee Benefit Plans;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) Except where the failure of any of the following representations to be correct in all respects could not reasonably be expected to have a Material Adverse Effect, (A) no proceeding, dispute, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Canadian Borrower after due inquiry, threatened concerning or involving any (1) Employee Benefit Plan or (2) Multiemployer Plan or assets thereof, (B) there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, dispute, claim, lawsuit and/or investigation and (C) there has been no prohibited transaction or violations of the fiduciary responsibility rules under Applicable Law with respect to any Pension Plan.

          (vii) Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Pension Plan is fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable Governmental Authority and which are consistent with generally accepted actuarial principles).

     (j) Margin Stock. No Credit Party or any Restricted Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Extensions of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.


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     (k) Government Regulation. No Credit Party or any Restricted Subsidiary
thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Credit Party or any Restricted Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l) Material Contracts. Schedule 7.1(l) sets forth a complete and accurate list of all Material Contracts of the Canadian Borrower and its Restricted Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 7.1(l), on the Closing Date, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Canadian Borrower and each of its Restricted Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 7.1(l) or any other Schedule hereto, except for such redactions as are reasonably necessary to preserve customer and supplier relationships. No Credit Party or any Restricted Subsidiary (nor, to the knowledge of the Credit Parties, any other party thereto) is in breach of or in default under any Material Contract, except where such breach or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (m) Employee Relations. The Canadian Borrower and each of its Restricted Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on
Schedule 7.1(m). The Credit Parties know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     (n) Burdensome Provisions. Except as set forth on Schedule 7.1(n) hereto, neither the Canadian Borrower nor any Restricted Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 7.1(n) hereto, the Canadian Borrower and its Restricted Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (o) Financial Statements. The (i) audited Consolidated balance sheet of the Canadian Borrower and its Subsidiaries as of December 27, 2003 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Canadian Borrower and its Subsidiaries as of January 1, 2005 and related unaudited interim statements of income and retained earnings, copies of which have


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been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Canadian Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Canadian Borrower and its Subsidiaries have no indebtedness, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (p) No Material Adverse Change. Since December 27, 2003, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of the Canadian Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder or under any other Loan Document, the Canadian Borrower and each of its Restricted Subsidiaries will be Solvent.

     (r) Titles to Properties. Each of the Canadian Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary to the conduct of its business and valid and legal title or legal rights to use to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Canadian Borrower and its Subsidiaries delivered pursuant to Section 7.1(o), except where the failure to have such title or rights, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (s) Liens. None of the properties and assets of any Credit Party or any Restricted Subsidiary thereof is subject to any Lien, except Permitted Liens. No financing statement under the Uniform Commercial Code of any state or comparable legislation in any other jurisdiction which names any Credit Party or any Restricted Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Credit Party or any Restricted Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except (i) financing statements filed to perfect Permitted Liens, (ii) financing statements to be promptly terminated upon the satisfaction in full of any obligation to which such financing statement relates and (iii) financing statements filed solely to give notice of Operating Leases and not as an indication of any Lien.

     (t) Indebtedness and Guaranty Obligations. Schedule 7.1(t) is a complete and correct listing of all Indebtedness and Guaranty Obligations of the Canadian Borrower and its Restricted Subsidiaries as of the Closing Date in excess of $2,500,000.

     (u) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of any Credit Party, threatened against or in any other way relating adversely to or affecting any Credit


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Party or any Restricted Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions provided for herein or therein, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (v) Absence of Defaults. No event has occurred or is continuing (i) which constitutes a Default or an Event of Default, or (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Restricted Subsidiary thereof under any Material Contract or judgment, decree or order to which any Credit Party or its Restricted Subsidiaries is a party or by which any Credit Party or its Restricted Subsidiaries or any of their respective properties may be bound or which would require any Credit Party or its Restricted Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor that, in any case under this clause (ii) could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (w) Senior Indebtedness Status.

          (i) The Secured Obligations of the Canadian Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person.

          (ii) The Secured Obligations of the Canadian Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents constitutes "Senior Debt" under the Existing Subordinated Note Indenture and constitutes "Senior Indebtedness", "Senior Debt" or any equivalent term under all instruments and documents, now or in the future, relating to all other Subordinated Indebtedness of such Person.

          (iii) The Obligations of the Canadian Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents constitutes "Designated Senior Debt" under the Existing Subordinated
Note Indenture and constitutes "Designated Senior Indebtedness", "Designated Senior Debt" or any equivalent term under all instruments and documents, now or in the future, relating to all other Subordinated Indebtedness of such Person

          (iv) The Secured Obligations of the Canadian Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents is permitted to be incurred under the Existing Subordinated Note Indenture.

          (v) This Agreement constitutes a replacement and/or refinancing of the Existing U.S. Facility and is the "Credit Agreement" under the Existing Subordinated Note Indenture.

     (x) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Credit Parties or any Subsidiary thereof


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(other than financial projections, which shall be subject to the standard set forth in Section 7.1(y)) and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects.

     (y) Disclosure. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any of the Credit Parties to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 7.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VII and all representations and warranties contained in (a) any certificate delivered hereunder or under any other Revolving Loan Document, or (b) any of the other Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.2, the Canadian Borrower will furnish or cause to be furnished to the Administrative Agent (for further delivery to the Lenders) at the Administrative Agent's Office at the address set forth in Section 14.1 or such other office as may be designated by the Administrative Agent from time to time or by posting such information on EDGAR Online:

     SECTION 8.1 Financial Statements and Projections.

     (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, so long as the Canadian Borrower is subject to the reporting requirements of the Securities Act of 1934, such other date as may be required for the public filing thereof) after the end of each of the first three (3) fiscal quarters of each Fiscal Year, an unaudited Consolidated balance sheet of the Canadian Borrower and its Subsidiaries as of the close of the applicable fiscal quarter and unaudited Consolidated statements of income, retained


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earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Canadian Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer, the controller or the treasurer of the Canadian Borrower to present fairly in all material respects the financial condition of the Canadian Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Canadian Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. Delivery by the Canadian Borrower to the Administrative Agent of the Canadian Borrower's quarterly report to the SEC on Form 10-Q with respect to the applicable fiscal quarter, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Canadian Borrower with this Section 8.1(a).

     (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, so long as the Canadian Borrower is subject to the Securities Act of 1934, such other date as may be required for the public filing thereof) after the end of each Fiscal Year, an audited Consolidated balance sheet of the Canadian Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by PricewaterhouseCoopers LLP or another independent certified public accounting firm reasonably acceptable to the Administrative Agent, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Canadian Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Canadian Borrower or any of its Subsidiaries not in accordance with GAAP. Delivery by the Canadian Borrower to the Administrative Agent of the Canadian Borrower's annual report to the SEC on Form 10-K with respect to any fiscal year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Canadian Borrower with this Section 8.1(b).

     (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within forty-five (45) days after each Fiscal Year end, a business plan of the Canadian Borrower and its Subsidiaries for the ensuing four
(4) fiscal quarters, such plan to be prepared in a manner consistent with past practices and to include, on a quarterly basis, the following: a projected income statement, statement of cash flows and balance sheet, accompanied by a certificate from the chief financial officer, the controller or the treasurer of the Canadian Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Canadian Borrower and its Subsidiaries for such four (4) quarter period.


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     (d) Unaudited Consolidating Financial Statements. If, as of any fiscal quarter end, either:

          (i) the EBITDA of [***] exceeds seven percent (7%) of the EBITDA of the Canadian Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters then ended; or

          (ii) the total assets of [***] exceeds ten percent (10%) of the Consolidated total assets of the Canadian Borrower and its Subsidiaries as at the end of the fiscal quarter then ended;

then, concurrently with the delivery of the financial information in subsection
(a) of this Section, unaudited consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended showing separately (a) [***] and (b) the Canadian Borrower and its Subsidiaries other than [***], all in reasonable detail and prepared by the Canadian Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer, the controller or the treasurer of the Canadian Borrower to present fairly in all material respects the financial condition of the Canadian Borrower and its Subsidiaries on a consolidating basis as of their respective dates and the results of operations of the Canadian Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     SECTION 8.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 8.1(a) or (b) and at such other times as the Administrative Agent shall reasonably request, an Officer's Compliance Certificate.

     SECTION 8.3 Accountants' Certificate. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, a certificate of the independent public accountants certifying such financial statements and stating that in making the examination necessary for their audit no knowledge was obtained of any Default or Event of Default or, if such is not the case, specifying such non-compliance and its nature and period of existence (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession).

     SECTION 8.4 Other Reports.

     (a) Promptly after becoming available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Canadian Borrower generally, and copies of all annual, regular, periodic and special reports and registration statements which the Canadian Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and


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     (b) Such other information regarding the operations, business affairs and financial condition of any Credit Party or any of its Subsidiaries as the Administrative Agent, on behalf of itself or any Lender, may reasonably request.

     SECTION 8.5 Notice of Litigation and Other Matters. Upon any officer becoming aware of any of the following, prompt telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation of any Applicable Law received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Restricted Subsidiary thereof which could reasonably be expected to, individually or in the aggregate with any other labor controversy, work stoppage or slow down, have a Material Adverse Effect;

     (d) any attachment, judgment, lien, levy or order in which the amount involved exceeds $10,000,000 that may be assessed against any Credit Party or any Subsidiary thereof;

     (e) (i) any Default, (ii) any Event of Default or (iii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Credit Party or any of its Restricted Subsidiaries is a party or by which any Credit Party or any Restricted Subsidiary thereof or any of their respective properties may be bound which, in the case of clause (iii), could reasonably be expected to have a Material Adverse Effect;

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC's or any other Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Credit Parties obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA or otherwise;


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     (g) any material notice (including, without limitation, notice of any default or event of default) delivered to or by the Canadian Borrower or any of its Subsidiaries in connection with any Additional Facility Loan Document; and

     (h) any event which makes any of the representations set forth in Section
7.1 that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event which makes any of the representations set forth in Section 7.1 that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect.

Each notice pursuant to this Section 8.5 shall be accompanied by a statement of a Responsible Officer of the Canadian Borrower, on behalf of the Canadian Borrower, setting forth details of the occurrence referred to therein and stating what action the Credit Party or any Subsidiary thereof, as applicable, has taken and proposes to take with respect thereto. Each notice pursuant to either clause (i) or (ii) of Section 8.5(e) shall describe with particularity any and all provisions of this Agreement and any other Revolving Loan Document that have been breached.

     SECTION 8.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender whether pursuant to this Article VIII or any other provision of this Agreement, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 7.1(x).

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.2, each Borrower will, and will cause each of its Restricted Subsidiaries to:

     SECTION 9.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 11.4, (a) preserve and maintain its separate corporate existence, (b) preserve and maintain all rights, franchises, licenses and privileges necessary to the conduct of its business, and (c) qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law except as to clauses (b) and (c) where the failure to so preserve, maintain, qualify or remain qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted


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in a commercially reasonable manner, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance), and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 9.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 9.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property; provided that any Borrower or such Restricted Subsidiary may contest any item described in this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 9.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.7 Environmental Laws. In addition to and without limiting the generality of Section 9.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to conduct or complete such actions, or comply with such orders or directions, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any


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way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of any Borrower or any such Restricted Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

     SECTION 9.8 Compliance with ERISA and other Employee Benefit Laws. In addition to and without limiting the generality of Section 9.6, (i) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) comply with all material applicable provisions of ERISA, the ITA and applicable provincial pension benefits legislation and the regulations and published interpretations thereunder and applicable pension plan texts and funding agreements with respect to all Employee Benefit Plans, (B) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(C) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (D) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (ii) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 9.9 Compliance With Agreements. Comply with all leases, agreements, contracts and other instruments, including, without limitation, Material Contracts, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.10 Visits and Inspections. Permit representatives of the Administrative Agent, from time to time upon prior reasonable notice and at such times during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files; and discuss with its principal officers its business, assets, liabilities, financial condition, results of operations and business prospects (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits in any Fiscal Year). Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender (upon notice to the Administrative Agent) may do any of the foregoing at any time without advance notice to the Borrowers.

     SECTION 9.11 Additional Subsidiaries.

     (a) Within forty-five (45) days after (i) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 9.11(b) below or (ii) the creation or acquisition of any Restricted Subsidiary, including in connection with any Permitted Acquisition (any such Restricted Subsidiary, a "New Subsidiary"), cause to be executed and delivered to the Administrative Agent (unless otherwise agreed to by the Administrative Agent)


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
(A) a duly executed joinder agreement in form and substance reasonably satisfactory to the Administrative Agent joining such New Subsidiary (to the extent such New Subsidiary is a Restricted Subsidiary) to the Master Subsidiary Guaranty Agreement, the Collateral Agreement and any other applicable Security Documents, (B) updated Schedules 7.1(a) and 7.1(b) reflecting the creation or acquisition of such New Subsidiary, (C) favorable legal opinions covering such matters consistent with opinions for this Agreement and addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory to the Administrative Agent with respect to such joinder agreement, (D) original stock or other certificates and stock or other transfer powers evidencing the ownership interests of the Canadian Borrower or such Restricted Subsidiary, as applicable, in such New Subsidiary, and (E) any other documents and certificates as may be reasonably requested by the Administrative Agent.

     (b) The Canadian Borrower may, at any time and upon written notice to the Administrative Agent, redesignate an Unrestricted Subsidiary (other than any Subsidiary SPE or any member of [***]) as a Restricted Subsidiary. Further, promptly after the date on which the Canadian Borrower or the Administrative Agent determines that:

          (i) any individual Unrestricted Subsidiary (other than any Subsidiary SPE or any member of [***]) and its respective Subsidiaries (A) represent five percent (5%) or more of (1) the Consolidated assets of the Canadian Borrower and its Subsidiaries (including all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) as of the most recently ended fiscal quarter prior to such date or (2) EBITDA (notwithstanding the definition thereof, calculated to include all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) of the Canadian Borrower and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended prior to such date or (B) are or become the obligor on any Indebtedness (notwithstanding the definition thereof, determined by reference to such Unrestricted Subsidiary) which is guaranteed by, credit supported by, or recourse to the Canadian Borrower or any Restricted Subsidiary; or

          (ii) any individual Unrestricted Subsidiary provides a guarantee of any permitted Indebtedness of any Credit Party or any Restricted Subsidiary; and

          (iii) all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***]) and their respective Subsidiaries represent ten percent (10%) or more of (A) the Consolidated assets of the Canadian Borrower and its Subsidiaries (including all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) as of the most recently ended fiscal quarter prior to such date or (B) EBITDA (notwithstanding the definition thereof, calculated to include all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) for the four (4) consecutive fiscal quarters most recently ended prior to such date;

then, in the case of clauses (i) and (ii), such Unrestricted Subsidiary (other than any Subsidiary SPE or any member of [***]) shall be redesignated as a Restricted Subsidiary and in the case of clause (iii), the Canadian Borrower shall promptly identify in writing to the Administrative Agent such Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])


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
to be redesignated as Restricted Subsidiaries to cause such remaining Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***]) and their Subsidiaries (after giving effect to such redesignation) to represent less than ten percent (10%) of (A) the Consolidated assets of the Canadian Borrower and its Subsidiaries (including all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) as of the most recently ended fiscal quarter prior to such date and (B) EBITDA (notwithstanding the definition thereof, calculated to include all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) for the four (4) consecutive fiscal quarters most recently ended prior to such date.

     (c) So long as no Default or Event of Default has occurred and is continuing, the Canadian Borrower shall be permitted, on prior written notice to the Administrative Agent, to redesignate any Restricted Subsidiary as an Unrestricted Subsidiary (or designate any newly formed or acquired Subsidiary as an Unrestricted Subsidiary if, and only if, such formation or acquisition is otherwise permitted hereunder), so long as the following conditions have been satisfied as reasonably determined by the Administrative Agent:

          (i) any such individual Subsidiary and its respective Subsidiaries to be designated (or redesignated, as applicable) as an Unrestricted Subsidiary (A) represent less than five percent (5%) of (1) the Consolidated assets of the Canadian Borrower and its Subsidiaries (including all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) as of the most recently ended fiscal quarter prior to such date and (2) EBITDA of the Canadian Borrower and its Subsidiaries (notwithstanding the definition thereof, calculated to include all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) for the four (4) consecutive fiscal quarters most recently ended prior to such date and (B) are not the obligors on any Indebtedness (notwithstanding the definition thereof, determined by reference to such Unrestricted Subsidiary) which is guaranteed by, credit supported by, or recourse to the Canadian Borrower or any Restricted Subsidiary; and

          (ii) any such individual Subsidiary is not a guarantor of any permitted Indebtedness of any Credit Party or any Restricted Subsidiary; and

          (iii) at the time of such proposed designation (or redesignation, as applicable), and after giving effect thereto, all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***]) and their respective Subsidiaries (including the Subsidiary and its respective Subsidiaries to be designated (or redesignated, as applicable) as an Unrestricted Subsidiary) represent less than ten percent (10%) of (A) the Consolidated assets of the Canadian Borrower and its Subsidiaries (including all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) as of the most recently ended fiscal quarter prior to such date and
     (B) EBITDA (notwithstanding the definition thereof, calculated to include all Unrestricted Subsidiaries (other than any Subsidiary SPE or any member of [***])) for the four (4) consecutive fiscal quarters most recently ended prior to such date.


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
     Such designation (or redesignation, as applicable) shall have an effective date mutually acceptable to the Administrative Agent and the Canadian Borrower, but in no event earlier than two (2) Business Days following receipt by the Administrative Agent of such written notice.

     Notwithstanding the foregoing, no Borrower may be designated or redesignated as an Unrestricted Subsidiary.

     SECTION 9.12 Use of Proceeds. The Credit Parties shall use the proceeds of the Revolving Extensions of Credit (a) to refinance the Existing Facilities, (b) to refinance other existing indebtedness of the Multicurrency Borrowers and (c) for working capital and general corporate requirements of the Canadian Borrower and its Restricted Subsidiaries, including, without limitation, Permitted Acquisitions, Capital Expenditures in the ordinary course of business, investments permitted hereunder, permitted restricted payments and the payment of certain fees and expenses incurred in connection with this Credit Facility.

     SECTION 9.13 Asset Sales. Make such repayments, acquisitions, expenditures, applications or investments permitted to be made pursuant to Section 4.10 of the Existing Subordinated Note Indenture such that there shall not exist any present requirement under Section 4.10 of the Existing Subordinated Note Indenture to repay, repurchase, redeem or otherwise acquire any notes issued under the Existing Subordinated Note Indenture.

     SECTION 9.14 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Credit Facility Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Letters of Credit and the other Loan Documents.

                                    ARTICLE X

                               FINANCIAL COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.2, the Canadian Borrower and its Subsidiaries will not:

     SECTION 10.1 Maximum Total Leverage Ratio. As of any fiscal quarter end, permit the ratio of (a) Total Funded Indebtedness on such date less an amount, not to exceed $30,000,000, of cash and Cash Equivalents of the Canadian Borrower and its Restricted Subsidiaries which is available for immediate application to repay Obligations without any restrictions as of such date to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date (such ratio, the "Total Leverage Ratio"), to exceed the corresponding ratio set forth below:


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

                   PERIOD                     RATIO
-------------------------------------------   -----
From and including the Closing Date through   [***]
   and including June 30, 2006
From July 1, 2006 through and including the   [***]
   Maturity Date

     SECTION 10.2 Minimum Fixed Charge Coverage Ratio. As of any fiscal quarter end, permit the ratio of (a) EBITDA less Capital Expenditures for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than the corresponding ratio set forth below:

                   PERIOD                     RATIO
-------------------------------------------   -----
From and including the Closing Date through   [***]
   and including June 30, 2006
From July 1, 2006 through and including       [***]
   June 30, 2007
From July 1, 2007 through and including the   [***]
   Maturity Date

     SECTION 10.3 [***].

                                   ARTICLE XI

                               NEGATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.2, the Borrowers will not and will not permit any of their Restricted Subsidiaries to:

     SECTION 11.1 Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

     (a) the Obligations (excluding Hedging Obligations permitted pursuant to
Section 11.1(b));

     (b) Indebtedness of the Canadian Borrower and its Restricted Subsidiaries incurred in connection with any Hedging Agreement which is entered into for business and interest rate risk purposes and not for speculative purposes;

     (c) Indebtedness existing on the Closing Date and not otherwise permitted under this Section 11.1, as set forth on Schedule 11.1(c), and any refinancings, refundings, renewals or extensions thereof; provided that the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees (including prepayment fees) and


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
expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

     (d) Indebtedness of the Canadian Borrower and its Restricted Subsidiaries incurred in connection with Capital Leases, including those Capital Leases existing on the Closing Date, and purchase money Indebtedness, including all purchase money Indebtedness existing on the Closing Date, in an aggregate amount not to exceed $50,000,000 on any date of determination;

     (e) Indebtedness of the Canadian Borrower and its Restricted Subsidiaries incurred in connection with agreements providing for indemnification, adjustment of purchase price or similar obligations incurred or assumed in connection with any Permitted Acquisition;

     (f) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (g) Guaranty Obligations of the Canadian Borrower and its Restricted Subsidiaries with respect to Indebtedness permitted pursuant to this Section; provided that no Subsidiary of the Canadian Borrower (including, without limitation, any Subsidiary which is not a Full Credit Party) may incur any such Guaranty Obligations except to the extent that such Subsidiary has executed all documentation required to be executed pursuant to, and otherwise complies with,
Section 9.11(a);

     (h) Indebtedness owed by any Full Credit Party to any other Full Credit Party;

     (i) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

     (j) Indebtedness of a Restricted Subsidiary that is not a Full Credit Party to a Full Credit Party in an aggregate principal amount not to exceed $1,000,000 on any date of determination;

     (k) unsecured Indebtedness of the Canadian Borrower and its Restricted Subsidiaries in respect of performance bonds, worker's compensation claims, surety or appeal bonds and payment obligations in connection with self insurance or similar obligations, in each case to the extent incurred in the ordinary course of business;

     (l) Indebtedness (i) of any Person that becomes a Restricted Subsidiary of the Canadian Borrower after the Closing Date in connection with any Permitted Acquisition or (ii) assumed in connection with any assets acquired in connection with any Permitted Acquisition, and the refinancing, refunding, renewal and extension (but not the increase in the aggregate principal amount) thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or such assets are acquired and is not created in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary or such assets being acquired and (B) notwithstanding anything to the contrary contained in this Agreement, neither the Canadian Borrower nor any other Restricted Subsidiary thereof (other than such Person) shall have any liability or other obligation with respect to such Indebtedness (other than any liability


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
or other obligation of the Canadian Borrower or any Restricted Subsidiary thereof permitted hereunder which existed prior to the time that such Person became a Restricted Subsidiary of the Canadian Borrower or asset was acquired);

     (m) Indebtedness (if any) attributed to any Credit Party under any Permitted Asset Securitization;

     (n) Indebtedness owed by any Credit Party to any Subsidiary that is not a Full Credit Party in an aggregate amount not to exceed $25,000,000 on any date of determination;

     (o) [***];

     (p) so long as the Mexican Guaranty Agreement is in full force and effect, Indebtedness of the Mexican Borrower to the Canadian Borrower or any Restricted Subsidiary thereof in an aggregate outstanding amount at any time not to exceed
(i) $75,000,000 less (ii) the aggregate amount of any investments made to the Mexican Borrower pursuant to Section 11.3(k)(ii);

     (q) [***];

     (r) (i) the Existing Subordinated Indebtedness and (ii) other Bond Indebtedness (which Bond Indebtedness may or may not be Subordinated Indebtedness); provided that, with respect to clause (ii) above, (A) no Default or Event of Default shall have occurred and be continuing under this Agreement or any other Loan Document both prior to and after giving effect to the incurrence of any such Indebtedness and (B) the Canadian Borrower, on behalf of itself and the other Borrowers, has demonstrated to the satisfaction of the Administrative Agent (both prior to and after giving effect to the incurrence of any such Indebtedness) pro forma compliance with the covenants contained in
Article X;

     (s) Indebtedness of the Canadian Borrower or any Restricted Subsidiary owed to any seller in connection with a Permitted Acquisition in an aggregate amount not to exceed [***] on any date of determination; and

     (t) other Indebtedness in an aggregate amount not to exceed $25,000,000 on any date of determination.

     SECTION 11.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the grace period (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;


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
     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals and similar types of claims incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

     (d) deposits to secure the performance of bids, tenders, trade contracts, liability to insurance carriers and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, contractual or warranty obligations and other obligations of a like nature incurred in the ordinary course of business;

     (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property as are of a nature generally existing with respect to properties of a similar character, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;

     (f) Liens securing the Secured Obligations;

     (g) Liens (if any) arising in connection with any Permitted Asset Securitization (provided that (i) such Liens shall attach solely to the Transferred Assets sold or transferred in connection with such Permitted Asset Securitization and (ii) with respect to any Lien on concentration accounts, depository accounts, lock-box accounts or similar accounts in which any proceeds of any of the Transferred Assets are deposited, such Lien shall grant control only on such proceeds and not over any other proceeds, monies or other property which may be contained in such concentration accounts, depository accounts, lock-box accounts or similar accounts);

     (h) Liens on assets and properties not otherwise permitted by this Section and in existence on the Closing Date and described on Schedule 11.2 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 11.1(c);

     (i) Liens securing Indebtedness permitted under Section 11.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness,
(iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;

     (j) Liens on tangible property or tangible assets of any Borrower or any Restricted Subsidiary thereof acquired pursuant to a Permitted Acquisition, or on tangible property or


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
tangible assets of any Restricted Subsidiary of a Borrower which are in existence at the time that such Restricted Subsidiary of a Borrower is acquired pursuant to a Permitted Acquisition (provided that such Liens (i) are not incurred in connection with, or in anticipation of, such Permitted Acquisition,
(ii) are applicable only to specific tangible property or tangible assets, (iii) are not "blanket" or all asset Liens and (iv) do not attach to any other property or assets of any Borrower or any Restricted Subsidiary thereof);

     (k) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of any Borrower or any Restricted Subsidiary thereof;

     (l) Liens securing judgments for the payment of money not constituting an Event of Default under Section 12.1(m) or securing appeal or other surety bonds related to such judgments;

     (m) Liens in favor of any seller in connection with a Permitted Acquisition on tangible property or tangible assets of any Borrower or any Restricted Subsidiary thereof acquired pursuant to a Permitted Acquisition in connection with Indebtedness permitted pursuant to Section 11.1(s); provided that such Liens (i) are not "blanket" or all asset Liens and (ii) do not attach to any other property or assets of any Borrower or any Restricted Subsidiary thereof); and

     (n) other Liens securing obligations in an aggregate amount not to exceed $25,000,000 at any time.

     SECTION 11.3 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

     (a) (i) investments existing on the Closing Date in Subsidiaries existing on the Closing Date (other than the Mexican Borrower);

          (ii) the other loans, advances or extensions of credit and investments existing on the Closing Date (other than loans, advances, extensions of credit and investments to, or in, the Mexican Borrower) and described on Schedule 11.3(a);

          (iii) loans, advances, extensions of credit and investments made after the Closing Date to, or in, (A) Restricted Subsidiaries formed or acquired after the Closing Date and (B) Restricted Subsidiaries existing on the Closing Date (other than the Mexican Borrower), so long as, in each case, the Canadian Borrower and its Subsidiaries comply with the applicable provisions of Section 9.11;

          (iv) loans, advances, extensions of credit and investments made after the Closing Date to, or in, (A) Unrestricted Subsidiaries formed or acquired after the Closing Date or (B) Unrestricted Subsidiaries existing on the Closing Date, so long as, in each case, the Canadian Borrower and its Subsidiaries comply with the applicable provisions of Section 9.11; and

provided that the aggregate amount of all loans, advances, extensions of credit and investments made after the Closing Date to, or in, Unrestricted Subsidiaries or any Restricted Subsidiary that is not a Full Credit Party (other than the Mexican Borrower) made pursuant to this Section 11.3(a) shall not at any time exceed an aggregate amount of $30,000,000 on any date of determination;

     (b) investments by the Canadian Borrower and its Restricted Subsidiaries in any Subsidiary SPE solely used to effect a Permitted Asset Securitization;

     (c) [***];

     (d) investments by the Canadian Borrower and its Restricted Subsidiaries in
(i) marketable direct obligations issued or unconditionally guaranteed by the United States or Canada or any agency thereof maturing within one hundred twenty
(120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently rated at least A-2 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-2 by Moody's Investors Service, Inc.,
(iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by any Lender or commercial banks incorporated under the laws of the United States or any state thereof, under the laws of Canada or any province thereof, or any country that is a member of the Organization for Economic Cooperation and Development, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency, (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with any Lender or commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (v) demand deposit accounts maintained in the ordinary course of business, (vi) investments by the Canadian Borrower and its Restricted Subsidiaries that are similar to the foregoing in any country outside the United States in which such Person is organized, or (vii) money market mutual or similar funds that invest at least 95% in assets satisfying the requirements of clauses (i)-(vi) above (all of the foregoing investments "Cash Equivalents");

     (e) investments by the Canadian Borrower and its Restricted Subsidiaries in the form of Permitted Acquisitions;

     (f) extensions of trade credit made by the Canadian Borrower and its Restricted Subsidiaries in the ordinary course of business;

     (g) investments by the Canadian Borrower and its Restricted Subsidiaries in Hedging Agreements permitted pursuant to Section 11.1(b);

     (h) purchases, leases or licenses of assets made by the Canadian Borrower and its Restricted Subsidiaries in the ordinary course of business;

     (i) loans, advances and extensions of credit made by the Canadian Borrower and its Restricted Subsidiaries to employees in the ordinary course of business, which, in the aggregate, do not exceed at any time $1,000,000;

     (j) (i) loans, advances and extensions of credit in the form of intercompany Indebtedness permitted pursuant to Sections 11.1(h) and (n) and
(ii) investments in any Full Credit Party (including investments in any Restricted Subsidiary that is not a Credit Party (to the extent necessary to distribute such investment to the recipient Full Credit Party); provided that such Restricted Subsidiary must distribute the full amount of such investment to such Full Credit Party to the extent required by Section 11.13);

     (k) so long as the Mexican Guaranty Agreement is in full force and effect:

          (i) the loans, advances, extensions of credit and investments existing on the Closing Date made by the Canadian Borrower and its Restricted Subsidiaries to, or in, the Mexican Borrower and described on Schedule 11.3(k); and

          (ii) loans, advances, extensions of credit and investments made on or after the Closing Date by the Canadian Borrower and its Restricted Subsidiaries to, or in, the Mexican Borrower (including loans, advances and extensions of credit in the form of intercompany Indebtedness permitted pursuant to Section 11.1(p)) in an aggregate outstanding amount at any time not to exceed $75,000,000; and

     (l) other additional loans, advances, extensions of credit and investments made by the Canadian Borrower and its Restricted Subsidiaries not otherwise permitted pursuant to this Section not exceeding in an aggregate amount during any Fiscal Year equal to five percent (5%) of the total assets of the Canadian Borrower and its Subsidiaries as of the last day of the immediately preceding Fiscal Year; provided that the maximum amount of investments made pursuant to this Section 11.3(l) in any Fiscal Year shall be reduced to $25,000,000 for such Fiscal Year when the Total Leverage Ratio is equal to or greater than 2.00 to
1.00 as of the last day of the immediately prior Fiscal Year.

For the purposes of this Section 11.3, the "amount" of any loan, advance, extension of credit or investment made by any Person or Persons (collectively, the "Investors") in any other Person or Persons (collectively, the "Recipient") shall be:

          (i) with respect to any loans, advances or extensions of credit made by any Investor to any Recipient, an amount equal to (A) the principal amount of loans, advances and extensions of credit made to the Recipient, directly or indirectly, by the Investors less


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     (B) the amount of any repayments of principal of such loans, advances or extensions of credit made, directly or indirectly, by the Recipient to the Investors; and

          (ii) with respect to any investment made by any Investor in any Recipient, (A) the amount of capital contributions made in the Recipient, directly or indirectly, by the Investors less (B) the amount of any dividends and distributions made by such Recipient (directly or indirectly) to such Investor or Investors.

     SECTION 11.4 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Multicurrency Borrower may be merged or consolidated with or into another Multicurrency Borrower;

     (b) any Subsidiary of the Canadian Borrower may be merged or consolidated with or into any Subsidiary Guarantor or a Multicurrency Borrower; provided that in the event of a merger or consolidation involving a Multicurrency Borrower, the Multicurrency Borrower shall be the continuing or surviving Person and in the event of a merger or consolidation not involving a Multicurrency Borrower but involving a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving person, provided further that in the event of a merger or consolidation of more than one Subsidiary Guarantor, a Subsidiary Guarantor that is a Full Credit Party (if any) shall be the continuing and surviving Person);

     (c) any Subsidiary of the Canadian Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Multicurrency Borrower or any other Wholly-Owned Subsidiary; provided that if the transferor in such a transaction is a Full Credit Party, then the transferee must be a Full Credit Party; provided further that any sale, lease, transfer or other disposition by any Subsidiary of the Canadian Borrower that is not a Credit Party to a transferee which is a Credit Party pursuant to this subsection (c) shall not be for more than fair market value;

     (d) any Wholly-Owned Subsidiary of the Canadian Borrower (other than a Borrower) may merge with or into any Person acquired in connection with a Permitted Acquisition; provided that (i) the Canadian Borrower and its Subsidiaries shall comply with Section 9.11 and (ii) the surviving Person is a Wholly-Owned Subsidiary; provided further that in the event of a merger involving a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving person;

     (e) any Restricted Subsidiary of the Canadian Borrower may merge or combine with any Full Credit Party pursuant to disposition permitted by Section 11.5;

     (f) any Restricted Subsidiary of the Canadian Borrower may merge or combine with any Person pursuant to a disposition of all of such Restricted Subsidiary's assets pursuant to a disposition permitted by Section 11.5(g);


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     (g) any Restricted Subsidiary of the Canadian Borrower (other than a
Multicurrency Borrower) may wind up into a Full Credit Party; and

     (h) any Restricted Subsidiary of the Canadian Borrower that is not a Credit Party may be merged into another Restricted Subsidiary that is not a Credit Party.

     SECTION 11.5 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a) the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete assets or other assets no longer used or usable in the business of any Borrower or any Restricted Subsidiary thereof;

     (c) the transfer of assets to a Full Credit Party not prohibited by Section 11.4; provided that such Full Credit Party shall not pay more than the fair market value of such assets as determined at the time of such transfer unless such payment is made to another Full Credit Party;

     (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

     (e) the disposition of any Hedging Agreement;

     (f) the sale or transfer of an interest in the Transferred Assets in connection with any Permitted Asset Securitization;

     (g) additional dispositions of assets not otherwise permitted pursuant to this Section 11.5 with a fair market value in an aggregate amount not to exceed $40,000,000 in any Fiscal Year;

     (h) leases, subleases, licenses and sublicenses of property or assets by any Borrower or any Restricted Subsidiary thereof in the ordinary course of business;

     (i) the conveyance, sale, lease, assignment, transfer or other disposition of vending machines, in the normal course of business or as may be reasonably required by contract with the customer of the Canadian Borrower and its Restricted Subsidiaries, in connection with, or to promote, sales of inventory or at the end of a relationship with a customer;

     (j) dividends and distributions permitted by Section 11.6;

     (k) subject to Section 11.13, sales of assets to any Restricted Subsidiary that is not a Credit Party from any Restricted Subsidiary that is not a Credit Party; and


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     (l) the transfer of assets:

          (i) from a Full Credit Party to the Mexican Borrower; provided that the Mexican Borrower shall not pay less than the fair market value of such assets as determined at the time of such transfer; and

          (ii) from the Mexican Borrower to a Full Credit Party; provided that such Full Credit Party shall not pay more than the fair market value of such assets as determined at the time of such transfer.

Nothing in this Section 11.5 shall prohibit any Restricted Subsidiary from making investments permitted by Section 11.3 or using cash in a manner permitted by this Agreement.

     SECTION 11.6 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock, or make any change in its capital structure which such change in its capital structure could reasonably be expected to have a Material Adverse Effect; provided that, except as to clause (d), so long as no Default or Event of Default has occurred and is continuing or would result from the following:

     (a) the Canadian Borrower or any Restricted Subsidiary may pay dividends in shares of its own Capital Stock;

     (b) any Restricted Subsidiary may pay dividends to, or redeem shares of its Capital Stock owned by, (i) any Full Credit Party or (ii) any Restricted Subsidiary that is not a Full Credit Party (provided that such Restricted Subsidiary must distribute such amount to a Full Credit Party to the extent provided for in Section 11.13);

     (c) any Subsidiary which is not a Wholly-Owned Subsidiary (including the Mexican Borrower) may pay cash dividends to, or redeem shares of its Capital Stock owned by, in each case on a ratable basis, (i) any Full Credit Party, (ii) any Restricted Subsidiary that is not a Full Credit Party (provided that such Restricted Subsidiary must distribute such amount to a Full Credit Party to the extent provided for in Section 11.13) and (iii) its other owners;

     (d) any Borrower or Restricted Subsidiary thereof may make cash distributions pursuant to employee benefit plans or incentive compensation plans, in each case to the extent such distributions constitute compensation to executives or employees of a Borrower or of the applicable Restricted Subsidiary;

     (e) any Borrower or Restricted Subsidiary may make dividends or distributions, or purchase, redeem, retire or otherwise acquire its Capital Stock pursuant to (i) a disposition permitted by Section 11.5 or (ii) any Permitted Acquisition;

     (f) the Canadian Borrower may declare and pay dividends to its shareholders in an aggregate amount in any fiscal quarter not to exceed the following:


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          (i) if the Total Leverage Ratio as of the last day of the preceding fiscal quarter is greater than or equal to 2.00 to 1.00, an amount equal to twenty-five percent (25%) of Net Income for the immediately preceding fiscal quarter; or

          (ii) if the Total Leverage Ratio as of the last day of the preceding fiscal quarter is less than 2.00 to 1.00, an amount equal to fifty percent (50%) of Net Income for the immediately preceding fiscal quarter; and

     (g) the Canadian Borrower or any of its Restricted Subsidiaries may repurchase its Capital Stock in an aggregate amount not to exceed $50,000,000 during the term of this Agreement.

     SECTION 11.7 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due unless such issuance, sale or disposition is to a Full Credit Party or such Capital Stock constitutes Indebtedness permitted by Section 11.1.

     SECTION 11.8 Transactions with Affiliates. Except for (a) those transactions described on Schedule 11.8, (b) Permitted Asset Securitizations,
(c) [***] and (d) transactions expressly permitted by Sections 11.1, 11.3 and 11.6, directly or indirectly (i) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (ii) enter into, or be a party to, any other transaction not described in clause (i) above with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 11.9 Certain Accounting Changes; Organizational Documents.

     (a) Change its Fiscal Year end or fiscal quarter ends;

     (b) Make any change in its accounting treatment and reporting practices except (i) as required by GAAP, (ii) as required by Applicable Law (including any required changes dictated by the Securities and Exchange Commission of the United States or Canadian securities regulators) or (iii) as deemed necessary by the external auditors of the Canadian Borrower and its Subsidiaries; or

     (c) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.


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     SECTION 11.10 Amendments; Payments and Prepayments of Subordinated
Indebtedness.

     (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Indebtedness in any respect which would materially adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

     (b) Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Subordinated Indebtedness; provided, however, that the Borrowers and their Restricted Subsidiaries may redeem, repurchase, repay, refinance, refund, renew, extend, exchange or prepay (A) the Existing Subordinated Indebtedness so long as (1) no Default or Event of Default has occurred and is continuing under this Agreement or any other Loan Document and (2) the Canadian Borrower, on behalf of itself and the other Borrowers, has demonstrated to the satisfaction of the Administrative Agent (both prior to and after giving effect to any such redemption, refinancing or repurchase) pro forma compliance with the covenants contained in Article X (such evidence to be set forth in an Officer's Compliance Certificate dated as of the date of such repayment, redemption or repurchase) and (B) intercompany Subordinated Indebtedness owed to a Full Credit Party.

     SECTION 11.11 Restrictive Agreements.

     (a) Enter into any Indebtedness or other agreement which contains any negative pledge on assets or which restricts, limits or otherwise encumbers its ability to incur Liens on, or with respect to, any of its assets or properties, other than:

          (i) this Agreement and the other Loan Documents;

          (ii) the Existing Subordinated Note Indenture or any agreement governing any Bond Indebtedness that replaces or refinances the Existing Subordinated Indebtedness;

          (iii) legally enforceable prohibitions on the pledge or disposition of equity in a joint venture to the extent reasonably required in agreements with other joint venture equityholders;

          (iv) any agreement governing any Permitted Lien (in which case, any restriction, limitation or other encumbrance shall only be effective with respect to the assets or properties subject to such Permitted Lien); or

          (v) usual and customary provisions in leases and other contracts restricting the assignment thereof.

     (b) Enter into or permit to exist any agreement or instrument which restricts, impairs limits or otherwise encumbers (by covenant or otherwise) the ability of any direct or indirect


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Restricted Subsidiary of any Borrower to make any payment to such Borrower or any of its Restricted Subsidiaries (in the form of dividends, intercompany advances or otherwise) or to transfer any of its assets or properties to any Borrower or any Restricted Subsidiary other than:

          (i) any sale and disposition agreement entered into in connection with asset sales and dispositions permitted by Section 11.5 (in which case, any restriction, impairment, limitation or other encumbrance shall only be effective with respect to the assets which are the subject of such sale and disposition agreements);

          (ii) any agreement governing any Permitted Lien (in which case, any restriction, impairment, limitation or other encumbrance shall only be effective with respect to the assets or properties subject to such Permitted Lien);

          (iii) the Existing Subordinated Note Indenture or any agreement governing any Bond Indebtedness that replaces or refinances the Existing Subordinated Indebtedness (provided that (i) any replacement or refinancing agreement may not contain any restrictions, impairments, limitations or other encumbrances which are more restrictive than the Existing Subordinated Note Indenture and (ii) no amendment or modification to the Existing Subordinated Note Indenture or any replacement or refinancing agreement shall expand the scope of any such restriction, impairment, limitation or encumbrance);

          (iv) legally enforceable prohibitions on the pledge or disposition of equity in a joint venture to the extent reasonably required in agreements with other joint venture equityholders;

          (v) usual and customary provisions in leases and other contracts restricting the assignment thereof; and

          (vi) the restrictions, impairments, limitations and encumbrances contained in the agreements and instruments set forth on Schedule 11.11 (provided that no amendment or modification of any such agreement or instrument shall expand the scope of any such restriction, impairment, limitation or encumbrance).

The foregoing will not prohibit customary restrictions and conditions imposed by any agreement relating to any Permitted Asset Securitization, including restrictions on the transfer or encumbrance of the assets subject to any such transaction or on dividends, distributions or other transfers by any Subsidiary SPE used to facilitate any such transaction.

     SECTION 11.12 Nature of Business. Enter into any business or line of business, either directly or through any Restricted Subsidiary, except for those businesses in which the Canadian Borrower and its Restricted Subsidiaries are engaged in on the Closing Date or a similar or related line of business.

     SECTION 11.13 Non-Credit Party Restricted Subsidiaries. Permit any Restricted Subsidiary that is not a Credit Party but that owns, directly or indirectly, equity in a Credit Party


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to engage in any business, operations or activities (including, without limitation, owning or holding any assets) other than (a) owning the Capital Stock of its Subsidiaries and (b) holding amounts that are (i) distributed to it to be invested in its Subsidiaries, (ii) distributed to it by way of dividends to it to be distributed to its owners by way of dividends and (iii) necessary to pay any required filing, registration and other fees and expenses, in an aggregate amount not to exceed $1,000,000 during any Fiscal Year, to the extent necessary to maintain its existence and engage in customary corporate governance activities; provided that such Restricted Subsidiaries shall, immediately upon the receipt of any amount referred to in clauses (b)(i) and (ii) above, distribute such amount to its Subsidiary or owner (as applicable).

                                   ARTICLE XII

                              DEFAULT AND REMEDIES

     SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans and Reimbursement Obligations. Any Multicurrency Borrower shall default in any payment of principal of any Loan when due or in any payment of a Reimbursement Obligation when due whether at maturity, by reason of acceleration or otherwise.

     (b) Other Payment Default. Any Multicurrency Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or any Reimbursement Obligation or the payment of any other Obligation arising solely under this Agreement or the other Revolving Loan Documents, and such default shall continue for a period of three (3) days.

     (c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.


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     (d) Default in Performance of Certain Covenants.

          (i) Any Credit Party or Restricted Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 6.4, 8.1, 8.2 or 8.5(e)(ii) or Articles X or XI (other than Sections 11.1, 11.2 and 11.3) of this Agreement.

          (ii) Any Credit Party or Restricted Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 11.1, 11.2 or 11.3 of this Agreement and such default shall continue unremedied for a period of ten (10) days thereafter.

     (e) Default in Performance of Other Covenants and Conditions. Any Credit Party or Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section) or any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after written notice thereof has been given to the Canadian Borrower by the Administrative Agent or any Lender.

     (f) Hedging Agreement. Any Credit Party or Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement with any Lender or Affiliate of a Lender and such default causes the termination of such Hedging Agreement and the Termination Value owed by such Person as a result thereof exceeds $2,500,000.

     (g) Cross-Defaults.

          (i) Any "Termination Event" or any similar event under any Permitted Asset Securitization Sale Agreement (or any other sale agreement executed in connection with any Permitted Asset Securitization);

          (ii) Any Credit Party or Restricted Subsidiary thereof shall default in the payment of any (A) Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $15,000,000 or (B) obligations arising under any Additional Facility Loan Documents, in each case, beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created (and if no grace periods are provided for therein, then the grace periods relative to Additional Facility Loans shall be the same as those for Revolving Loans); or

          (iii) Any Credit Party or Restricted Subsidiary thereof shall default in the observance or performance of any (A) other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $15,000,000 or (B) obligations arising under any Additional Facility Loan Documents, in each case, contained in any


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     instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired) (and if no grace periods are provided for therein, then the grace periods relative to Additional Facility Loans shall be the same as those for Revolving Loans).

     (h) Change in Control. A Change in Control shall occur.

     (i) Voluntary Bankruptcy Proceeding. Any Credit Party or any Restricted Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition, case or proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of indebtedness, (iii) consent to or fail to contest in a timely and appropriate manner any petition, case or proceeding filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, administrator, administrative receiver, custodian, trustee, liquidator, manager or similar official of itself or for all or a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its indebtedness as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate or other action for the purpose of authorizing any of the foregoing.

     (j) Involuntary Bankruptcy Proceeding. (i) A case or other proceeding shall be commenced against any Credit Party or any Restricted Subsidiary thereof or any petition shall be presented in any court of competent jurisdiction seeking
(A) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of indebtedness, or (B) the appointment of a trustee, administrator, administrative receiver, receiver, custodian, liquidator, manager or similar official for any Credit Party or any Restricted Subsidiary thereof or for all or any substantial part of their respective property or assets, domestic or foreign, and such case (save in the case of the appointment of an administrator) or proceeding or petition shall continue without dismissal for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding or petition (including, but not limited to, an order for relief under such federal bankruptcy laws or other laws) shall be entered, (ii) any Credit Party or any of its Restricted Subsidiaries organized under the laws of England and Wales is deemed unable to pay its indebtedness within the meaning of Section 123 of the Insolvency Act 1986 or becomes unable to pay its indebtedness as they become due or otherwise becomes insolvent or (iii) any order is made or any resolution passed for the winding-up or administration of any Credit Party or any of its Restricted Subsidiaries except for the purposes of a solvent amalgamation or reconstruction previously approved by the Required Lenders in writing.

     (k) Failure of Agreements. Any material provision of this Agreement or any material provision of any other Revolving Loan Document shall for any reason cease to be valid and


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binding on any Credit Party or any Restricted Subsidiary party thereto or any such Person shall so state in writing.

     (l) Termination Event. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $2,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $2,500,000.

     (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $15,000,000 in any Fiscal Year (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), shall be entered against any Credit Party or any Restricted Subsidiary thereof by any court and such judgment or order shall continue without having been bonded pending appeal, satisfied, discharged, vacated, or stayed for a period of thirty (30) days after the entry thereof.

     (n) Environmental. Any one or more Environmental Claims shall have been asserted against any Credit Party or any Subsidiary thereof, but only so long as
(i) such Credit Party or such Subsidiary would be reasonably likely to incur liability as a result thereof and (ii) such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 12.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Credit Facility Lenders, the Administrative Agent may, or upon the request of the Required Credit Facility Lenders, the Administrative Agent shall, by notice to the Canadian Borrower:

     (a) Acceleration; Termination of Facilities. Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, and other letter of credit obligations, whether or not the beneficiaries of the then outstanding Letters of Credit or other letter of credit shall have presented or shall be entitled to present the documents required thereunder) and all other Secured Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request Extensions of Credit thereunder; provided that upon the occurrence of an Event of Default specified in Section 12.1(i) or (j), the Credit Facility shall be automatically terminated and all Secured Obligations (other than Hedging Obligations) shall automatically


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become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

     (b) Letters of Credit.

          (i) With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding subsection, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (which such cash collateral shall be deposited in the applicable Permitted Currency in which each Letter of Credit is denominated). Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

          (ii) With respect to all letters of credit issued under the Additional Facilities, if any, with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding subsection, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such letters of credit (which such cash collateral shall be deposited in the applicable Permitted Currency in which each letter of credit is denominated). Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such letters of credit, and the unused portion thereof after all such letters of credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such letters of credit shall have expired or been fully drawn upon, the reimbursement obligation with respect to such letters of credit shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

     (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Secured Obligations.

     SECTION 12.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or


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in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Credit Parties, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. No Lender (including, without limitation, any Lender which acts as the agent under any Additional Facility Loan Document) shall exercise any rights or remedies following a Default or Event of Default or default or event of default under any Additional Facility Loan Document except pursuant to the terms of Section 12.2, this Section 12.3, and Section 14.4.

     SECTION 12.4 Crediting of Payments and Proceeds.

     (a) Application of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Secured Obligations when due and the Secured Obligations have been accelerated pursuant to Section 12.2, all payments received by the Agents and the Lenders (including, without limitation, any Lender that acts as the agent under any Additional Facility Loan Document) upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:

     First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Agents in their respective capacity as such and the Issuing Lender(s) in its capacity as such (ratably among the Agents and the Issuing Lender(s) in proportion to the respective amounts described in this clause First payable to them);

     Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

     Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Extensions of Credit and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

     Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Extensions of Credit (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them);

     Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any L/C Obligations then outstanding under this Agreement and any letter of credit obligations then outstanding under the Additional Facilities;


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     Sixth, to the Administrative Agent for the account of any applicable
Person, to pay all of the Secured Obligations which have not otherwise been paid in full in cash pursuant to clauses First through Fifth above; and

     Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Applicable Law.

     (b) Payment Limitations. Notwithstanding anything to the contrary contained in subsection (a) above, to the extent that the Administrative Agent receives the net proceeds from the enforcement of the Secured Obligations pursuant to any Loan Document which places a limitation on the right of any Lending Group to receive payments with respect to the Lending Group Secured Obligations payable to such Lending Group, then the Administrative Agent first shall allocate such net proceeds ratably among the Lending Groups in proportion to the respective amounts of Lending Group Secured Obligations payable to each Lending Group and then, with respect to each Lending Group, shall apply all payments to be made to such Lending Group in accordance with subsection (a) above (provided that, with respect to each Lending Group, such payments shall be made only to the Persons in such Lending Group).

     (c) Defined Terms. For the purpose of this Section 12.4:

          (i) "Lending Group" means (i) the Revolving Lenders and (ii) each group of Lenders under each Additional Facility.

          (ii) "Lending Group Secured Obligations" means (i) with respect to the Revolving Lenders, the Revolving Obligations and the Hedging Obligations owed to the Revolving Lenders and their Affiliates and (ii) with respect to each group of Lenders under each Additional Facility, the Additional Facility Obligations under such Additional Facility and the Hedging Obligations owed to the Additional Facility Lenders under such Additional Facility and their Affiliates.

          (iii) Each reference to "Issuing Lender(s)" in this Section 12.4 shall be deemed to include any issuing lender with respect to any letter of credit issued under any Additional Facility.

     SECTION 12.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Extension of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Extensions of Credit and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the


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reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 4.3 and 14.3) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.3 and 14.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     SECTION 12.6 Judgment Currency.

     (a) The obligation of the Borrowers to make payments of principal and interest hereunder and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular currency expressed to be payable pursuant to the applicable Loan Document. The Administrative Agent shall, using all amounts obtained or received from the Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Secured Obligations, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrowers to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable pursuant to the applicable Loan Document.

     (b) Without limiting Section 12.6(a), the Borrowers shall indemnify and hold harmless the Administrative Agent, the Lenders, the Issuing Lenders hereunder and the issuing lenders under the Additional Facilities, as applicable, against any loss incurred by the Administrative Agent, any Lender, any Issuing Lender hereunder or any issuing lender under any Additional Facility as a result of any payment or recovery described in Section 12.6(a) and as a result of any variation having occurred in rates of exchange between the date of any such amount


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becoming due under this Agreement or any other Loan Document and the date of actual payment thereof except for losses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such indemnified party's gross negligence or willful misconduct. The foregoing indemnity shall constitute a separate and independent obligation of the Borrowers and shall continue in full force and effect notwithstanding any such payment or recovery.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

     SECTION 13.1 Appointment and Authority. Each of the Lenders hereby irrevocably designates and appoints Wachovia as Administrative Agent and Security Trustee of such Lender under this Agreement and the other Loan Documents and as Security Trustee under the applicable Foreign Security Documents, for the term hereof and each such Lender irrevocably authorizes Wachovia, as Administrative Agent and Security Trustee for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such trusts (in the case of the Security Trustee and the Foreign Security Documents, as applicable) and powers, and perform such duties as are expressly delegated to such Agents by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship (save, in the case of the Security Trustee, to the extent of its limited role as trustee as required under the Foreign Security Documents) with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agents. Any reference to any Agent in this Article XIII shall be deemed to refer to such Agent solely in its capacity as Administrative Agent or Security Trustee, as applicable, and not in its capacity as a Lender.

     Without prejudice to the foregoing, each of the Secured Parties hereby irrevocably designates and appoints the Administrative Agent as the person holding the power of attorney (fonde de pouvoir) of the Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on their behalf, and for their benefit, any deed of hypothec ("Deed of Hypothec") to be executed by any of the Credit Parties granting a Lien pursuant to the Applicable Law of the Province of Quebec and to exercise such powers and duties which are conferred thereupon under such deed. Each of the Secured Parties hereby additionally irrevocably designates and appoints the Administrative Agent as agent, custodian and depository for and on behalf of the Secured Parties (i) to hold and to be the sole registered holder of any bond ("Bond") issued under the Deed of Hypothec, the whole notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec) or any other Applicable Law, and (ii) to enter into, to take and to hold on their behalf, and for their benefit, a bond pledge agreement ("Pledge") to be executed by such Credit Party pursuant to the Applicable Law of the Province of Quebec and creating a Lien on the Bond as security for the


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payment and performance of, inter alia, the Secured Obligations. In this respect, (a) the Administrative Agent as agent, custodian and depository for and on behalf of the Secured Parties, shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Pledge owing to each of the Secured Parties for and on behalf of whom the Bond is so held from time to time, and (b) each of the Secured Parties will be entitled to the benefits of any property or assets charged under the Deed of Hypothec and the Pledge and will participate in the proceeds of realization of any such property or assets. The Administrative Agent, in such aforesaid capacities shall (x) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Administrative Agent with respect to the property or assets charged under the Deed of Hypothec and Pledge, any other Applicable Law or otherwise, and (y) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and/or the Credit Parties.

     SECTION 13.2 Delegation of Duties. Each Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by any Agent with reasonable care.

     SECTION 13.3 Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrowers or any of their Subsidiaries to perform their respective obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

     SECTION 13.4 Reliance by the Agents.

     (a) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by any Agent. The


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Agents shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, the Required Credit Facility Lenders or all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, the Required Credit Facility Lenders or all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 6.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     SECTION 13.5 Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, the Required Credit Facility Lenders or all the Lenders); provided that unless and until the Agents shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Required Lenders, the Required Credit Facility Lenders or all the Lenders, as applicable.

     SECTION 13.6 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Canadian Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Canadian Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon


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the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Canadian Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder or by the other Loan Documents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Canadian Borrower or any of its Subsidiaries which may come into the possession of any Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 13.7 Indemnification. The Lenders agree to indemnify the Agents in their capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans or any Reimbursement Obligation) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Agents or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from an Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Secured Obligations and the termination of this Agreement.

     SECTION 13.8 Agent in Its Individual Capacity. Each Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent hereunder or under the other Loan Documents. With respect to any Loans made or renewed by it and with respect to any Letter of Credit issued by it or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     SECTION 13.9 Resignation of Agent; Successor Agent.

     (a) Subject to the appointment and acceptance of a successor as provided below, each Agent may resign at any time by giving notice thereof to the Lenders and the Canadian Borrower. Upon any such resignation, the Required Lenders shall appoint from among the Lenders a successor administrative agent or security trustee, as applicable for the Lenders, which successor administrative agent or security trustee shall be consented to by the Canadian


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Borrower, on behalf of itself and the other Borrowers, at all times other than during the existence of an Event of Default (which consent of the Canadian Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the applicable Agent's giving of notice of resignation, then the Canadian Borrower may appoint a successor Agent from among the Lenders to act as Agent hereunder (subject to the acceptance of such appointment by the Lender so appointed). If the Canadian Borrower fails to make such appointment or the designated successor rejects such appointment or fails to accept such appointment within (30) days after the date the Canadian Borrower was entitled to make such appointment, then the applicable Agent may, on behalf of the Lenders, after consultation with the Canadian Borrower, appoint a successor Administrative Agent or Security Trustee, as applicable. Upon the acceptance of any appointment as an Administrative Agent or Security Trustee hereunder by a successor, such successor Administrative Agent or Security Trustee shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder without any other or further act or deed on the part of such retiring Agent or any other Lender. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article XIII and Section 14.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent and/or Security Trustee, as applicable. If no successor agent has accepted appointment as Administrative Agent or Security Trustee, as applicable, by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     (b) (i) Notwithstanding anything to the contrary contained herein, Wachovia may, (A) upon thirty (30) days' notice to the Canadian Borrower and the Revolving Lenders, resign as an Issuing Lender and/or (B) upon thirty (30) days' notice to the Canadian Borrower, resign as the U.S. Swingline Lender. In the event of any such resignation as an Issuing Lender or the U.S. Swingline Lender, the Canadian Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or the U.S. Swingline Lender hereunder; provided that no failure by the Canadian Borrower to appoint any such successor shall affect the resignation of Wachovia as an Issuing Lender or the U.S. Swingline Lender, as the case may be.

          (ii) In the event that the U.S. Swingline Lender's Commitment is less than the U.S. Swingline Commitment, the Canadian Borrower may upon thirty
     (30) days' prior written notice to the Administrative Agent and the U.S. Swingline Lender, request that the U.S. Swingline Lender be replaced as the U.S. Swingline Lender under this Agreement. In the event of any such request, the Canadian Borrower shall, at its sole expense and effort, appoint from among the Revolving Lenders a successor U.S. Swingline Lender hereunder; provided that (A) no Revolving Lender shall be required to accept such appointment as successor U.S. Swingline Lender; (B) any successor U.S. Swingline Lender shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); and (C) until a Revolving Lender shall have notified the Administrative Agent and the current U.S. Swingline in writing that it has


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     agreed to act as a successor U.S. Swingline Lender, the current U.S.
     Swingline Lender shall continue as U.S. Swingline Lender hereunder. Upon the acceptance of any appointment as U.S. Swingline Lender hereunder by a successor, such successor U.S. Swingline Lender shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the replaced U.S. Swingline Lender, and the replaced U.S. Swingline Lender shall be discharged from its duties and obligations in its capacity as U.S. Swingline Lender without any other or further act or deed on the part of such replaced U.S. Swingline Lender or any other Lender.

          (iii) If Wachovia resigns as an Issuing Lender, it shall retain all the rights and obligations of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make Revolving Loans or fund risk participations for unreimbursed amounts of Letters of Credit pursuant to Section 3.4. If Wachovia resigns or is replaced as the U.S. Swingline Lender, it shall retain all the rights of the U.S. Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.2(b).

     SECTION 13.10 No Liability for Failure to Make Filings. The Agents in their capacity as trustee (in the case of the Security Trustee as referred to in Section 13.1 above) or otherwise shall not be liable for any failure, omission or defect in perfecting the security constituted by any Security Document or any security created thereby.

     SECTION 13.11 Acceptance of Title. The Agents in their capacity as trustee (in the case of the Security Trustee as referred to in Section 13.1 above) or otherwise may accept without inquiry such title as any Borrower or Subsidiary Guarantor may have to the assets secured pursuant to the Security Documents.

     SECTION 13.12 No Obligation to Hold Title Deeds. The Agents in their capacity as trustee (in the case of the Security Trustee as referred to in Section 13.1 above) or otherwise shall not be under any obligation to hold any title deed, Security Document or any other documents in connection with the Security Documents or any other documents in connection with the assets the subject of any Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Agents may permit any Person to retain all such title deeds, Security Documents and other documents in its possession. The Agents will use all reasonable care to ensure the safe custody of all such title deeds, Security Documents and other documents in their respective possession but shall not be liable for the damage or destruction of any such deeds, Security Documents or documents save where caused by the willful default or gross negligence of such Agent or any of its employees, servants or agents. The Agents shall be at liberty to place any Loan Document and any other instruments, documents or deeds delivered to it pursuant to them or in connection with them for the time being in its possession in any safe deposit, safe or receptacle selected by such Agent, or with any bank, any company whose business includes undertaking the safe custody of documents or any


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firm of lawyers of good repute and, in the absence of gross negligence or willful default on the part of such Agent and such Agent shall not be responsible for any loss thereby incurred.

     SECTION 13.13 Trustee Powers. Subject as otherwise provided in any of the Loan Documents and to the extent permitted by Applicable Law, in its capacity as trustee, the Security Trustee shall have:

     (a)  the benefit of all the provisions of this Article XIII;

     (b) all the powers of an absolute owner of the security constituted by the Loan Documents;

     (c)  the power of appointing new and/or additional trustees; and

     (d) all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with the Loan Documents).

     SECTION 13.14 Declaration of Trust. The Security Trustee hereby declares itself trustee of the security and other rights (including but not limited to the benefit of the covenants contained in the Foreign Security Documents), titles and interests constituted by the Foreign Security Documents and of all monies, property and assets paid to the Security Trustee or to its order or held by the Security Trustee or its nominee or received or recovered by the Security Trustee or its nominee pursuant to or in connection with the Foreign Security Documents with effect from the date hereof to hold the same on trust for itself, the Administrative Agent and each of the Lenders absolutely pro rata (save as may otherwise be agreed in Section 12.4, or as otherwise agreed between the Lenders from time to time) to the monies, obligations and liabilities of the Borrowers to all the Lenders and the Agents (including the Security Trustee) from time to time secured by the Foreign Security Documents.

     SECTION 13.15 Hedging Counterparties. Each reference in this Article XIII to a "Lender" includes, where the context so allows, such Lender as agent of its Affiliate in the event that any Affiliate of it is party to a Hedging Agreement.

     SECTION 13.16 Other Agents, Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


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     SECTION 13.17 Mandatory Cost Information. Each Lender shall supply the
Administrative Agent with any information required by the Administrative Agent in order to calculate the Mandatory Cost in accordance with Schedule 1.1(b).

     SECTION 13.18 Collateral, Guaranty and Intercreditor Matters. The Lenders irrevocably authorize the Administrative Agent (and Security Trustee, as applicable), at its option and in its discretion:

     (a) to release any Lien on any Collateral granted to or held by the Administrative Agent or the Security Trustee, for the ratable benefit of itself and the Revolving Lenders, under any Revolving Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Revolving Loans, payment of all outstanding fees and expenses hereunder, the termination of the Revolving Lenders' Revolving Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold or disposed of or to be disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Revolving Loan Document, or (iii) subject to Section 14.2, if approved, authorized or ratified in writing by the Required Lenders;

     (b) to release any Guarantor from its obligations under any Guaranty Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder;

     (c) in the event that any Credit Party enters into a Permitted Asset Securitization and notifies the Administrative Agent of such transaction and the need for an intercreditor agreement or similar arrangement, to negotiate in good faith with the Canadian Borrower, on behalf of itself and the other Credit Parties, and the Canadian Borrower agrees to negotiate in good faith with the Administrative Agent, mutually satisfactory intercreditor agreements and other arrangements and to execute and deliver release documents to the extent necessary to provide for the identification and segregation of Transferred Assets that are the subject of such Permitted Asset Securitization and the transfer thereof, free and clear of any Liens in favor of the Administrative Agent, to the purchasers thereof (it being agreed by each Lender that, as of the Closing Date, (i) the Administrative Agent is authorized to execute and deliver, on behalf of the Administrative Agent and each Lender, the Asset Allocation Agreement and all other documentation required to be executed in connection therewith and (ii) the Asset Allocation Agreement is in form and substance satisfactory thereto); and

     (d) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is permitted by Section 11.2(i); and

Upon request by the Administrative Agent or Security Trustee at any time, the Required Lenders will confirm in writing the Administrative Agent's or Security Trustee's authority to release or subordinate its interest in particular types or items of property, to enter into intercreditor agreements or to release any Subsidiary Guarantor from its obligations under the Master Subsidiary Guaranty Agreement pursuant to this Section.


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     SECTION 13.19 Resignation of other Swingline Lenders and other Issuing
Lenders.

     (a) (i) Notwithstanding anything to the contrary contained herein, the U.K. Swingline Lender or the Canadian Swingline Lender may, upon thirty (30) days' notice to the Canadian Borrower, resign as the U.K. Swingline Lender or Canadian Swingline Lender, as applicable. In the event of any such resignation, the Canadian Borrower shall be entitled to appoint from among the Lenders a successor U.K. Swingline Lender or Canadian Swingline Lender hereunder; provided that no failure by the Canadian Borrower to appoint any such successor shall affect the resignation of the applicable U.K. Swingline Lender or Canadian Swingline Lender, as the case may be.

          (ii) In the event that the U.K. Swingline Lender's Commitment is less than the U.K. Swingline Commitment, the Canadian Borrower may upon thirty
     (30) days' prior written notice to the Administrative Agent and the U.K. Swingline Lender, request that the U.K. Swingline Lender be replaced as the U.K. Swingline Lender under this Agreement. In the event of any such request, the Canadian Borrower shall, at its sole expense and effort, appoint from among the Revolving Lenders a successor U.K. Swingline Lender hereunder; provided that (A) no Revolving Lender shall be required to accept such appointment as successor U.K. Swingline Lender; (B) any successor U.K. Swingline Lender shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); and (C) until a Revolving Lender shall have notified the Administrative Agent and the current U.K. Swingline in writing that it has agreed to act as a successor U.K. Swingline Lender, the current U.K. Swingline Lender shall continue as U.K. Swingline Lender hereunder. Upon the acceptance of any appointment as U.K. Swingline Lender hereunder by a successor, such successor U.K. Swingline Lender shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the replaced U.K. Swingline Lender, and the replaced U.K. Swingline Lender shall be discharged from its duties and obligations in its capacity as U.K. Swingline Lender without any other or further act or deed on the part of such replaced U.K. Swingline Lender or any other Lender.

          (iii) In the event that the Canadian Swingline Lender's Commitment is less than the Canadian Swingline Commitment, the Canadian Borrower may upon thirty (30) days' prior written notice to the Administrative Agent and the Canadian Swingline Lender, request that the Canadian Swingline Lender be replaced as the Canadian Swingline Lender under this Agreement. In the event of any such request, the Canadian Borrower shall, at its sole expense and effort, appoint from among the Revolving Lenders a successor Canadian Swingline Lender hereunder; provided that (A) no Revolving Lender shall be required to accept such appointment as successor Canadian Swingline Lender;
     (B) any successor Canadian Swingline Lender shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); and (C) until a Revolving Lender shall have notified the Administrative Agent and the current Canadian Swingline Lender in writing that it has agreed to act as a successor Canadian Swingline Lender, the current Canadian Swingline Lender shall continue as Canadian Swingline Lender hereunder. Upon the acceptance of any appointment as Canadian Swingline Lender hereunder by a successor, such successor Canadian Swingline Lender


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     shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the replaced Canadian Swingline Lender, and the replaced Canadian Swingline Lender shall be discharged from its duties and obligations in its capacity as Canadian Swingline Lender without any other or further act or deed on the part of such replaced Canadian Swingline Lender or any other Lender.

          (iv) Any resigning or replaced Swingline Lender shall retain all the rights of the U.K. Swingline Lender, or Canadian Swingline Lender, as applicable, provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.2(b).

     (b) Notwithstanding anything to the contrary contained herein, any Issuing Lender may, upon thirty (30) days' notice to the Canadian Borrower, resign as an Issuing Lender hereunder. In the event of any such resignation, the Canadian Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided that no failure by the Canadian Borrower to appoint any such successor shall affect the resignation of the applicable Issuing Lender. Any resigning Issuing Lender shall retain all the rights of an Issuing Lender provided for hereunder with respect to Letters of Credit issued by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans or fund risk participations in unreimbursed Letters of Credit pursuant to Section 3.4.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.1 Notices.

     (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or (ii) on the date such information is accessible by the intended recipient if sent by electronic mail, by telecopy or by posting on an internet web page, (iii) on the next Business Day if sent by recognized overnight courier service and (iv) on the third (3rd) Business Day following the date sent by certified mail, return receipt requested; provided that no notice of default or notice of the exercise of remedies delivered by electronic mail, by telecopy or by posting on an internet web page will be effective until such notice is made in a manner otherwise permitted under this Agreement. A telephonic notice to the Administrative Agent as understood by the


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Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to any Credit Party:      Cott Corporation
                                  207 Queen's Quay West, Suite 340
                                  Toronto, Ontario M5J 1A7
                                  Attention: Catherine Brennan,
                                  Vice President and Treasurer
                                  Telephone No.: (416) 203-3898 ext. 15454
                                  Telecopy No.: (416) 203-6209

     with a copy to:              Cott Corporation
                                  207 Queen's Quay West, Suite 340
                                  Toronto, Ontario M5J 1A7
                                  Attention: Mark Halperin,
                                  General Counsel
                                  Telephone No.: (416) 203-3898 ext. 15346
                                  Telecopy No.: (416) 203-5609

     If to the Administrative
     Agent                        Wachovia Bank, National Association
                                  Charlotte Plaza, CP-8
                                  201 South College Street
                                  Charlotte, North Carolina 28288-0680
                                  Attention: Syndication Agency Services
                                  Telephone No.: (704) 374-2698
                                  Telecopy No.: (704) 383-0288

     If to the Security Trustee
     (with a copy to the
     Administrative Agent)        Wachovia Bank, National Association,
                                  London Branch
                                  3 Bishopsgate, London
                                  England 3C2N 3AB
                                  Attn: Ms. Gillian White
                                  Telephone No.: +44 (0) 207 621 1477
                                  Telecopy No.: +44 (0) 207 929 4644

     If to any Lender:            To the address set forth on the Register

     (c) Agents' Office. Each of the Administrative Agent and the Security Trustee hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Canadian Borrower and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to


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be made and at which Loans will be disbursed and Letters of Credit requested.
Notwithstanding the foregoing, each Agent shall be entitled to perform its obligations and duties hereunder and other the other Loan Documents from any of its respective offices. In addition to the foregoing, the Administrative Agent shall provide the Canadian Borrower with reasonable notice of any redesignation of any Administrative Agent's Correspondent.

     SECTION 14.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Revolving Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Revolving Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Canadian Borrower; provided that no amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 6.2 without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 12.2) or the amount of Loans of any Lender without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Loan Document without the written consent of such Lender;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document payable to any Lender without the written consent of such Lender; provided that only the consent of the Required Lenders shall be necessary (i) to waive or terminate any obligation of the Borrowers to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

     (e) change Section 4.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Revolving Lender directly affected thereby;

     (f) change Section 12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

     (g) change the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Revolving Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Lender;


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     (h) change any provision of this Section or the definition of "Revolving
Credit Facility Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (i) release all of the Subsidiary Guarantors or release Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in either case, from the Master Subsidiary Guaranty Agreement (other than (i) in connection with the redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.11(c) or (ii) as authorized in Section 13.18), without the written consent of each Lender; or

     (j) release all or substantially all of the Collateral (other than as authorized in Section 13.18 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swingline Lender in addition to the Lenders required above, affect the rights or duties of the applicable Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) any Letter of Credit Application or other agreement between the applicable Borrower and the applicable Issuing Lender may be waived or amended in a writing executed only by the parties thereto; and (vi) no Additional Facility Loan Document shall, unless in writing and signed by the Administrative Agent and the Required Lenders (in addition to the Lenders required pursuant to such Additional Facility Loan Document), be amended, waived or otherwise modified in any manner that materially and adversely affects the rights and obligations of the Revolving Lenders or the Lenders under any other Additional Facility Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     SECTION 14.3 Expenses; Indemnity.

     (a) Costs and Expenses. The Borrowers and each other Credit Party, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent incurred since December 10, 2004 (including, without limitation, any local counsel for the Administrative Agent)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this


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
Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Agents, any Lender or any Issuing Lender (including, without limitation, any local counsel for the Administrative Agent, any Lender or any Issuing Lender)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Extensions of Credit hereunder or under any other Loan Document, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Extensions of Credit.

     (b) Indemnification by the Credit Parties. The Borrowers and each other Credit Party shall indemnify the Agents (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, any environmental claims and civil penalties or fines assessed by
OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel (including local counsel) for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Extension of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any environmental liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by


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
it to any Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to each Agent (or any such sub-agent), each Issuing Lender or such Related Party, as the case may be, such Lender's applicable percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the Issuing Lender in their capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 4.7 and 5.5(c).

     (d) Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Extension of Credit or the use of the proceeds thereof.

     (e) Unintended Receipt of Information. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; except for liabilities arising solely out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment.

     (f) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

     SECTION 14.4 Right of Set-off.

     (a) If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, each Swingline Lender and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, such Swingline Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any and all of the obligations of the Borrowers or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or such Swingline Lender, irrespective of whether or not such Lender, such Issuing Lender or such Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender or such Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each


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Lender, each Issuing Lender, each Swingline Lender and their respective
Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, such Issuing Lender, such Swingline Lender or their respective Affiliates may have. For avoidance of doubt, the parties hereto agree that any Swingline Lender may, at any time, exercise any and all rights of set-off provided for in the governing documents for any Applicable Cash Management Program. Each Lender, each Issuing Lender and each Swingline Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     (b) Any amount to be set-off pursuant to Section 14.4(a) shall be denominated in Dollars and any amount denominated in an Alternative Currency shall be in an amount equal to the Dollar Amount of such amount at the most favorable spot exchange rate reasonably determined by the Administrative Agent to be available to it; provided that if at the time of any such determination no such spot exchange rate can reasonably be determined, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error.

     (c) Each Lender and any assignee or participant of such Lender in accordance with Section 14.10 are hereby authorized by the Borrowers to combine currencies, as deemed necessary by such Person, in order to effect any set-off pursuant to Section 14.4(a).

     SECTION 14.5 Governing Law.

     (a) Governing Law. This Agreement and the other Revolving Loan Documents, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York, including
Section 5-1401 and Section 5-1402 of the General Obligation Law of the State of New York, without reference to any other conflicts of law principles thereof.

     (b) Submission to Jurisdiction. Each of the Borrowers and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court sitting in the Borough of Manhattan, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any Lender or any Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

     (c) Waiver of Venue. Each of the Borrowers and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

     (e) Appointment of the Canadian Borrower as Agent for the Borrowers. Each Credit Party hereby irrevocably appoints and authorizes the Canadian Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Canadian Borrower of any summons, notice or other similar item shall be deemed effective receipt by the Canadian Borrower and its Subsidiaries.

     SECTION 14.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 14.7 Reversal of Payments. To the extent a Borrower makes a payment or payments to the Administrative Agent, any Administrative Agent's Correspondent or Security Trustee for the ratable benefit of the Lenders or the Administrative Agent or any Administrative Agent's Correspondent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, the Administrative Agent's Correspondent or the Security Trustee, as applicable.

     SECTION 14.8 Injunctive Relief. The Credit Parties recognize that, in the event the Credit Parties fail to perform, observe or discharge any of their obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders. Therefore, the Credit Parties agree that the Administrative Agent and the Lenders, at the option of the Administrative Agent and the Lenders, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 14.9 Accounting Matters. If at any time any change in GAAP or any other change in accounting treatment or reporting practices permitted under
Section 11.9 would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or any other change in accounting treatment or reporting practices permitted under Section 11.9 (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the accounting treatment or reporting practices prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the accounting treatment or reporting practices. Notwithstanding the foregoing, in the event that there is a change in GAAP after the Closing Date requiring the expensing of stock options, the amount of any non-cash stock option expense shall be added back to EBITDA.

     SECTION 14.10 Successors and Assigns; Participations.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document (except in connection with a merger or consolidation of a Credit Party (other than a Borrower) into another Credit Party as permitted by Section 11.4) without the prior written consent of the Administrative Agent and each Lender and:

          (i) no Revolving Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any other Revolving Loan Document except: (A) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (B) by way of participation in accordance with the provisions of subsection (d) of this Section or (C) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void); and

          (ii) no Additional Facility Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any Additional Facility Loan Document without the consent of the Administrative Agent and the Canadian Borrower, on behalf of itself and the other Borrowers (such consents not to be unreasonably withheld or delayed) (and any other attempted assignment or transfer by any party hereto shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Revolving Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments.

          (i) Assignments by Revolving Lenders. Any Revolving Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Extensions of Credit at the time owing to it); provided that

               (A) except in the case of an assignment of the entire remaining amount of the assigning Revolving Lender's Revolving Commitment and the Revolving Extensions of Credit at the time owing to it or in the case of an assignment to a Revolving Lender or an Affiliate of a Revolving Lender or an Approved Fund with respect to a Revolving Lender, the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Extensions of Credit outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Revolving Extensions of Credit of the assigning Revolving Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless (1) such assignment is made to an existing Revolving Lender, to an Affiliate thereof, or to an Approved Fund, in which case no minimum amount shall apply, or (2) each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Canadian Borrower, on behalf of itself and the other Borrowers, otherwise consent (each such consent not to be unreasonably withheld or delayed);

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Revolving Lender's rights and obligations under this Agreement with respect to the Revolving Extensions of Credit or the Revolving Commitment assigned;

               (C) any assignment of a Revolving Commitment must be approved by the Canadian Borrower, on behalf of itself and the other Multicurrency Borrowers, the Administrative Agent, the applicable Swingline Lenders and the applicable Issuing Lenders (each such consent not to be unreasonably withheld or delayed; provided, notwithstanding the definition of Eligible Assignee, that it shall not be deemed to be unreasonable for the Canadian Borrower, on behalf of itself and the other Borrowers, to withhold consent if the assignee is unable to provide the same type of credit, or would incur additional taxes or expenses to do so, as the assignor) unless the Person that is the proposed assignee is itself a Revolving Lender with a Revolving Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

               (D) the proposed assignee of Revolving Extensions of Credit or a Revolving Commitment must be able to lend to each Multicurrency Borrower in each Permitted Currency; and

               (E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Revolving Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Revolving Lender under this Agreement, and the assigning Revolving Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Revolving Lender's rights and obligations under this Agreement, such Revolving Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.10, 4.11, 4.12, 4.13 and 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Revolving Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Revolving Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (ii) Assignments by Additional Facility Lenders. Subject to subsection
(a)(ii) above, assignments by Additional Facility Lenders shall be governed by the provisions of the applicable Additional Facility Loan Documents.

     (c) Revolving Facility Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Revolving Lenders, and the Revolving Commitments of, and principal amounts of the Revolving Extensions of Credit owing to, each Revolving Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Canadian Borrower, on behalf of itself and the other Borrowers, the Administrative Agent and the Revolving Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Revolving Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Canadian Borrower, on behalf of itself and the other Borrowers, and any Revolving Lender (but only to the extent of entries in the Register that are applicable to such Revolving Lender), at any reasonable time and from time to time upon reasonable prior notice.

     (d) Participations.

          (i) Participations by Revolving Lenders.

               (A) Any Revolving Lender may at any time, without the consent of, or notice to, any Credit Party or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Revolving Participant") in all or a portion of such Revolving Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Revolving Extensions of Credit owing to
     it); provided that (i) such Revolving Lender's obligations under this Agreement shall remain unchanged, (ii) such Revolving Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the other Revolving Lenders shall continue to deal solely and directly with such Revolving Lender in connection with such Revolving Lender's rights and obligations under this Agreement.

               (B) Any agreement or instrument pursuant to which a Revolving Lender sells such a participation shall provide that such Revolving Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Revolving Lender will not, without the consent of the Revolving Participant, agree to any amendment, modification or waiver or modification described in Section
     14.2 that directly affects such Revolving Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Revolving Participant shall be entitled to the benefits of Sections 4.10, 4.11, 4.12 and 4.13 to the same extent as if it were a Revolving Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Revolving Participant also shall be entitled to the benefits of Section 14.4 as though it were a Revolving Lender, provided that such Revolving Participant agrees to be subject to Section 4.6 as though it were a Revolving Lender. All participants shall be bound by the confidentiality provisions in Section 14.11.

               (C) Limitations upon Revolving Participant Rights. A Revolving Participant shall not be entitled to receive any greater payment under Sections 4.12 and 4.13 than the applicable Revolving Lender would have been entitled to receive with respect to the participation sold to such Revolving Participant, unless the sale of the participation to such Revolving Participant is made with the prior written consent of the Canadian Borrower, on behalf of itself and the other Borrowers. A Revolving Participant that would be a Foreign Lender if it were a Revolving Lender shall not be entitled to the benefits of Section 4.13 unless the Canadian Borrower, on behalf of itself and the other Borrowers, is notified of the participation sold to such Revolving Participant and such Revolving Participant agrees, for the benefit of the Canadian Borrower, on behalf of itself and the other Borrowers, to comply with Section 4.13(e) as though it were a Revolving Lender.

          (ii) Participations by Additional Facility Lenders. Participations by Additional Facility Lenders shall be governed by the provisions of the applicable Additional Facility Loan Documents.

     (e) Certain Pledges by Revolving Lenders. Any Revolving Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Revolving Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Revolving Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Revolving Lender as a party hereto.

     SECTION 14.11 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any purchasing Lender, proposed purchasing Lender, Participant or proposed Participant or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Canadian Borrower,
(h) after the Canadian Borrower makes public disclosure of such information, to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers or (j) to governmental regulatory authorities in connection with any regulatory examination of Wachovia or in accordance with Wachovia's regulatory compliance policy if Wachovia deems necessary for the mitigation of claims by those authorities against Wachovia or any of its subsidiaries or affiliates. For purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 14.12 Performance of Duties. Each of the Credit Party's obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

     SECTION 14.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agents and any Persons designated by any Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

     SECTION 14.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

     SECTION 14.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 14.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 14.18 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

     SECTION 14.19 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Secured Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

     SECTION 14.20 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 14.21 Inconsistencies with Other Documents; Independent Effect of Covenants.

     (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on any Credit Party or its Subsidiaries or further restricts the rights of any Credit Party or its Subsidiaries or gives the Agents or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

     (b) The Credit Parties expressly acknowledge and agree that each covenant contained in Articles IX, X, or XI shall be given independent effect. Accordingly, the Credit Parties shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX, X, or XI if, before or after giving effect to such transaction or act, the Credit Parties shall or would be in breach of any other covenant contained in Articles IX, X, or XI.

     SECTION 14.22 USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Act.

     SECTION 14.23 Continuity of Contract. The parties hereto agree that the occurrence or non-occurrence of EMU, any event or events associated with EMU and/or the introduction of the euro in all or any part of the European Union (a) will not result in the discharge, cancellation, rescission or termination in whole or in part of this Agreement or any other Loan Document, (b) will not give any party the right to cancel, rescind, terminate or vary this Agreement or any other Loan Document or (c) will not give rise to an Event of Default, in each case other than as specifically provided in this Agreement.

     SECTION 14.24 Language. The parties acknowledge that they have required that this agreement and all related documents be drawn up in English. Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                     COTT CORPORATION, as Canadian Borrower


                                     By: /s/ Catherine Brennan
                                         ---------------------------------------
                                         Name: Catherine Brennan
                                         Title: Vice President, Treasurer


                                     COTT BEVERAGES INC., as U.S. Borrower


                                     By: /s/ Catherine Brennan
                                         ---------------------------------------
                                         Name: Catherine Brennan
                                         Title: Vice President, Treasurer


                                     COTT BEVERAGES LIMITED, as U.K. Borrower


                                     By: /s/ David R. Main
                                         ---------------------------------------
                                         Name: David R. Main
                                         Title: Director


                                     COTT EMBOTELLADORES DE MEXICO, S.A. DE
                                     C.V., as Mexican Borrower


                                     By: /s/ Catherine Brennan
                                         ---------------------------------------
                                         Name: Catherine Brennan
                                         Title: Attorney-in-Fact

                                     AGENTS AND LENDERS:

                                     WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                     Administrative Agent, Security Trustee,
                                     U.S. Swingline Lender, Issuing Lender and
                                     Lender


                                     By: /s/ David C. Hauglid
                                         ---------------------------------------
                                         Name: David C. Hauglid
                                         Title: Vice President


                                     APPLICABLE DESIGNEES:

                                     FOR EXTENSIONS OF CREDIT TO THE CANADIAN
                                     BORROWER

                                     CONGRESS FINANCIAL CORPORATION (CANADA)


                                     By: /s/ Enza Agosta
                                         ---------------------------------------
                                         Name: Enza Agosta
                                         Title: Vice President


                                     FOR EXTENSIONS OF CREDIT TO THE U.K.
                                     BORROWER

                                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                     LONDON BRANCH


                                     By: /s/ L. Richard DiDonato
                                         ---------------------------------------
                                         Name: L. Richard DiDonato
                                         Title: Managing Director

                                     LENDER:

                                     BANK OF MONTREAL


                                     By: /s/ Sean P. Gallaway
                                         ---------------------------------------
                                         Name: Sean P. Gallaway
                                         Title: Vice President


                                     APPLICABLE DESIGNEES:

                                     FOR EXTENSIONS OF CREDIT TO THE U.S.
                                     BORROWER

                                     BANK OF MONTREAL, CHICAGO BRANCH


                                     By: /s/ Bruce A. Pietka
                                         ---------------------------------------
                                         Name: Bruce A. Pietka
                                         Title: Vice President


                                     FOR EXTENSIONS OF CREDIT TO THE U.K.
                                     BORROWER

                                     BANK OF MONTREAL, LONDON BRANCH


                                     By: /s/ A.L. Ebison
                                         ---------------------------------------
                                         Name: A.L. Ebison
                                         Title: Director

                                     LENDER:

                                     COOPERATIEVE CENTRALE RAIFFEISEN-
                                     BOERENLEENBANK BA, "RABOBANK
                                     INTERNATIONAL", NEW YORK BRANCH


                                     By: /s/ Rebecca O. Morrow
                                         ---------------------------------------
                                         Name: Rebecca O. Morrow
                                         Title: Executive Director


                                     By: /s/ Michelle Ruocco
                                         ---------------------------------------
                                         Name: Michelle Ruocco
                                         Title: Vice President


                                     APPLICABLE DESIGNEES:

                                     FOR EXTENSIONS OF CREDIT TO THE CANADIAN
                                     BORROWER

                                     RABOBANK NEDERLAND, CANADIAN BRANCH


                                     By: /s/ David L. Streeter
                                         ---------------------------------------
                                         Name: David L. Streeter
                                         Title: Executive Director


                                     By: /s/ Craig Squires
                                         ---------------------------------------
                                         Name: Craig Squires
                                         Title: Vice President


                                     FOR EXTENSIONS OF CREDIT TO THE U.K.
                                     BORROWER

                                     COOPERATIEVE CENTRALE RAIFFEISEN-
                                     BOERENLEENBANK B.A., (RABOBANK
                                     INTERNATIONAL, LONDON BRANCH)


                                     By: /s/ B.P. Davies
                                         ---------------------------------------
                                         Name: B.P. Davies
                                         Title: Managing Director


                                     By: /s/ Frank van Ekeren
                                         ---------------------------------------
                                          Name: Frank van Ekeren
                                          Title: Deputy General Counsel

                                     LENDER:

                                     JPMORGAN CHASE BANK, N.A., TORONTO BRANCH


                                     By: /s/ Jeffrey Coleman
                                         ---------------------------------------
                                         Name: Jeffrey Coleman
                                         Title: Director


                                     APPLICABLE DESIGNEES:

                                     FOR EXTENSIONS OF CREDIT TO THE U.S.
                                     BORROWER

                                     JPMORGAN CHASE BANK, N.A.


                                     By: /s/ Jeffrey Coleman
                                         ---------------------------------------
                                         Name: Jeffrey Coleman
                                         Title: Director


                                     FOR EXTENSIONS OF CREDIT TO THE U.K.
                                     BORROWER

                                     JPMORGAN CHASE BANK N.A., LONDON BRANCH


                                     By: /s/ Jeffrey Coleman
                                         ---------------------------------------
                                         Name: Jeffrey Coleman
                                         Title: Director

                                     LENDER:

                                     HSBC BANK CANADA


                                     By: /s/ Jody Sanderson
                                         ---------------------------------------
                                        Name: Jody Sanderson
                                        Title: Global Relationship Manager


                                     APPLICABLE DESIGNEES:

                                     FOR EXTENSIONS OF CREDIT TO THE U.S.
                                     BORROWER

                                     HSBC BANK USA, NATIONAL ASSOCIATION


                                     By: /s/ Jeremy Bollington
                                         ---------------------------------------
                                        Name: Jeremy Bollington
                                        Title: Managing Director


                                     FOR EXTENSIONS OF CREDIT TO THE U.K.
                                     BORROWER

                                     HSBC BANK PLC


                                     By: /s/ Frank Skinner
                                         ---------------------------------------
                                         Name: Frank Skinner
                                         Title: Managing Director, Automotives &
                                         Multinationals CIBM

                                     LENDER:

                                     MORGAN STANLEY SENIOR FUNDING, INC.


                                     By: /s/ Eugene F. Martin
                                         ---------------------------------------
                                         Name: Eugene F. Martin
                                         Title: Vice President


                                     APPLICABLE DESIGNEES:

                                     FOR EXTENSIONS OF CREDIT TO THE CANADIAN
                                     BORROWER

                                     MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA)
                                     CO.


                                     By: /s/ Michael Hart
                                         ---------------------------------------
                                         Name: Michael Hart
                                         Title: Vice President


                                     FOR EXTENSIONS OF CREDIT TO THE U.K.
                                     BORROWER

                                     MORGAN STANLEY BANK INTERNATIONAL LIMITED


                                     By: /s/ Michael Hart
                                         ---------------------------------------
                                         Name: Michael Hart
                                         Title: Vice President